                                                        Exhibit 10.27.8




Execution Version



                 CONSTRUCTION AND TERM LOAN AGREEMENT


                    dated as of September 15, 1997


                                 among


                       NRG (MORRIS) COGEN, LLC,
                              as Borrower


                     THE BANKS, as herein defined


                       THE CHASE MANHATTAN BANK,
                             as Agent Bank


                                  and


                       THE CHASE MANHATTAN BANK,
                          as Collateral Agent

                          TABLE OF CONTENTS

ARTICLE I.   DEFINITIONS; PRINCIPLES OF CONSTRUCTION                  1
Section 1.1 .  Definitions                                            1
Section 1.2.   Accounting Terms and Determinations                   29
Section 1.3.   Types of Loans                                        30
Section I.4.   Certain Principles of Interpretation                  30

ARTICLE II.  AMOUNT AND TERMS OF CREDIT FACILITIES                   31
Section 2.1.   Construction Loans                                    31
Section 2.2.   Letters of Credit                                     32
Section 2.3.   Term Loans                                            35
Section 2.4.   Notice of Borrowing                                   36
Section 2.5.   Disbursement of Funds                                 37
Section 2.6.   Notes                                                 39
Section 2.7.   Interest                                              39
Section 2.8.   Interest Periods                                      41
Section 2.9.   Minimum Amount and Maximum Number of
               LIBOR Rate Loans                                      42
Section 2.10.  Conversion or Continuation                            42
Section 2.11.  Reduction of Commitments                              43
Section 2.12.  Optional Prepayments                                  43
Section 2.13.  Mandatory Prepayments                                 43
Section 2.14.  Method and Place of Payment                           45
Section 2.15.  Fees                                                  45
Section 2.16.  Interest Rate Unascertainable; Increased Costs;
               Illegality                                            46
Section 2.17.  Funding Losses                                        48
Section 2.18.  Increased Capital                                     49
Section 2.19.  Taxes                                                 49
Section 2.20.  Notice of Increased Amounts                           51
Section 2.21.  Use of Proceeds                                       51
Section 2.22.  Sharing of Payments, Etc.                             51

ARTICLE III. CONDITIONS PRECEDENT                                    52
Section 3.1.   Conditions Precedent to Initial Construction Loans    52
Section 3.2.   Conditions Precedent to the Making of All Loans and
               Issuance of Letters of Credit                         60
Section 3.3.   Conditions Precedent to Conversion to Term Loans      62
Section 3.4.   Conditions; General Principles                        65

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES                          65
Section 4.1.   Status; Power and Authority; Due Authorization;
               Enforceability                                        66
Section 4.2.   No Violation                                          67
Section 4.3.   Litigation                                            67
Section 4.4.   Financial Statements; Financial Condition; Etc        67
Section 4.5.   Material Adverse Change                               67
Section 4.6.   Use of Proceeds; Margin Regulations                   67
Section 4.7.   Governmental Approvals                                67


                                  i

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Section 4.8.   Compliance with Applicable Laws                       68
Section 4.9.   Sole Purpose Nature; Business                         68
Section 4.10.  Collateral                                            69
Section 4.11.  Security Interests and Liens                          69
Section 4.12.  Patents, Trademarks, Etc.                             69
Section 4.13.  Investment Company Act; Public Utility Holding
               Company Act                                           69
Section 4.14.  Governmental Regulation                               69
Section 4.15.  Sufficient Rights                                     70
Section 4.16.  Property Rights, Utilities, Etc.                      70
Section 4.17.  No Defaults                                           70
Section 4.18.  Payment of Taxes                                      71
Section 4.19.  ERISA                                                 71
Section 4.20.  Transaction Documents                                 71
Section 4.21.  True and Complete Disclosure; Assumptions             71
Section 4.22.  Ownership and Related Matters                         72
Section 4.23.  Environmental Matters                                 72
Section 4.24.  Other Filings                                         73
Section 4.25.  Qualifying Facility Status                            73
Section 4.26.  Subsidiaries, Etc.                                    73

ARTICLE V.   AFFIRMATIVE COVENANTS                                   73
Section 5.1.   Information Covenants                                 73
Section 5.2.   Maintenance of Existence                              76
Section 5.3.   Books, Records and Inspections                        76
Section 5.4.   Taxes and Claims                                      77
Section 5.5.   Governmental Approvals                                77
Section 5.7.   Insurance                                             77
Section 5.8.   Mobilization Budget; Operating Budget; Major
               Maintenance Budget; Spare Parts List; Heat Rate       78
Section 5.9.   Project Implementation                                81
Section 5.10.  Further Assurances                                    81
Section 5.11.  Use of Proceeds                                       82
Section 5.12.  Title                                                 82
Section 5.13.  Project Documents                                     82
Section 5.14.  Qualifying Facility Status                            82
Section 5.15.  Application of Revenues                               82
Section 5.16.  Interest Rate Protection Agreements                   82
Section 5.17.  Long Term Service Agreement                           82
Section 5.18.  RO EPC Contract                                       83
Section 5.19.  Payment                                               83
Section 5.20.  ERISA                                                 83
Section 5.21.  Punch List                                            83
Section 5.22.  Operator Termination                                  83
Section 5.23.  Minor Punch List Items                                84
Section 5.24.  Gas Agreement                                         84
Section 5.25.  Millennium Letter of Credit                           84

                                  ii

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ARTICLE VI.  NEGATIVE COVENANTS                                      84
Section 6.1.   Distributions                                         84
Section 6.2.   Indebtedness                                          84
Section 6.3.   Liens                                                 86
Section 6.4.   Restriction on Fundamental Changes                    86
Section 6.5.   Subsidiaries; Advances, Investments and Loans         87
Section 6.6.   Arm's Length Transactions                             87
Section 6.7.   Sole Purpose Nature                                   87
Section 6.8.   Certain Restrictions                                  87
Section 6.9.   Sale of Assets                                        87
Section 6.10.  Amendment of Project Documents                        87
Section 6.11.  Change Orders; Budgets                                87
Section 6.12.  Margin Regulations                                    88
Section 6.13.  Additional Project Agreements                         88
Section 6.14.  Expenditures                                          88
Section 6.15.  Amendments to Construction Schedule or Progress
               Payment Schedule; Test Procedures                     88
Section 6.16.  Restricted Uses                                       89
Section 6.17.  NGC Agreement                                         89

ARTICLE VII. ACCOUNTS AND CASH FLOWS                                 89
Section 7.1.   Establishment and Maintenance of Project Accounts     89
Section 7.2    Permitted Investments                                 90
Section 7.3.   Funding of the Construction Account                   91
Section 7.4.   Funding of the Revenue Account and Payment of
               Operation and Maintenance Expenses                    91
Section 7.5.   Debt Payment Account                                  92
Section 7.7.   Funding of the Maintenance Reserve Account            93
Section 7.8.   Funding of the Debt Service Reserve Account           93
Section 7.8.   Funding of the NGC Reserve Account                    94
Section 7.9.   Funding of the Distribution Retention Account;
               Distributions                                         94
Section 7.10.  Funding of the Proceeds Account; Application of
               Proceeds                                              95
Section 7.11.  Letter of Credit Account                             100
Section 7.12.  Event of Default                                     101

ARTICLE VIII. EVENTS OF DEFAULT; REMEDIES                           101
Section 8.1.   Events of Default                                    101
Section 8.2.   Rights and Remedies                                  104
Section 8.3.   Application of Proceeds                              105

ARTICLE IX.  THE AGENT BANK                                         106
Section 9.1.   Appointment                                          106
Section 9.2.   Delegation of Duties                                 106
Section 9.3.   Exculpatory Provisions                               107
Section 9.4.   Reliance by Agent Bank                               107
Section 9.5.   Notice of Default                                    107
Section 9.6.   Non-Reliance on Agent Bank and Other Banks           108

                                 iii

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Section 9.7.   Bank Indemnification                                 108
Section 9.8.   Agent Bank in its Individual Capacity                109
Section 9.9.   Successor Agent Bank                                 109

ARTICLE X.   THE COLLATERAL AGENT                                   109
Section 10.1.  Appointment                                          109
Section 10.2.  Delegation of Duties                                 110
Section 10.3.  Exculpatory Provisions                               110
Section 10.4.  Reliance by Collateral Agent                         110
Section 10.5.  Notice of Default                                    111
Section 10.6.  Non-Reliance on Collateral Agent and Other Banks     111
Section 10.7.  Bank Indemnification                                 112
Section 10.8.  Collateral Agent in its Individual Capacity          112
Section 10.9.  Successor Collateral Agent                           112
Section 10.10. Administration of the Collateral                     113

ARTICLE XI.  MISCELLANEOUS                                          113
Section 11.1.  Payment of Expenses and Indemnity                    113
Section 11.2.  Right of Set-off                                     116
Section 11.3.  Notices                                              117
Section 11.4.  Successors and Assigns; Participation; Assignments   117
Section 11.5.  Amendments and Waivers                               120
Section 11.6.  No Waiver; Remedies Cumulative                       121
Section 11.7.  No Third Party Beneficiaries                         121
Section 11.8.  Counterparts                                         121
Section 11.9.  Effectiveness                                        122
Section 11.10. Headings Descriptive                                 122
Section 11.11. Marshalling; Recapture                               122
Section 11.12. Severability                                         122
Section 11.13. Survival                                             122
Section 11.14. Domicile of Loans                                    122
Section 11.15. Independence of Covenants                            122
Section 11.16. Limitation of Liability                              123
Section 11.17. Governing Law; Submission to Jurisdiction; Waiver
               of Jury Trial                                        123
Section 11.18. Confidentiality                                      124
Section 11.19. Removal by Assignment of Banks                       125
Section 11.20. Change of Lending Office                             126


SCHEDULES
               Schedule 1.1:       Accounts
          Schedule 1.1(A): Banks and Commitments
          Schedule 1.1(B): Maintenance Reserve Amounts
          Schedule 1.1(C): Site Description
                           Schedule  1.1(D):     Sample  Debt   Service
                           Coverage   Ratio   and  Excess   Cash   Flow
                           Calculations
          Schedule 3.1(g)(i)(A): Filing Jurisdictions
          Schedule 3.1(g)(i)(B): Results of Lien Searches

                                   iv

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     Schedule 3.1(o):         Governmental Approvals
     Schedule 4.20:      Material Contracts
               Schedule 4.23:      Environmental Matters
               Schedule 5.7:       Required Insurance

EXHIBITS
     Exhibit A:            Form of Consent and Agreement
               Exhibit B:     Form of Construction Note
          Exhibit C:          Form of Term Note
          Exhibit D:          Form of Notice of Borrowing
               Exhibit E:     Form of Request for Issuance
            Exhibit  F:           Form  of  Notice  of  Conversion   or
Continuation

               Exhibit G:     Form of Restoration Requisition
                Exhibit  H:           Form  of  Independent  Engineer's
Initial Drawing Certificate

                           Exhibit I:       Form of Independent
                           Engineer's Subsequent Drawing Certificate
          Exhibit J:          Form of Independent Engineer's Conversion
Certificate

               Exhibit K:     Form of Transfer Supplement
               Exhibit L:     Form of Confidentiality Agreement
               Exhibit M:     Form of Disbursement Certificate
               Exhibit N:     Form of NGC Letter of Credit
               Exhibit O:     Form of Millennium Letter of Credit

                 CONSTRUCTION AND TERM LOAN AGREEMENT, dated as of September 15, 1997, among NRG (MORRIS) COGEN, LLC, a Delaware limited liability company (the "Borrower"), the Banks (as hereinafter defined), THE CHASE MANHATTAN BANK, acting in its capacity as agent for the Banks (together with its successors in such capacity, the "Agent Bank"), and THE CHASE MANHATTAN BANK, acting in its capacity as collateral agent for the Banks (together with its successors in such capacity, the "Collateral Agent").


                         W I T N E S S E T H:

               WHEREAS, the Borrower wishes to obtain funds to finance the ownership, development, engineering, construction, start-up, testing, operation and maintenance of the Project (as hereinafter defined) in Grundy County, located at the Energy Purchaser's (as hereinafter defined) Morris Plant (as hereinafter defined) complex in the State of Illinois; and

               WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to provide financing to the Borrower as provided for herein;

               NOW, THEREFORE, it is agreed:

     ARTICLE I.  DEFINITIONS; PRINCIPLES OF CONSTRUCTION.

               Section 1.1 . Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires.

               "Acceptance" shall have the meaning provided in
     Section 2.4 of the EPC Contract or in a similar provision of the RO EPC Contract, as applicable.

               "Acceptance Date" shall mean the first date on which all of the conditions which must be satisfied in order to achieve Acceptance shall have been satisfied.

               "Additional Project Documents" shall mean any contract, agreement, letter of intent, understanding or instrument entered into by or on behalf of the Borrower after the Closing Date in connection with the development, construction, testing, operation, maintenance or repair of the Project and/or the use of the Site, including, without limitation, the RO EPC Contract, the Long Term Service
     Agreement and the NGC Guarantee.

               "Additional Project Party" shall mean each Person
     (other than the Agent Bank, the Collateral Agent and the Banks) party to an Additional Project Document.

               "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to "control" another Person if such Person possesses, directly or indirectly, the power to (i) vote fifteen percent (15%) or more of the securities having ordinary voting power for the election of directors of such other Person or (ii) direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

               "Agent Bank" shall have the meaning set forth in the preamble hereof, and shall include any successor agent bank appointed in accordance with Section 9.9.

               "Agent Bank's Office" shall mean One Chase Manhattan Plaza, New York, New York 10081, or such other office as the Agent Bank may hereafter designate in writing as such to the other parties hereto.

               "Agreement" shall mean this Construction and Term
     Loan Agreement.

               "Ancillary Documents" shall mean, with respect to each Additional Project Document, (i) each security instrument (which may consist of an amendment to a Security Document) necessary or desirable to grant to the Collateral Agent a first priority perfected Lien in such Additional Project Document and all property interests received by the Borrower in connection therewith, (ii) all recorded financing statements and other filings required to perfect such Liens, (iii) opinions of counsel for the Borrower and the other parties to such Additional Project Document, (iv) a Consent with respect to such Additional Project Document from such other parties, (v) formation documents and similar documents for such other parties and (vi) evidence of the Borrower's and such other parties' authorization of such Additional Project Document, all of the items described in clauses (i) through (vi) immediately above in form and substance reasonably satisfactory to the Required Banks.

               "Applicable Margin" shall mean:

               (i) at all times with respect to the Base Rate Loans, 0.000%; and

               (ii) with respect to the LIBOR Rate Loans, (a) 0.750% from the Closing Date to but excluding the Conversion Date, (b) 1.000% from and including the Conversion Date to but excluding the second anniversary thereof, (c) 1.125% from and including the second anniversary of the Conversion Date to but excluding the fourth anniversary thereof and (d) 1.250% from and including the fourth anniversary of the Conversion Date to and including the Final Maturity Date.

               "Approved Restoration Plan" shall mean a plan (including details as to budget, schedule and sources of funds) submitted to and approved in writing by the Agent Bank (in consultation with the Independent Engineer), which approval shall not be unreasonably withheld or delayed, relating to the rebuilding, repairing, restoring or replacing of the Project upon damage to or destruction of, or upon condemnation or appropriation or any similar event with respect to, all or a portion of the Project.

               "Asset Sale Proceeds" shall have the meaning provided in Section 7.10(a)(v).

               "Assignee" shall have the meaning provided in Section
     11.4(c).

               "Auditors" shall mean Price Waterhouse LLP or such other firm of independent public accountants as the Borrower may, with the prior written consent of the Agent Bank, from time to time appoint as its auditors.

               "Authorized Officer" shall mean, (i) with respect to any Person that is a corporation or a limited liability company, the president, any vice president, the treasurer, the chief financial officer or, for any limited liability company, the manager of such Person, (ii) with respect to any Person that is a partnership, an Authorized Officer of a general partner of such Person, or (iii) with respect to any Person, such other representative of such Person that is approved by the Agent Bank in writing. No Person shall be deemed to be an Authorized Officer unless named on a certificate of incumbency of such Person delivered to the Agent Bank on or after the Closing Date.

               "Bankruptcy Code" shall mean Title 11, Section 101 et seq. of the United States Code titled "Bankruptcy", as amended from time to time, and any successor statute thereto.

               "Banks" shall mean the Persons listed on Schedule
     1.1(A) and the Purchasing Banks which from time to time become parties hereto in accordance with Section 11.4(d).

               "Base Case Forecasts" shall mean the financial projections relating to the operation of the Project which satisfy the requirements of Section 3.1(t).

               "Base Rate" shall mean, for any day, the higher of
     (i) the rate of interest from time to time announced by the Agent Bank at the Agent Bank's Office as its prime commercial lending rate (which rate is not intended to be the lowest rate of interest charged by the Agent Bank in connection with extensions of credit to debtors) or (ii) the Federal Funds Rate for such day plus 0.500% per annum.

               "Base Rate Loans" shall mean Loans made and/or being maintained at a rate of interest based upon the Base Rate.

               "Borrower" shall have the meaning set forth in the preamble hereof.

               "Borrowing" shall mean the incurrence of one Type of Loan on a given date (or resulting from conversions or continuations on a given date), having, in the case of LIBOR
     Rate Loans, the same Interest Period.

               "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day that is not a Saturday or a Sunday in the United States or a day on which banking institutions chartered by the State of New York or the United States are required or authorized by Law or other government actions to be closed and (ii) with respect to all notices and determinations in connection with, and payments of principal of and interest on, LIBOR Rate Loans, any date which is a Business Day described in clause (i) and which is also a day for trading by and between banks for United States Dollar deposits in the London interbank market.

               "Capital Lease" shall mean any lease which in accordance with GAAP is required to be capitalized on the balance sheet of the Borrower, and for purposes of this Agreement, the amount of obligations of the Borrower under any Capital Lease shall be the amount so capitalized.

               "Cash Flow" shall mean, for any period, the sum of the following: (i) all cash paid to the Borrower during such period in connection with the Energy Services Agreement; (ii) all interest and investment earnings paid to the Borrower or the Project Accounts during such period on amounts on deposit in the Project Accounts; (iii) all cash paid to the Borrower during such period under any insurance policy as business interruption insurance proceeds; and (iv) all other cash paid to the Borrower during such period; provided, however, that, notwithstanding the foregoing, Cash Flow shall not include any amounts received by the Borrower as Liquidated Performance Damages, as Liquidated Delay Damages, as Loss Proceeds, as Condemnation Proceeds, as Asset Sale Proceeds, as Other Proceeds, as Loans, under any Interest Rate Protection Agreement or as an Equity Contribution (including any Default Equity Contribution).

               "Change Orders" shall have the meaning provided in
     Section 2.4 of the EPC Contract or in a similar provision of the RO EPC Contract, as applicable.

               "Chase" shall mean The Chase Manhattan Bank, a New
     York banking corporation.

               "Claim" shall have the meaning provided in Section
     11.1(d).

               "Closing Date" shall mean the date on which the initial Construction Loans are advanced hereunder.

               "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

               "Collateral" shall mean all property and interests in property now owned or hereafter acquired by the Borrower, including any property or interest in or upon which a Lien has been or is purported to have been granted to the Collateral Agent or any other Secured Party under any of the Security Documents, including without limitation, the Mortgaged Property.

               "Collateral Agent" shall have the meaning set forth in the preamble hereof, and shall include any successor collateral agent appointed in accordance with Section 10.9.

               "Collateral Agent's Office" shall mean 450 West 33rd Street, 15th Floor, New York, New York 10001, or such other office as the Collateral Agent may hereafter designate in writing as such to the other parties hereto.

               "Commercial Operation" shall have the meaning provided in Section 1 of the Energy Services Agreement.

               "Commercial Operation Date" shall mean the date on which the Project shall have achieved Commercial Operation in accordance with the terms of the Energy Services Agreement.

               "Commitment Fee" shall have the meaning provided in
     Section 2.15(a).

               "Commitments" shall mean, the Construction Loan
     Commitments, the Letter of Credit Commitments and the Term Loan Commitments, each as in effect at the time to which such reference relates.

               "Condemnation Proceeds" shall have the meaning provided in Section 7.10(a)(ii).

               "Confidential Information" shall have the meaning provided in each Confidentiality Agreement.

               "Confidentiality Agreement" shall have the meaning provided in Section 11.18.

               "Consent" shall mean any of the Millennium Consent, the Kiewit Indus trial Consent, the Kiewit Construction
     Consent, the NRG Morris Consent, the NRG Energy Consent, the
     NGC Consent or, with respect to any Additional Project
     Document, a consent and agreement of each party to such Additional Project Document (other than the Borrower), substantially in the form of Exhibit A, with such modifications as may be approved in writing by the Agent Bank.

               "Construction Account" shall mean the account of such name described on Schedule 1.1 established at the Collateral Agent's Office, or any other account at the Collateral Agent's Office designated by the Borrower with the consent of the Collateral Agent to serve as the Construction Account.

               "Construction Budget" shall mean a budget, in form and substance satisfactory to the Agent Bank and certified as true and correct by an Authorized Officer of the Borrower, which sets forth all costs anticipated to be incurred for the development, construction, start-up and testing of the Project (including items set forth on the Progress Payment Schedule), as the same may be modified from time to time in accordance with Section 6.11.

               "Construction Guarantor" shall mean Kiewit
     Construction Company, a Delaware corporation.

               "Construction Loan Commitment" shall mean at any time, for any Bank, the amount set forth opposite such Bank's name on Schedule 1.1(A) under the heading "Construction Loan Commitment", as such amount may be reduced from time to time pursuant to Section 2.11 and Section 11.4(d) or increased pursuant to Section 11.4(c) in the case of an assignment thereunder of Credit Exposure to such Bank from another Bank.

               "Construction Loan Maturity Date" shall mean the earliest to occur of (i) the Conversion Date, (ii) the Date
     Certain and (iii) the date on which all outstanding Loans shall have become due and payable pursuant to Section 8.2 .

               "Construction Loans" shall have the meaning provided in Section 2.1(a).

               "Construction Schedule" shall have the meaning provided in Section 2.4 of the EPC Contract or in a similar provision of the RO EPC Contract, as applicable, each as the same may be modified from time to time in accordance with
     Section 6.15.

               "Construction Note" shall mean a promissory note of the Borrower dated the Closing Date in the form of Exhibit B.

               "Contest" shall mean, with respect to any Tax, Lien or claim, a contest pursued in good faith and by appropriate proceedings diligently conducted, so long as (i) adequate reserves have been established with respect thereto in accordance with GAAP, (ii) any Lien filed in connection therewith shall have been removed from the record by the bonding of such Lien by a reputable surety company satisfactory to the Required Banks, or security satisfactory to the Required Banks is otherwise provided to assure the discharge of the obligation thereunder and of any additional charge, penalty or expense arising from or incurred as a result of such contest,
     (iii) if it becomes necessary to prevent the delivery of a tax deed or other similar instrument conveying the Mortgaged Property or any portion thereof because of non-payment of any such Tax, Lien or claim being contested, then the Borrower shall pay the same in sufficient time to prevent the delivery of such tax deed or other similar instrument, (iv) the failure to pay any such Tax, Lien or claim during the pendency of such contest would not otherwise result in a material adverse effect on the Person subject to any such Tax, Lien or claim and (v) the Person subject to any such Tax, Lien or claim has no knowledge of any actual or proposed additional deficiency or additional assessment in connection therewith that is not provided for in any of clauses (i) through (iv) immediately above.

               "Contingent Obligation" shall mean, with respect to any Person, (i) any indemnity or similar obligation of such Person under any agreement or instrument and (ii) any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

               "Contractor Parent Company Guarantee" shall mean the Contractor Parent Company Guarantee, dated July 10, 1997, between the Construction Guarantor and the Borrower.

               "Control Agreement" shall mean the Securities Account Control Agreement, dated as of September 15, 1997, among the Borrower, the Collateral Agent and The Chase Manhattan Bank as Securities Intermediary.

               "Controlled Group" means all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control that together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

               "Conversion Date" shall mean the date, occurring on or before the Construction Loan Maturity Date, on which all of the conditions precedent to the making of the Term Loans set forth in Section 3.2 and Section 3.3 are satisfied or waived by the Banks and the Construction Loans then outstanding (after giving effect to any prepayment made on such date) are converted to Term Loans.

               "Credit Exposure" shall have the meaning provided in
     Section 11.4(b).

               "Date Certain" shall mean the date which is twenty
     (20) months from the Closing Date; provided that such date may be extended at the written request of the Borrower and subject to the prior written consent of each Bank.

               "Date of Issuance" shall mean, with respect to any Letter of Credit, the date on which such Letter of Credit is issued for the account of the Borrower.

               "Debt Payment Account" shall mean the account of such name described on Schedule 1.1 established at the Collateral Agent's Office, or any other account at the Collateral Agent's Office designated by the Borrower with the consent of the Collateral Agent to serve as the Debt Payment Account.

               "Debt Service Coverage Ratio" shall mean, for any period of four (4) consecutive fiscal quarters ending on a Quarterly Date (provided that in the event that all or any part of one or more of such fiscal quarters is prior to the Acceptance Date, there shall be substituted for such fiscal quarter or quarters, the Base Case Forecasts for an equal number of fiscal quarters commencing immediately after such Quarterly Date), the ratio of (i) (a) Cash Flow, minus (b) the aggregate amount of Operation and Maintenance Expenses paid or payable during such period (other than those funded by a transfer from the Maintenance Reserve Account), minus (c) any deposit into the Maintenance Reserve Account for such period, to (ii) the sum of Mandatory Debt Service (after adjustment for any net Interest Rate Protection Payments by or to the Borrower) payable by the Borrower with respect to such period and the aggregate amount of overdue Mandatory Debt Service (after adjustment for any net Interest Rate Protection Payments by or to the Borrower) from previous periods, all as determined on a cash basis, but otherwise in accordance with GAAP; provided that principal of the Term Loans due on the Final Maturity Date will be excluded from any calculation of the Debt Service Coverage Ratio. As an example and without limiting the foregoing, a sample calculation of the Debt Service Coverage Ratio is set forth on Schedule 1.1(D).

               "Debt Service Reserve Account" shall mean the account of such name described on Schedule 1.1 established at the Collateral Agent's Office, or any other ac-count at the Collateral Agent's Office designated by the Borrower with the consent of the Collateral Agent to serve as the Debt Service Reserve Account.

               "Debt Service Reserve Letter of Credit" shall mean any letter of credit in form and substance satisfactory to the Agent Bank issued by a bank rated at least "A" by S&P and "A2" by Moody's, credited to the Debt Service Reserve Account and naming the Collateral Agent as beneficiary thereunder.

               "Debt Service Reserve Required Balance" shall mean an amount equal to the sum of the next two (2) quarterly principal and interest payments coming due on the Loans.

               "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

               "Default Equity Contribution" shall have the meaning given to such term in Section 2 of each Equity Commitment
     Agreement.

               "Default Equity Proceeds" shall mean the proceeds of any Default Equity Contribution.

               "Default Rate" shall have the meaning provided in
     Section 2.7(c).

               "Defaulted Amount" shall have the meaning provided in
     Section 2.5(c).

               "Defaulting Bank" shall have the meaning provided in
     Section 2.5(c).

               "Deferred Approvals" shall have the meaning provided in Section 4.7.

               "Development Fee" shall have the meaning provided in clause (ii) of the definition of Project Costs.

               "Disbursement Certificate" shall mean a certificate, signed by an Authorized Officer of the Borrower, in the form of Exhibit M.

               "Distribution Conditions" shall have the meaning provided in Section 7.9.

               "Distribution Retention Account" shall mean the account of such name described on Schedule 1.1 established at the Collateral Agent's Office, or any other account at the Collateral Agent's Office designated by the Borrower with the consent of the Collateral Agent to serve as the Distribution Retention Account.

               "Distributions" shall have the meaning provided in
     Section 6.1.

               "Dollars" shall mean the lawful currency of the United States.

               "Domestic Lending Office" shall mean, with respect to any Bank, the office designated to the Agent Bank and the Borrower by such Bank from time to time as its Domestic Lending Office.

               "Energy Adjustment Payments" shall have the meaning provided in Section 1 of the Energy Services Agreement.

               "Energy Purchaser" shall mean Millennium
     Petrochemicals Inc., a Virginia corporation.

               "Energy Services Agreement" shall mean the Energy
     Services Agreement, dated June 3, 1997, between the Borrower and the Energy Purchaser, as amended by the Letter Agreement and the Second Letter Agreement.

               "Environmental Approvals" shall mean any Governmental Approval required under any applicable Environmental Law.

               "Environmental Claim" shall mean any written notice, claim, demand or similar communication by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (i) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by such Person or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Environmental Approval.

               "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation, Laws relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

               "EPC Contract" shall mean the EPC Contract for an Approximately 118 mW Cogeneration Plant in Aux Sable Township, Grundy County, Illinois, dated as of July 7, 1997, between the Borrower and the EPC Contractor.

               "EPC Contractor" shall mean Kiewit Industrial, Co., a Delaware corporation.

               "Equipment Lease" shall mean the Equipment Lease Agreement, dated June 3, 1997, between the Borrower and the Energy Purchaser, as amended by Amendment No. 1 to Equipment Lease, dated September 13, 1997, between the Borrower and the Energy Purchaser.

               "Equity Contribution" shall mean the proceeds received by the Borrower pursuant to any Equity Commitment
     Agreement,

               "Equity Contributor" shall mean any Person (other than the Borrower or the Collateral Agent) party to any Equity Commitment Agreement.

               "Equity Commitment Agreement" shall mean (i) the Equity Commitment Agreement, dated as of September 15, 1997, among NRG Energy, the Borrower and the Collateral Agent, and
     (ii) any equity commitment agreement in form and substance satisfactory to the Agent Bank entered into by any future Equity Contributor.

               "Equity Holder" shall mean any Person holding a membership interest in the Borrower.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

               "Event of Bankruptcy" shall mean, with respect to any Person, the occurrence of any of the following events:

                         (i)  the commencement by such Person of a
          voluntary case concerning itself under the Bankruptcy Code or similar Law;

                         (ii)  an involuntary case is commenced
          against such Person and the petition is not controverted within ten (10) days, or is not dismissed within sixty (60) days, after commencement of the case;

                         (iii)  a custodian (as defined in the
          Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of such Person or such Person commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar Law of any jurisdiction whether now or hereafter in effect relating to such Person or there is commenced against such Person any such proceeding which remains undismissed for a period of sixty (60) days;

                         (iv)  the entrance of any order of
          relief or other order approving any such case or proceeding involving such Person;

                         (v)  such Person is adjudicated
          insolvent or bankrupt;

                         (vi)  such Person suffers any
          appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of sixty (60) days;

                         (vii)  such Person makes a general
          assignment for the benefit of creditors;

                         (viii)  such Person shall fail to pay,
          or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due;

                         (ix)  such Person shall by any act or
          failure to act consent to, approve of or acquiesce in any of the foregoing; or

                         (x)  any partnership, corporate or
          limited liability company action, as the case may be, is taken by such Person for the purpose of effecting any of the foregoing.

               "Event of Condemnation" shall have the meaning provided in Section 7.10(a)(ii).

               "Event of Default" shall mean the occurrence of any of the events described in Section 8.1.

               "Event of Loss" shall have the meaning provided in
     Section 7.10(a)(i).

               "Excess Cash Flow" shall mean, for any period, the excess of (i) (a) all Cash Flow for such period, plus (b) any excess amount redeposited into the Revenue Account from the other Project Accounts pursuant to Article VII, minus (ii) the sum of (a) all Operation and Maintenance Expenses with respect to such period which are not funded by a transfer from the Maintenance Reserve Account, (b) Mandatory Secured Debt Service (after adjustment for any net Interest Rate Protection Payments by or to the Borrower) payable by the Borrower with respect to such period, (c) the aggregate amount of overdue Mandatory Secured Debt Service (after adjustment for any net Interest Rate Protection Payments by or to the Borrower) from previous periods, (d) Mandatory Unsecured Debt Service (after adjustment for any net Interest Rate Protection Payments by or to the Borrower) payable by the Borrower with respect to such period,
     (e) the aggregate
     amount of overdue Mandatory Unsecured Debt Service (after adjustment for any net Interest Rate Protection Payments by or to the Borrower) from previous periods, (f) all deposits made into the Maintenance Reserve Account, the Debt Service Reserve Account and the NGC Reserve Account during such period and (g) all other required payments and prepayment of obligations during such period, all as determined on a cash basis, but otherwise in accordance with GAAP. As an example and without limiting the foregoing, a sample calculation of Excess Cash Flow is set forth on Schedule 1.1(D).

               "Expiration Date" shall mean the expiration date of the relevant Letter of Credit as set forth therein.

               "Federal Funds Rate" shall mean, for any day, the rate per annum, rounded upwards, if necessary, to the nearest 1/100th of one percent (1%), equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be the rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day and (ii) if no such rate is so published on the next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent Bank on such day on such transactions as determined by the Agent Bank.

               "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System as constituted from time to time, or any successor thereto.

               "Fees" shall mean all fees payable from time to time pursuant to Section 2.15.

               "Final Maturity Date" shall mean the earlier of (i) the date which is five (5) years after the Conversion Date and
     (ii) the date on which all outstanding Loans shall become due and payable pursuant to Section 8.2.

               "Financing Documents" shall mean the Loan Documents, the Security Documents, the Consents and the Equity Commitment Agreements.

               "Force Majeure" shall mean any event or circumstance that constitutes "force majeure" or an "uncontrollable circumstance" under any Project Document.

               "Forward Market Price" shall have the meaning given to such term in Section 1.16 of the NGC Agreement.

               "Fuel Consultant" shall mean Reed Consulting Group or any other Person from time to time appointed by the Agent Bank (at the direction of the Required Banks) to act as fuel consultant for the purposes of this Agreement and as notified to the Borrower.

               "Fuel Expenses" shall mean, for any period, the cost of supply and transportation for all fuel delivered to the Project.

               "GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time, consistently applied.

               "Gas Contracts" shall mean collectively, the NIGAS
     Agreement, the NIGAS Letter Agreement and the NGC Agreement.

               "Governmental Approval" shall mean any action, order, authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration by or with any Governmental Authority.

               "Governmental Authority" shall mean any United States government, governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, federal, state or local, having jurisdiction over the matter or matters in question.

               "Ground Lease" shall mean the Ground Lease and Easement Agreement, dated June 3, 1997, between the Borrower and the Energy Purchaser, as amended by Amendment No. 1 to Ground Lease and Easement Agreement, dated September 13, 1997, between the Borrower and the Energy Purchaser.

               "Guaranteed Heat Rate" shall have the meaning set forth for such term in the Operation and Maintenance Agreement.

               "Heat Rate Formula" shall have the meaning provided in Section 5.8(f).

               "ICA" shall mean the Investment Company Act of 1940, as amended.

               "Indebtedness" shall mean, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payables on terms of sixty (60) days or less incurred in the ordinary course of business of such Person but only to the extent paid on such terms), (ii) all obligations of such Person evidenced by a note, bond, debenture or similar instrument, (iii) all obligations of such Person under Capital Leases, (iv) the stated amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (v) all Indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such

     Indebtedness has been assumed, (vi) all obligations of such Person under any Interest Rate Protection Agreement and any currency swap or similar agreement and (vii) all Contingent
     Obligations of such Person.

               "Indemnitee" shall have the meaning provided in
     Section 11.1(d).

               "Independent Engineer" shall mean R.W. Beck, Inc. or any other Person from time to time appointed by the Agent Bank (at the direction of the Required Banks) to act as independent engineer for the purposes of this Agreement and as notified to the Borrower.

               "Insurance Consultant" shall mean Aon Risk Services or any other person from time to time appointed by the Agent
     Bank (at the direction of the Required Banks) to act as insurance consultant for the purposes of this Agreement and as notified to the Borrower.

               "Interest Period" shall have the meaning provided in
     Section 2.8(a).

               "Interest Rate Protection Agreement" shall mean any interest rate ex change, collar, cap or similar agreement providing interest rate protection entered into by the Borrower.

               "Interest Rate Protection Payment" shall mean any net payment made in respect of any Interest Rate Protection
     Agreement.

               "Investment Grade Rating" shall mean a rating of "BBB- " or higher from S&P or a rating of "Baa3" or higher from Moody's.

               "Issuing Bank" shall mean Chase, as a Bank and in its capacity as issuer of the Letters of Credit, or such other Bank as the Agent Bank may select from time to time.

               "Kiewit Construction Consent" shall mean the Consent and Agreement, dated as of September 15, 1997, between the Construction Guarantor and the Collateral Agent.

               "Kiewit Industrial Consent" shall mean the Consent and Agreement, dated as of September 15, 1997, between the EPC Contractor and the Collateral Agent.

               "Law" shall mean, with respect to any Governmental Authority, any constitutional provision, law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, certificate, holding, injunction, Governmental Approval or requirement of such Governmental Authority along with the interpretation and administration thereof by any Governmental Authority charged with the interpretation or administration thereof. Unless the context clearly requires otherwise, the term "Law" shall include each of the foregoing (and each provision thereof) as in effect at the time in question, including any amendments, supplements, replacements or other modifications thereto or thereof, and whether or not in effect at the date of this Agreement.

               "Letter Agreement" shall mean the letter agreement, dated August 28, 1997, between the Borrower and the Energy
     Purchaser.

               "Letter of Credit" shall have the meaning provided in
     Section 2.2(a).

               "Letter of Credit Account" shall mean the account of such name described on Schedule 1.1 established at the Collateral Agent's Office and designated as the Letter of Credit Account or any other account at the Collateral Agent's Office designated by the Borrower with the consent of the Collateral Agent to serve as the Letter of Credit Account.

               "Letter of Credit Availability Date" shall have the meaning provided in Section 2.2(a).

               "Letter of Credit Commitment" shall mean at any time, for any Bank, the amount set forth opposite such Bank's name on
     Schedule 1.1(A) hereto under the heading "Letter of Credit Commitment", as such amount may be reduced from time to time pursuant to Section 2.11 or 11.4(d), or increased pursuant to
     Section 11.4(c) in the case of an assignment thereunder of Credit Exposure to such Bank from another Bank.

               "Letter of Credit Fee" shall have the meaning provided in Section 2.15(d).

               "Letter of Credit Termination Date" shall mean the Final Maturity Date.

               "LIBOR" shall mean the London Interbank Offered Rate.

               "LIBOR Rate" shall mean with respect to each day during each Interest Period pertaining to any LIBOR Rate Loan, the rate per annum equal to (i) the rate (rounded upwards to the nearest 1/16th of one percent (1%)) for one, two, three or six months (at the election of the Borrower) Dollar deposits as it appears on the display designated as "Telerate British Bankers Assoc. Interest Settlement Rates Page" on Telerate System Incorporated, or such other page as may replace such page on that service, at or about 11:00 a.m. London time, two London Banking Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period or
     (ii) if such service is not available, the rate at which one, two, three or six months (at the election of the Borrower) Dollar deposits offered by the principal London office of the Agent Bank at or about 11:00 a.m. London time in the London interbank market two (2) London Banking Days prior to the beginning of such Interest Period for delivery on the first day of such

     Interest Period in an aggregate amount comparable to the principal amount of the relevant LIBOR Rate Loan.

               "LIBOR Rate Lending Office" shall mean, with respect to any Bank, the office designated to the Agent Bank and the Borrower by such Bank from time to time as its LIBOR Rate
     Lending Office.

               "LIBOR Rate Loans" shall mean Loans made and/or being maintained at a rate of interest based upon the LIBOR Rate.

               "Lien" shall mean any mortgage, pledge,
     hypothecation, assignment, mandatory deposit arrangement with any party owning Indebtedness of the Borrower, encumbrance, lien (statutory or other), or preference, priority or other security agreement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable Law.

               "Liquidated Damages" shall mean any Liquidated Delay Damages or Liquidated Performance Damages.

               "Liquidated Delay Damages" shall mean any amount payable to or for the account of the Borrower under Section
     12.1 of the EPC Contract or any other agreement as a result of delayed delivery or performance with respect to the Project or any goods or services supplied in connection with the Project.

               "Liquidated Performance Damages" shall mean any amount payable to or for the account of the Borrower under (i)
     Section 12.2, 12.3, 12.4 or 12.5 of the EPC Contract, (ii)
     Section 8.2 or 8.3 of the Operation and Maintenance Agreement,
     (iii) Section 2 of the O&M Guarantee, (iv) a similar provision of the RO EPC Contract or (v) any other agreement as a result of failure, diminished performance or efficiency with respect to the Project or any goods or services supplied in connection with the Project.

               "Loan Agreement Termination Date" shall mean the date on which all of the Commitments have been terminated and the Obligations (other than amounts in respect of indemnities hereunder that are not then due) are indefeasibly paid in full.

               "Loan Documents" shall mean this Agreement and the Notes.

               "Loans" shall mean the Construction Loans and/or the Term Loans, as applicable.

               "London Banking Days" shall mean (i) for all purposes other than as covered by clause (ii) below, any day that is not a Saturday or a Sunday in London, England or on which banking institutions in London, England are required or authorized by Law or other government actions to be closed and (ii) with respect to all notices and determinations in connection with, and payments of principal of and interest on, LIBOR Rate Loans, any day which is a London Banking Day described in clause (i) and which is also a day for trading by and between banks for United States Dollar deposits in the London interbank market.

               "Long-Term Service Agreement" shall mean the long term service program to be entered into between the Borrower and the Maintenance Contractor in accordance with Section 5.17 to provide for major maintenance to the Project's combustion turbines.

               "Loss Proceeds" shall have the meaning provided in
     Section 7.10(a)(i).

               "Maintenance Contractor" shall mean a third party provider of gas turbine overhaul and service maintenance with recognized industry experience and standing which is reasonably acceptable to the Agent Bank (in consultation with the Independent Engineer).

               "Maintenance Reserve Account" shall mean the account of such name described on Schedule 1.1 established at the Collateral Agent's Office, or any other ac count at the Collateral Agent's Office designated by the Borrower with the consent of the Collateral Agent to serve as the Maintenance Reserve Account.

               "Maintenance Reserve Amount" shall mean, for any calendar year, the amount set forth opposite such calendar year on Schedule 1.1(B), as the same may be modified from time to time with the prior written consent of the Agent Bank (in consultation with the Independent Engineer), such consent not to be unreasonably withheld.

               "Major Maintenance Budget" shall have the meaning provided in Section 5.8(b).

               "Major Maintenance Expenses" shall mean all expenditures by the Borrower on regularly scheduled (or reasonably anticipated) maintenance of the Project in accordance with good utility practice and vendor and supplier requirements constituting major maintenance (including, without limitation, teardowns, overhauls, capital improvements, replacements and/or refurbishment of major components of the Project).

               "Make-up Amount" shall have the meaning provided in
     Section 2.5(c).

               "Mandatory Debt Service" shall mean Mandatory Secured Debt Service and/or Mandatory Unsecured Debt Service, as applicable.

               "Mandatory Secured Debt Service" shall mean, without duplication, all payments of principal, interest and other amounts due with respect to the Loans and any other senior secured Permitted Debt of the Borrower.

               "Mandatory Unsecured Debt Service" shall mean, without duplication, all payments of principal, interest and other amounts due with respect to any senior unsecured
     Permitted Debt of the Borrower.

               "Margin Stock" shall have the meaning provided in Regulation U and Regulation G.

               "Material Adverse Effect" shall mean a material adverse effect on one or more of the following: (i) the operations, business, financial condition or property of the Borrower; (ii) the ability of the Borrower to perform in a timely manner its material obligations under the Transaction Documents to which it is a party; (iii) the rights and interests of the Banks, the Agent Bank and the Collateral Agent under the Transaction Documents; or (iv) the value of the Collateral or the validity or priority of the security interests therein granted to the Collateral Agent.

               "Materials of Environmental Concern" shall mean chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products.

               "Millennium Consent" shall mean the Consent and Agreement, dated as of September 15, 1997, between the Energy Purchaser and the Collateral Agent.

               "Minimum Performance Standards" shall have the meaning provided in Section 2.4 of the EPC Contract.

               "Minor Punch List Items" shall mean any Punch List item which is not necessary for completion of the Performance Tests or Acceptance and for which the Borrower has retained two hundred percent (200%) of the cost thereof (as approved by the Independent Engineer) as provided in Section 10.3 of the EPC Contract.

               "Monthly Progress Invoice" shall mean any monthly progress invoice delivered to the Borrower by the EPC
     Contractor pursuant to Section 5.2.2 of the EPC Contract.

               "Moody's" shall mean Moody's Investors Services, Inc. or any successor thereto which is a nationally recognized rating agency.

               "Morris Plant" shall have the meaning provided in
     Section 1 of the Energy Services Agreement.

               "Mortgage" shall mean the Leasehold Construction and Term Mortgage, Security Agreement and Fixture Financing
     Statement in the Aggregate Principal Amount of up to $91,000,000, dated as of September 15, 1997, from the Borrower to the Collateral Agent.

               "Mortgaged Property" shall mean the property and interests that the Mortgage purports to encumber.

               "MW" shall mean megawatt.

               "Necessary Project Approvals" shall have the meaning provided in Section 4.7.

               "NGC" shall mean Natural Gas Clearinghouse, a
     Colorado general partnership.

               "NGC Agreement" shall mean the Natural Gas Purchase and Sale Agreement, dated as of September 12, 1997, by and between the Borrower and NGC.

               "NGC Consent" shall mean the Consent and Agreement, dated as of September 15, 1997, between NGC and the Collateral Agent.

               "NGC Guarantee" shall mean the corporate guarantee by NGC Corporation in favor of the Borrower required to be provided by NGC on or before August 1, 1998 pursuant to Section 6.1(a) of the NGC Agreement.

               "NGC Reserve Account" shall mean the account of such name described on Schedule 1.1 established at the Collateral Agent's Office, or any other account at the Collateral Agent's Office designated by the Borrower with the consent of the Collateral Agent to serve as the NGC Reserve Account.

               "NGC Reserve Required Balance" shall have the meaning provided in Section 7.8.

               "NIGAS" shall mean the Northern Illinois Gas Company, an Illinois corporation.

               "NIGAS Agreement" shall mean the Agreement, dated as of August 26, 1997, between the Borrower and NIGAS.

               "NIGAS Letter Agreement" shall mean the Letter
     Agreement, dated September 18, 1997, among the Collateral
     Agent, the Borrower and NIGAS.

               "Non-Defaulting Bank" shall have the meaning provided in Section 2.5(c).

               "Note" shall mean any Construction Note and/or any Term Note, as applicable.

               "Notice of Borrowing" shall mean a Notice of Borrowing substantially in the form of Exhibit D.

               "Notice of Conversion or Continuation" shall mean a Notice of Conversion or Continuation in the form of Exhibit F.

               "Notice to Proceed" shall have the meaning provided in Section 2.4 of the EPC Contract.

               "NRG Energy" shall mean NRG Energy, Inc., a Delaware corporation.

               "NRG Energy Consent" shall mean the Consent and Agreement, dated as of September 15, 1997, between the O&M
     Guarantor and the Collateral Agent.

               "NRG Generating" shall mean NRG Generating (U.S.)
     Inc., a Delaware corporation.

               "NRG MI" shall mean NRG Morris Inc., a Delaware corporation.

               "NRG Morris Consent" shall mean the Consent and Agreement, dated as of September 15, 1997, between the Operator and the Collateral Agent.

               "O&M Change Order" shall have the meaning provided for the term "Change Order" in the Operation and Maintenance
     Agreement.

               "O&M Deliverable" shall mean any of the following:

                    (i) any safety plan developed pursuant to
          Section 4.1.2 of the Operation and Maintenance Agreement;

                    (ii) any procedures for handling hazardous substances developed pursuant to Section 4.1.3 of the Operation and Maintenance Agreement;

                    (iii) any administrative procedures, reporting procedures or other procedures developed pursuant to
          Section 4.1.4 of the Operation and Maintenance Agreement;
          or

                    (iv) any management plan developed pursuant to
          Section 4.1.18 of the Operation and Maintenance Agreement.

               "O&M Guarantee" shall mean the Limited Guaranty, dated September 19, 1997, by the O&M Guarantor for the benefit of the Borrower.

               "O&M Guarantor" shall mean NRG Energy.

               "Obligations" shall mean all obligations, liabilities and Indebtedness of every nature of the Borrower from time to time owing to any Secured Party under any Financing Document including, without limitation, (i) all principal, interest and fees, (ii) any amounts (including, without limitation, insurance premiums, licensing fees, recording and filing fees and taxes) which the Secured Parties expend on behalf of the Borrower because the Borrower fails to make any such payment when required under the terms of any Transaction Document,
     (iii) all amounts required to be paid under any indemnification or similar provision, (iv) all fees and expenses required to be paid by or on behalf of the Borrower pursuant to Section 11.1 and similar sections of the other Financing Documents and (v) any obligations under any Secured Interest Rate Protection Agreement.

               "Operating Budget" shall have the meaning provided in
     Section 5.8(a).

               "Operating Year" shall have the meaning provided for such term in the Operation and Maintenance Agreement.

               "Operation and Maintenance Account" shall mean the account of such name described on Schedule 1.1 established at the Collateral Agent's Office, or any other account at the Collateral Agent's Office designated by the Borrower with the consent of the Collateral Agent to serve as the Operation and Maintenance Account.

               "Operation and Maintenance Agreement" shall mean the Operation and Maintenance Agreement, dated September 19, 1997, between the Borrower and the Operator.

               "Operation and Maintenance Expenses" shall mean, for any period, the sum without duplication of (i) payments due under the Operation and Maintenance Agreement, (ii) Fuel Expenses, (iii) reasonable and necessary insurance costs, (iv) property, sales and franchise taxes (other than taxes imposed on or measured by income or receipts) to which the Project may be subject (or payments in lieu of such taxes to which the Project may be subject), (v) reasonable and necessary costs and fees incurred in connection with obtaining and maintaining in effect the Necessary Project Approvals (including the Deferred Approvals), (vi) reasonable and necessary legal, accounting and other professional fees incurred in connection with any of the foregoing items, (vii) the reasonable costs of administration and enforcement of the Transaction Documents and (viii) any other expenses approved in writing by the Required Banks (it being understood that the reasonableness and necessity of all such expenses shall be determined by the Required Banks after consultation with the Independent Engineer and the Insurance Consultant or the Banks', the Agent Bank's or the Collateral Agent's other advisors or counsel, as appropriate). In no event shall Project Costs be considered Operation and Maintenance Expenses.

               "Operator" shall mean NRG Morris Operations Inc., a Delaware corporation.

               "Other Proceeds" shall have the meaning provided in
     Section 7.10(a)(vi).

               "Participant" shall have the meaning provided in
     Section 11.4(b).

               "Payment Date" shall mean the last Business Day of any calendar month.

               "PBGC" shall mean the Pension Benefit Guaranty
     Corporation established under ERISA, or any successor thereto.

               "Performance Tests" shall have the meaning provided in Section 2.4 of the EPC Contract.

               "Permitted Debt" shall have the meaning provided in
     Section 6.2.

               "Permitted Investments" shall mean any of the following: (i) marketable direct obligations of the United States; (ii) marketable obligations directly and fully guaranteed as to interest and principal by the United States;
     (iii) demand deposits with the Collateral Agent and time deposits, certificates of deposit and banker's acceptances issued by any member bank of the Federal Reserve System which is organized under the Laws of the United States or any state thereof or any United States branch of a foreign bank; (iv) commercial paper or tax-exempt obligations given the highest rating by each of S&P and Moody's; (v) obligations of the Collateral Agent or any bank described in clause (iii) immediately above in respect of the repurchase of obligations of the type as described in clauses (i) and (ii) immediately above, provided that such repurchase obligations shall be fully secured by obligations of the type described in said clauses
     (i) and (ii) and the possession of such obligations shall be owned by the Collateral Agent; (vi) instruments issued by investment companies having a portfolio consisting ninety-five percent (95%) or more of obligations of the type described in clauses (i), (ii) and (v) immediately above and having a maturity of ninety (90) days or less; and (vii) eurodollar certificates of deposit issued by the Collateral Agent or any bank described in clause (iii) above.

               "Permitted Liens" shall have the meaning provided in
     Section 6.3.

               "Person" shall mean any individual, partnership, joint venture, firm, limited liability company, corporation, association, trust or other enterprise or any Governmental
     Authority.

               "Petrochemical Industry Consultant" shall mean Chem Systems Inc. or any other Person from time to time appointed by the Agent Bank (at the direction of the Required Banks) to act as petrochemical industry consultant for the purposes of this Agreement and as notified to the Borrower.

               "Plan" shall mean at any time an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is either (i) maintained by a member of the Controlled Group or
     (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

               "Planned Date Certain" shall have the meaning provided in Section 2.3(c).

               "Pledge Agreement" shall mean the Pledge Agreement, dated as of September 15, 1997, among NRG Energy, NRG MI and the Collateral Agent.

               "Preliminary Operating Budget" shall have the meaning provided in Section 3.3(h).

               "Proceeds Account" shall mean the account of such name described on Schedule 1.1 established at the Collateral Agent's Office, or any other account at the Collateral Agent's Office designated by the Borrower with the consent of the Collateral Agent to serve as the Proceeds Account.

               "Progress Payment Schedule" shall mean the Work Breakdown Schedule and the Guaranteed Maximum Drawdown Schedule set forth in Schedule E to the EPC Contract, or any similar schedule (or schedules) contained in the RO EPC Contract, as applicable.

               "Project" shall mean, at all times, the Site and the facilities constructed or being constructed pursuant to the EPC Contract and the RO EPC Contract.

               "Project Accounts" shall have the meaning provided in
     Section 7.1.

               "Project Costs" shall mean the following costs and expenses incurred by the Borrower and approved by the Agent
     Bank (in consultation with the Independent Engineer) in the Construction Budget or otherwise in writing:

                         (i)  costs incurred by the Borrower under
          the EPC Contract and the RO EPC Contract (except for Change Orders and O&M Change Orders not approved in accordance with Section 6.11) and other costs directly related to the design, engineering, permitting, construction, installation, testing, start-up and operation and maintenance during start-up of the Project;

                         (ii)  fees and expenses incurred by or on
          behalf of the Borrower in connection with the development of the Project and the consummation of the transactions contemplated by this Agreement, including, without limitation, financial, accounting, legal, surveying and consulting fees, the costs of preliminary engineering, the costs of obtaining the Necessary Project Approvals (including the Deferred Approvals), security deposits or other amounts payable under the Project Documents, the Energy Adjustment Payments to the Energy Purchaser and a development fee (the "Development Fee") payable to NRG Energy not to exceed $5,000,000 in the aggregate; provided that (i) no more than $4,000,000 of the Development Fee shall be paid prior to the Conversion Date and (ii) the remaining $1,000,000 of the Development Fee shall be paid on or after the Conversion Date to the extent, and only to the extent, that all other Project Costs have been paid in full;

                         (iii)  interest on the Construction Loans;

                         (iv)  financing fees and expenses in
          connection with the Commitments, including, without limitation, Fees payable prior to the Conversion Date, fees and expenses associated with any Interest Rate Protection Agreement and the fees and expenses of the Agent Bank's and the Collateral Agent's counsel, the Independent Engineer, the Fuel Consultant, the Petrochemical Industry Consultant and the Insurance Consultant;

                         (v) taxes incurred in connection with the Project;

                         (vi) insurance premiums with respect to the Title Insurance Policy and the insurance required pursuant to Section 5.7; and

                         (vii) initial funding requirements of the Debt Service Reserve Account and Maintenance Reserve
          Account up to their respective initial required balances.

               "Project Documents" shall mean the Energy Services Agreement, the EPC Contract, the Contractor Parent Company Guarantee, the Operation and Maintenance Agreement, the O&M Guarantee, the Gas Contracts, the Ground Lease and the Equipment Lease.

               "Project Equity Amount" shall mean twenty percent
     (20%) of the aggregate amount of all Project Costs; provided, however, that the Project Equity Amount shall not at any time exceed $22,000,000.

               "Project Party" shall mean each Person (other than the Agent Bank, the Collateral Agent and the Banks) that is a party to any Transaction Document (including any Additional
     Project Party).

               "Pro Rata Share" shall mean, as to any Bank, a fraction (expressed as a percentage), the numerator of which shall be the aggregate amount of such Bank's outstanding Loans and Letters of Credit (or Commitments (x) if no Loans are then outstanding and (y) for any application of such term pursuant to Section 2.4(c), 2.5(a), 2.5(c), 2.11 or 11.19), and the
     denominator of which shall be the aggregate amount of outstanding Loans and Letters of Credit for all Banks (or the total Commitments if no Loans are then outstanding).

               "PUHCA" shall mean the Public Utility Holding Company Act of 1935, as amended from time to time.

               "Punch List" shall have the meaning provided in
     Section 2.4 of the EPC Contract or in a similar provision of the RO EPC Contract, as applicable.

               "Purchasing Banks" shall have the meaning provided in
     Section 11.4(d).

               "Qualifying Facility" shall mean a "small power production facility" or a "qualifying cogeneration facility" in accordance with the Public Utility Regulatory Policies Act of 1978, as amended from time to time.

               "Quarterly Dates" shall mean the last Business Day of each March, June, September and December of each fiscal year of the Borrower, the first of which shall be the first such day after the Conversion Date.

               "Regulations D, G, T, U and X" shall mean such regulations of the Federal Reserve Board as may be from time to time in effect and any successor to all or any portion thereof.

               "Regulatory Counsel" shall mean Troutman Sanders LLP.

               "Reimbursement Obligation" shall have the meaning provided in Section 2.2(d).

               "Request for Issuance" shall have the meaning provided in Section 2.2(b).

               "Required Banks" shall mean Banks holding more than sixty-six and two thirds percent (66_%) of the principal amount of Loans outstanding, or, if no Loans are outstanding, Commitments.

               "Restoration Requisition" shall mean a certificate, signed by an Authorized Officer of the Borrower, in the form of Exhibit G.

               "Revenue Account" shall mean the account of such name described on Schedule 1.1 established at the Collateral Agent's Office, or any other account at the Collateral Agent's Office designated by the Borrower with the consent of the Collateral Agent to serve as the Revenue Account.

               "RO EPC Contract" shall mean an agreement to be entered into between the Borrower and the supplier of the reverse osmosis water purification system in accordance with
     Section 5.18 to provide for the engineering, procurement and construction of such system.

               "RO EPC Contractor" shall mean the party which enters into the RO EPC Contract with the Borrower and provides services thereunder.

               "Second Letter Agreement" shall mean the letter agreement, dated September 19, 1997, between the Borrower and the Energy Purchaser.

               "Secured Interest Rate Protection Agreement" shall mean any Interest Rate Protection Agreement entered into by the Borrower with a Bank in accordance with Section 6.2.

               "Secured Party" shall mean any of the Agent Bank, the Collateral Agent or any of the Banks.

               "Security Agreement" shall mean the Assignment and Security Agreement, dated as of September 15, 1997, between the Borrower and the Collateral Agent.

               "Security Documents" shall mean all documents under which a security interest is granted to the Collateral Agent to secure the Borrower's obligations under the Financing
     Documents, including, without limitation, the Security
     Agreement, the Pledge Agreement, the Mortgage and the Control
     Agreement.

               "Site" shall mean those certain parcels described on
     Schedule 1.1(C) and all easements, licenses and other rights necessary for access to and enjoyment of the Project site for the purposes contemplated in the Transaction Documents.

               "Spare Parts List" shall have the meaning provided in
     Section 5.8(d).

               "S&P" shall mean Standard & Poor's Corporation or any successor thereto which is a nationally recognized rating agency.

               "Stated Amount" shall mean the face amount of the relevant Letter of Credit as set forth therein.

               "Subsidiary" shall mean, with respect to any Person,
     (i) any corporation fifty percent (50%) or more of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (ii) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, is either a general partner or has a fifty percent (50%) or greater equity interest at the time.

               "Taxes" shall have the meaning provided in Section
     4.18.

               "Technical Specifications" shall have the meaning provided in Section 2.4 of the EPC Contract or in a similar provision of the RO EPC Contract, as applicable.

               "Term Loan" shall have the meaning provided in
     Section 2.3(a).

               "Term Loan Commitment" shall mean, at any time, for any Bank, the lesser of (i) the amount set forth opposite such Bank's name in Schedule 1.1(A) under the heading "Term Loan Commitment", as the same may be reduced from time to time pursuant to Sections 2.11 and 11.4(d) or increased pursuant to
     Section 11.4(c) in the case of an assignment thereunder of Credit Exposure to such Bank from another Bank and (ii) the outstanding principal amount of such Bank's Construction Loans (prior to giving effect to any payment of Construction Loans on the Conversion Date), together with accrued and unpaid interest and Commitment Fees and Letter of Credit Fees thereon.

               "Term Note" shall mean a promissory note of the Borrower dated the Conversion Date in the form of Exhibit C.

               "Title Insurance Policy" shall have the meaning provided in Section 3.1(l)(ii).

               "Total Construction Loan Commitment" shall mean the sum of the Construction Loan Commitments of all of the Banks.

               "Total Letter of Credit Commitment" shall mean the sum of the Letter of Credit Commitments of all of the Banks.

               "Total Term Loan Commitment" shall mean the sum of the Term Loan Commitments of all of the Banks.

               "Transaction Documents" shall mean the Financing
     Documents and the Project Documents.

               "Transferee" shall have the meaning provided in
     Section 11.4(f).

               "Transfer Supplement" shall have the meaning provided in Section 11.4(d).

               "Type" shall have the meaning provided in Section
     1.3.

               "Uniform Commercial Code" shall mean the Uniform
     Commercial Code as in effect from time to time in the State of New York or in any other relevant jurisdiction.

               "United States" shall mean the United States of America.

               "Welfare Plan" shall mean a "welfare plan," as defined in Section 3(1) of ERISA.

               "Withholding Taxes" shall have the meaning provided in Section 2.19(a).

               Section 1.2.  Accounting Terms and Determinations.

                    (a)  Except as otherwise expressly provided
     herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Agent Bank, the Collateral Agent or the Banks hereunder shall (unless otherwise disclosed to the Agent Bank, the Collateral Agent or the Banks, as the case may be, in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared in accordance with GAAP (other than, in the case of interim financial statements, the absence of normally recurring year-end adjustments and notes) applied on a basis consistent with that used in the preparation of the latest financial statements furnished to the Agent Bank, the Collateral Agent or the Banks, as the case may be, hereunder (which, prior to the first financial statements delivered under Section 5.1, shall mean the financial statements referred to in
     Section 3.1(n)). All calculations made for the purposes of determining compliance with the terms of this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with that used in the preparation of the annual or quarterly financial statements furnished to the Agent Bank pursuant to Section 5.1 unless (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Required Banks shall so object in writing within thirty (30) days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.1, shall mean the financial statements referred to in Section 3.1(n)).

                    (b)  The Borrower shall deliver to the Agent
     Bank at the same time as the delivery of any annual or quarterly financial statement under Section 5.1 a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above, and reasonable estimates of the differences between such statements arising as a consequence thereof.

                    (c)  To enable the ready and consistent
     determination of compliance with the covenants set forth in
     Section 5.1, the Borrower shall not change the last day of its fiscal year from December 31 of each year, or the last days of the first three (3) fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively, each except with the prior written consent of the Required Banks.

               Section 1.3.  Types of Loans.  Loans hereunder are
     distinguished by "Type". The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a LIBOR Rate Loan, each of which constitutes a Type.

               Section I.4.  Certain Principles of Interpretation.

                    (a)  Unless otherwise expressly specified
     herein, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document in the form (including all amendments and letter agreements relating thereto) delivered to the Agent Bank and the Banks on the Closing Date as the same may thereafter be amended, supplemented or otherwise modified (including, without limitation, in the case of the EPC Contract or the RO EPC Contract, Change Orders, and in the case of the Operation and Maintenance Agreement, O&M Change Orders) from time to time in accordance with the terms of this Agreement and of the other Loan Documents. Unless otherwise stated, any reference in this Agreement to any Person shall include its permitted successors and assigns and, in the case of any Government Authority, any Person succeeding to its functions and capacities.

                    (b)  Defined terms in this Agreement shall
     include in the singular number the plural and in the plural number the singular.

                    (c)  The words "hereof", "herein" and
     "hereunder" and words of similar import when used in this Agreement shall, unless otherwise expressly specified herein, refer to this Agreement as a whole and not to any particular provision of this Agreement and all references to Sections, Schedules or Exhibits shall be references to Sections of or Schedules or Exhibits to, as the case may be, this Agreement unless otherwise expressly specified herein.


     ARTICLE II.  AMOUNT AND TERMS OF CREDIT FACILITIES.

               Section 2.1.  Construction Loans.

                    (a)  Subject to and upon the terms and
     conditions herein set forth, each Bank severally and not jointly agrees, at any time and from time to time on and after the Closing Date and prior to the Construction Loan Maturity Date, to make loans, including any amounts to refinance drawings under any Letter of Credit issued pursuant to Section 2.2(a) (collectively, "Construction Loans"), to the Borrower, which Construction Loans shall not exceed in aggregate principal amount at any time the outstanding Construction Loan Commitment of such Bank. The Total Construction Loan Commitment shall expire, and each Construction Loan shall either be converted to a Term Loan upon satisfaction of the terms and conditions set forth herein or shall mature and be due and payable, on the Construction Loan Maturity Date, without further action on the part of any Bank, the Agent Bank or the Collateral Agent. Once repaid, Construction Loans may not be reborrowed. Construction Loans converted into Term Loans shall not be deemed to be repaid or discharged, but shall be deemed to be continued as Term Loans as provided herein.

                    (b) The requested amount of any Borrowing of Construction Loans to pay interest on the Construction Loans arising after the Commercial Operation Date shall be reduced by any amount then on deposit in the Revenue Account to the extent not reasonably anticipated by the Borrower to be needed to pay Operation and Maintenance Expenses on the Business Day immediately prior to the day on which the Borrowing request was made. Each Borrowing of Construction Loans shall, after giving effect to the reduction provided for in the preceding sentence, be in the aggregate minimum amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, except for the final Construction Loan Borrowing which may be in the amount of the Project Costs remaining at the time of such Borrowing.

                    (c) The Borrower shall not be required to make scheduled principal payments on the Construction Loans. The outstanding principal amount of any Construction Loan which shall not have converted to a Term Loan pursuant to Section 3.3 on or prior to the Date Certain, together with interest accrued thereon, shall be due and payable on the Date Certain. If the Borrower does not repay such amounts within five (5) days after the Date Certain, the Collateral Agent, if directed by the Agent Bank (acting upon the instructions of the Required Banks) and without prejudice to any other remedies available to the Banks hereunder or under any other Financing Document including, without limitation, the declaration of an Event of Default, acceleration of the Obligations and the exercise of remedies in respect thereof, shall thereafter apply all Excess Cash Flow to the repayment of outstanding Construction Loans. All such Excess Cash Flow shall be applied first to any interest or Fees that are then due on any such Construction Loans and then to the unpaid principal amount of such Construction Loans in the inverse order of maturity.

               Section 2.2.  Letters of Credit.

                    (a)  Subject to and upon the terms and
     conditions hereof, the Letter of Credit Commitments may be utilized, upon the written request of the Borrower, by the issuance by the Issuing Bank of (i) an irrevocable stand-by letter of credit substantially in the form of Exhibit N for the account of the Borrower and naming NGC as the beneficiary thereof to secure the Borrower's obligations under Section 6.1(b) of the NGC Agreement or (ii) an irrevocable stand-by letter of credit substantially in the form of Exhibit O for the account of the Borrower and naming the Energy Purchaser as beneficiary to satisfy the Borrower's obligations under Section
     32.1 of the Energy Services Agreement (the letters of credit described in clauses (i) and (ii) are herein collectively referred to as "Letters of Credit"); provided that in no event shall (i) the aggregate Stated Amount of all Letters of Credit, including all unreimbursed drawings thereon, exceed the Total Letter of Credit Commitment as in effect from time to time or
     (ii) the expiration date of any Letter of Credit extend beyond the Letter of Credit Termination Date. The Letters of Credit shall, subject to the satisfaction of the terms and conditions set forth herein, be available on and after the date which is twelve (12) months after the Closing Date (such date, the "Letter of Credit Availability Date").

                    (b) The Borrower shall give the Agent Bank at least four (4) Business Days irrevocable prior written notice, substantially in the form of Exhibit E (effective upon receipt), specifying the date (which shall be no later than ninety (90) days preceding the Letter of Credit Termination
     Date) each Letter of Credit is to be issued, describing in reasonable detail the proposed terms of such Letter of Credit (including the Stated Amount thereof) and the nature of the transactions or obligations proposed to be supported thereby (such notice, a "Request for Issuance"); provided that the expiration date of any Letter of Credit shall be on or prior to the Letter of Credit Termination Date. Upon receipt of any Request for Issuance, the Agent Bank shall advise the Issuing Bank of the contents thereof. The Total Letter of Credit Commitment shall expire on the Letter of Credit Termination Date.

                    (c) On each day during the period commencing with the issuance by the Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Letter of Credit Commitment of each Bank shall be deemed to be utilized for all purposes hereof in an amount equal to such Bank's Pro Rata Share of the then undrawn face amount of such Letter of Credit. Each Bank (other than the Issuing Bank) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Issuing Bank's liability under such Letter of Credit in an amount equal to such Bank's Pro Rata Share of such liability, and each Bank (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Bank to pay and discharge when due, its Pro Rata Share of the Issuing Bank's liability under such Letter of Credit.

                    (d)  Upon any drawing under any Letter of
     Credit, the Borrower hereby unconditionally agrees to pay and reimburse the Agent Bank for the account of the Issuing Bank for the amount of such drawing (the "Reimbursement Obligation") at or prior to the date on which payment is to be made by the Issuing Bank in accordance with the terms of such Letter of Credit to the beneficiary thereunder, without further action on the part of the Issuing Bank, the Agent Bank, the Collateral Agent or any Bank, and without presentment, demand, notice, protest or other formalities of any kind. In the event that the Borrower does not pay the full amount of any proposed drawing with respect to any such Letter of Credit referred to in the preceding sentence on or prior to the date payment is to be made by the Issuing Bank, the Borrower shall also pay, to the Agent Bank for the account of the Banks, interest on such amount at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans plus two percent (2%).

                    (e)  If the Borrower fails to reimburse the
     Issuing Bank for a demand for payment under any Letter of Credit by the date of payment by the Issuing Bank thereunder, the Agent Bank shall give each Bank prompt notice of the amount of the demand for payment, specifying such Bank's Pro Rata Share of the amount of the related demand for payment.

                    (f)  Each Bank (other than the Issuing Bank)
     shall pay to the Agent Bank for account of the Issuing Bank at the Agent Bank's Office in dollars and in immediately available funds, the amount of such Bank's Pro Rata Share of any payment under any Letter of Credit upon notice by the Issuing Bank (through the Agent Bank) to such Bank requesting such payment and specifying such amount. Each such Bank's obligation to make such payments to the Agent Bank for account of the Issuing Bank under this clause (f), and the Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Bank to make its payment under this clause (f), the financial condition of the Borrower (or any other account party), the existence of any Default or Event of Default or the termination of the Commitments. Each such payment to the Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever.

                    (g) Upon the making of each payment by a Bank to the Issuing Bank pursuant to clause (f) above in respect of any Letter of Credit, such Bank shall, automatically and without any further action on the part of the Agent Bank, the Collateral Agent, the Issuing Bank or such Bank, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Bank by the Borrower hereunder and (ii) a participation in a percentage equal to such Bank's Pro Rata Share in any interest or other amounts payable by the Borrower hereunder in respect of such Reimbursement Obligation. Upon receipt by the Issuing Bank from or for the account of the Borrower of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of set-off or application of proceeds of any collateral security), the Issuing Bank shall promptly pay to the Agent Bank for the account of each Bank entitled thereto, such Bank's Pro Rata Share of such payment, each such payment by the Issuing Bank to be made in the same money and funds in which received by the Issuing Bank. In the event any payment received by the Issuing Bank and so paid to the Banks hereunder is rescinded or must otherwise be returned by the Issuing Bank, each Bank shall, upon the request of the Issuing Bank (through the Agent Bank) repay to the Issuing Bank (through the Agent Bank) the amount of such payment paid to such Bank, with interest from the date of such request at the rate specified in clause (j) of this Section 2.2.

                    (h) Promptly following the end of each calendar month, the Issuing Bank shall deliver (through the Agent Bank) to each Bank and the Borrower a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such month. Upon the request of any Bank from time to time, the Issuing Bank shall deliver any other information reasonably requested by such Bank with respect to each Letter of Credit then outstanding.

                    (i) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 3, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form and contain such terms as shall be satisfactory to the Issuing Bank consistent with its then current practices and procedures with respect to letters of credit of the same type, (ii) such Letter of Credit shall be posted in connection with the Borrower's obligations under Section 6.1(b) of the NGC Agreement or
     Section 32.1 of the Energy Services Agreement, as applicable, and (iii) the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Issuing Bank shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type.

                    (j) To the extent that any Bank fails to pay any amount required to be paid pursuant to clause (f) or (g) of this Section 2.2 on the due date therefor, such Bank shall pay interest to the Issuing Bank (through the Agent Bank) on such amount from and including such due date to but excluding the date such payment is made (i) during the period from and including such due date to but excluding the date three (3) Business Days thereafter, at a rate per annum equal to the Base Rate and (ii) thereafter, at a rate per annum equal to the Default Rate.

                    (k) The Borrower hereby indemnifies and holds harmless each Bank, the Agent Bank and the Collateral Agent from and against any and all claims and damages, losses, liabilities, costs or expenses which such Bank, the Agent Bank or the Collateral Agent may incur (or which may be claimed against such Bank, the Agent Bank or the Collateral Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Issuing Bank under any Letter of Credit; provided that the Borrower shall not be required to indemnify any Bank, the Agent Bank or the Collateral Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under any Letter of Credit complies with the terms of such Letter of Credit or (ii) in the case of the Issuing Bank, such Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this
     Section 2.2(k) is intended to limit the other rights and obligations of the Borrower, any Bank, the Agent Bank or the Collateral Agent under this Agreement or under applicable Law.

                    (l) If an Event of Default shall have occurred and be continuing, the Borrower shall, immediately upon the request of the Agent Bank, make a deposit into the Letter of Credit Account in accordance with the provisions of Section 7.11; provided, however, that if an Event of Bankruptcy with respect to the Borrower has occurred, the request described in this clause (l) shall not be required and shall be deemed to have been made upon the occurrence of the subject Event of Default.

               Section 2.3.  Term Loans.

                    (a)  Subject to and upon the terms and
     conditions herein set forth, each Bank severally and not jointly agrees on the Conversion Date to convert all or a portion of the Construction Loans outstanding on such date, after giving effect to any prepayment of Construction Loans made on such date, to term loans (collectively, "Term Loans"). No Bank shall be obligated to make Term Loans in excess of the Term Loan Commitment of such Bank. Each Term Loan shall mature and be due and payable on the

     Final Maturity Date without further action on the part of any Bank, the Agent Bank or the Collateral Agent. Once repaid,
     Term Loans may not be reborrowed.

                    (b)  Each Term Loan shall be repaid by the
     Borrower, without premium or penalty, in amounts equal to the following percentages of the aggregate amount of such Term
     Loan, on the Quarterly Dates specified below:

       Quarterly     % of Term     Quarterly      % of Term
         Date           Loan          Date          Loan
           1              0.000%       11              0.720%
           2              0.000%       12              0.720%
           3              0.000%       13              0.852%
           4              0.000%       14              0.852%
           5              0.000%       15              0.852%
           6              0.000%       16              0.852%
           7              0.000%       17              0.944%
           8              0.000%       18              0.944%
           9              0.720%       19              0.944%
          10              0.720%       20             90.880%

     Any remaining outstandings shall be due and payable at the Final Maturity Date.

                    (c)  The schedule set forth in clause (b) of
     this Section 2.3 assumes that the Conversion Date shall occur on or prior to the date (the "Planned Date Certain") which is twenty (20) months after the Closing Date. If the Conversion Date occurs after the Planned Date Certain, such schedule will be adjusted accordingly by eliminating the applicable Quarterly Dates(s) (in direct order of maturity) and increasing the percentages set forth opposite the remaining Quarterly Dates, on a pro rata basis, by the percentage attributable to such eliminated Quarterly Date.

               Section 2.4.  Notice of Borrowing.

                    (a)  Whenever the Borrower desires to borrow
     Loans hereunder, it shall submit a Notice of Borrowing to the Agent Bank at the Agent Bank's Office prior to 10:00 A.M., New York City time, at least one (1) Business Day prior to each Base Rate Loan and at least three (3) Business Days prior to each LIBOR Rate Loan to be made hereunder. Each such Notice of Borrowing shall be irrevocable, shall be signed by an

     Authorized Officer of the Borrower and shall specify (i) the aggregate principal amount of the requested Loans, (ii) the date of Borrowing (which shall be a Business Day) and (iii) whether such Loans shall consist of Base Rate Loans or LIBOR Rate Loans and, if LIBOR Rate Loans, the initial Interest Period to be applicable thereto.

                    (b) No more than one (1) Notice of Borrowing may be submitted in any calendar month.

                    (c) Promptly but in any event on the same day as the Agent Bank's receipt of such Notice of Borrowing pursuant to Section 2.4(a), the Agent Bank shall provide each Bank with a copy thereof and inform each Bank as to its Pro Rata Share of the Loans requested thereunder after giving effect to any reduction in the requested amount thereof pursuant to Section 2.1(b).

               Section 2.5.  Disbursement of Funds.

                    (a)  No later than 1:00 P.M., New York City
     time, on the date specified in each Notice of Borrowing, each Bank will make available its Pro Rata Share of the Construction Loans requested to be made on such date, in Dollars and immediately available funds, at the Agent Bank's Office. After the Agent Bank's receipt of the proceeds of any Construction Loans (including, without limitation, any Make-up Amounts), the Agent Bank will promptly thereafter make available to the Borrower, in the manner specified in Article VII, the aggregate of the amounts so made available in the type of funds actually received plus the amount then on deposit in the Revenue Account by virtue of which the requested amount of Construction Loans was reduced pursuant to Section 2.1(b).

                    (b)  Unless the Agent Bank shall have been
     notified by any Bank prior to the date of a Borrowing that such Bank does not intend to make available to the Agent Bank its portion of the Construction Loans to be made on such date, the Agent Bank may assume that such Bank has made such amount available to the Agent Bank on such date and the Agent Bank in its sole discretion may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent Bank by such Bank, or provided to the Agent Bank pursuant to clause (c) of this Section 2.5, and the Agent Bank has made such amount available to the Borrower, the Agent Bank shall be entitled to recover such corresponding amount on demand from such Bank. If the Agent Bank notifies the Borrower at the time of any disbursement that the Agent Bank has made an amount available upon the failure of a Bank to do so, then if such Bank does not pay such corresponding amount forthwith upon the Agent Bank's demand therefor, and the Agent Bank has not received such amount pursuant to clause (c) of this Section 2.5, the Agent Bank may notify the Borrower and the Borrower shall immediately thereupon repay such corresponding amount to the Agent Bank. The Agent Bank shall also be entitled to recover from such Bank or the

     Borrower, without duplication, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent Bank to the Borrower to the date such corresponding amount is recovered by the Agent Bank, at a rate per annum equal to the then applicable rate of interest, calculated in accordance with Section 2.7, for the respective Type of Loans. Nothing herein shall be construed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder. Notwithstanding anything contained herein or in any other Loan Document to the contrary, the Agent Bank may apply all funds and the proceeds of Collateral available for the payment of any Obligations first to repay any amount owing by any Bank or the Borrower to the Agent Bank as a result of any Bank's failure to fund its Loans hereunder.

                    (c) If the Agent Bank determines that any Bank (a "Defaulting Bank") will not make available to the Agent Bank its portion (the "Defaulted Amount") of Construction Loans to be made on the date specified in the relevant Notice of Borrowing, the Agent Bank shall promptly notify each other Bank (each a "Non-Defaulting Bank") of the Defaulted Amount and provide each Non-Defaulting Bank the opportunity to fund all or a portion of the Defaulted Amount by providing such Non-Defaulting Bank's Make-up Amount (as defined below) to the Agent Bank in Dollars and immediately available funds at the Agent Bank's Office on the date specified in the relevant Notice of Borrowing; provided, however, that notwithstanding anything in this clause (c) to the contrary, (i) neither the Agent Bank nor any Non-Defaulting Bank shall in any way be obligated to fund any portion of the Defaulted Amount and (ii) any funding by any Non-Defaulting Bank of all or any portion of a Defaulted Amount shall not increase the Commitments of such Non-Defaulting Bank or obligate such Non-Defaulting Bank to fund all or any portion of further Defaulted Amounts. Any Non-Defaulting Bank which intends to fund all or a portion of the Defaulted Amount shall promptly provide written notice to the Agent Bank indicating such intention and specifying the portion of the Defaulted Amount which such Non-Defaulting Bank intends to fund (such Bank's "Make-up Amount"). If the aggregate of the Make-up Amounts specified in the notices received by the Agent Bank from the Non-Defaulting Banks pursuant to the preceding sentence exceeds the Defaulted Amount, the Agent Bank shall (x) determine each Non-Defaulting Bank's Make-up Amount on a pro rata basis with reference to such Non-Defaulting Bank's Commitment divided by the aggregate of the Commitments of all Non-Defaulting Banks and (y) notify such Non-Defaulting Bank thereof. Any Non-Defaulting Bank funding all or any portion of a Defaulted Amount shall agree with the Borrower on the fees, if any, such Non-Defaulting Bank shall charge with respect to such funding. Nothing in this clause (c) shall alter or modify any rights the Borrower may have against a Defaulting Bank.

               Section 2.6.  Notes.

                    (a)  The Borrower's obligation to pay the
     principal of and interest on each Bank's Construction Loans shall be evidenced by a Construction Note and the Borrower's obligation to pay principal of and interest on each Bank's Term Loans shall be evidenced by a Term Note. Each such Note shall be duly executed and delivered by the Borrower in favor of the appropriate Bank in a principal amount equal to such Bank's Construction Loan Commitment or Term Loan Commitment, as applicable, with blanks appropriately completed in conformity herewith. On the date on which the Construction Loans are converted to Term Loans in accordance with Section 3, or, if the Construction Loans are not so converted, on the date all of the Obligations are indefeasibly paid in full in cash or cash equivalents, each Bank shall return its Construction Note to the Borrower, which Construction Note shall be marked "Paid in Full."

                    (b)  Each Bank is hereby authorized, at its
     option, either (i) to endorse on the schedule attached to each of its Notes (or on a continuation of such schedule attached to such Note and made a part thereof) an appropriate notation evidencing the date and amount of each Loan evidenced thereby and the date and amount of each principal and interest payment in respect thereof, or (ii) to record such Loans and such payments in its books and records. Such schedule or such books and records, as the case may be, shall constitute prima facie evidence of the accuracy of the information contained therein.

               Section 2.7.  Interest.

                    (a)  Base Rate.  The Borrower agrees to pay
     interest in respect of the unpaid principal amount of each Base Rate Loan from the date of the making of such Base Rate Loan until such Base Rate Loan shall be paid in full or converted to a LIBOR Rate Loan at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time. Interest accruing at the Base Rate will be calculated on the basis of the actual number of days elapsed in a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as appropriate.

                    (b)  LIBOR Rate.  The Borrower agrees to pay
     interest in respect of the unpaid principal amount of each LIBOR Rate Loan from the date of the making of such LIBOR Rate Loan until such LIBOR Rate Loan shall be paid in full or converted to a Base Rate Loan at a rate per annum which shall be equal to the sum of the Applicable Margin plus the relevant LIBOR Rate. The Agent Bank shall determine the LIBOR Rate at the beginning of each Interest Period. Interest accruing at the LIBOR Rate will be calculated on the basis of the actual number of days elapsed in a year of three hundred sixty (360) days.

                    (c) Default Rate. In the event that, and for so long as, an Event of Default specified in Section 8.1 shall have occurred and be continuing, the outstanding principal amount of all Loans and, to the extent permitted by Law, accrued interest in respect of all Loans, shall bear interest at a rate per annum (the "Default Rate") equal to the sum of two percent (2%) plus the interest rate otherwise applicable hereunder to such principal amount in effect from time to time until such Loan has been paid in full or such Event of Default has ceased to exist.

                    (d)  Payments.  Interest on each Loan shall
     accrue from and including the date of the Borrowing thereof to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Payment Date, (ii) in respect of each LIBOR Rate Loan, on the last day of each Interest Period applicable to such Loan and, in the case of an Interest Period for LIBOR Rate Loans of six (6) months, on the date occurring three (3) months from the first day of such Interest Period and on the last day of such Interest Period, and (iii) in the case of all Loans, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                    (e)  Notification of Rates.  The Agent Bank
     shall, upon deter mining a LIBOR Rate for any Interest Period, promptly notify the Borrower and the Banks thereof.

                    (f) Excessive Interest. It is the intention of the parties hereto to conform strictly to applicable usury Laws and, anything herein or elsewhere to the contrary notwithstanding, the Obligations shall be subject to the limitation that the Borrower shall not be required to pay, and the Secured Parties shall not be entitled to charge or receive, any interest to the extent that such interest exceeds the maximum rate of interest which the Secured Parties are permitted by applicable Law to contract for, charge or receive and which would not give rise to any claim or defense of usury. If, as a result of any circumstances whatsoever, performance of any provision hereof or of any of the Loan Documents shall, at the time performance of such provision is due, violate applicable usury Law, then, ipso facto, the obligation to be performed shall be reduced to the highest lawful rate, and if, from any such circumstance, the Secured Parties shall ever receive interest or anything which might be deemed interest under applicable Law which would exceed the highest lawful rate, the amount of such excess interest shall be applied to the reduction of the principal amount owing on account of the Notes or the amounts owing on other Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of the Obligations, such excess shall be refunded to the Borrower.

               Section 2.8.  Interest Periods.

                    (a)  The Borrower shall, in each Notice of
     Borrowing or Notice of Conversion or Continuation in respect of the making of, conversion into or continuation of a LIBOR Rate Loan, select the interest period (each an "Interest Period") applicable to such LIBOR Rate Loan, which Interest Period shall, at the option of the Borrower, be either a one-month, two-month, three-month or six-month period; provided, that:

                         (i)  the initial Interest Period for
          any LIBOR Rate Loan shall commence on the date of the making of such LIBOR Rate Loan (including the date of any conversion from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such LIBOR Rate Loan shall commence on the date on which the immediately preceding Interest Period, if any, expires;

                         (ii)  if any Interest Period would
          otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period applicable to a Borrowing of LIBOR Rate Loans would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the Business Day preceding the day of scheduled expiration;

                         (iii)  if any Interest Period
          applicable to a Borrowing of LIBOR Rate Loans begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                         (iv)  no Interest Period in respect of
          any Construction Loan or Term Loan shall extend (A) in the case of any Construction Loan, beyond the Construction Loan Maturity Date to the extent that Construction Loans are not to be converted on the Construction Loan Maturity Date to Term Loans, or (B) in the case of any Term Loan, beyond the Final Maturity Date; and

                         (v)  no Interest Period in respect of
          a Term Loan shall extend beyond any date upon which a repayment of the Term Loans is required to be made pursuant to Section 2.13 unless the aggregate principal amount of Term Loans which are Base Rate Loans or which have Interest Periods which will expire on or before such date is equal to or in excess of the amount of the Term Loan repayment required to be made on such date.

                    (b)  If upon the expiration of any Interest
     Period, the Borrower shall have failed to elect a new Interest Period to be applicable to the respective LIBOR Rate Loan as provided above, the Borrower shall be deemed to have elected to convert such LIBOR Rate Loan into a Base Rate Loan effective as of the expiration date of such current Interest Period.

               Section 2.9. Minimum Amount and Maximum Number of LIBOR Rate Loans. All borrowings, conversions, continuations, payments, prepayments and selection of Interest Periods hereunder shall be made or selected so that, after giving effect thereto, (i) the aggregate principal amount of any Borrowing comprised of LIBOR Rate Loans shall not be less than $1,000,000 or an integral multiple of $500,000 in excess thereof, and (ii) there shall be no more than six (6) Borrowings comprised of LIBOR Rate Loans outstanding at any time.

               Section 2.10.  Conversion or Continuation.

                    (a) The Borrower shall have the option (i) to convert at any time all or any part of outstanding Base Rate Loans to LIBOR Rate Loans, (ii) to convert all or any part of outstanding LIBOR Rate Loans to Base Rate Loans on the expiration date of the Interest Period applicable to such LIBOR Rate Loans or (iii) to continue all or any part of outstanding LIBOR Rate Loans as LIBOR Rate Loans for an additional Interest Period on the expiration of the Interest Period applicable to such outstanding LIBOR Rate Loans; provided that no Loan may be continued at the end of an Interest Period as, or converted into, a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing if the Required Banks shall have notified the Borrower through the Agent Bank that LIBOR Rate Loans shall not be available during such period.

                    (b) In order to elect to convert or continue a Loan under this Section 2.10, the Borrower shall deliver an irrevocable Notice of Conversion or Continuation to the Agent Bank no later than 10:00 A.M., New York City time, (i) at least one (1) Business Day in advance of the proposed conversion date in the case of a conversion to a Base Rate Loan, and (ii) at least three (3) Business Days in advance of the proposed conversion or continuation date in the case of a conversion to, or a continuation of, a LIBOR Rate Loan. A Notice of Conversion or Continuation shall specify (w) the requested conversion or continuation date (which shall be a Business
     Day), (x) the amount and Type of the Loan to be converted or continued, (y) whether a conversion or continuation is requested, and if a conversion, into what Type of Loan and (z) in the case of a conversion to, or a continuation of, a LIBOR Rate Loan, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this
     Section 2.10, the Agent Bank shall provide each Bank with a copy thereof.

               Section 2.11. Reduction of Commitments. Upon at least five (5) Business Days' prior irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Agent Bank (which notice the Agent Bank shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to permanently reduce each Bank's Pro Rata Share of all or part of the unused Total Construction Loan Commitment or Total Letter of Credit Commitment; provided that any partial reduction shall be in a minimum aggregate amount of $1,000,000; and provided, further that the Borrower shall have the right to reduce the amount of the unused Total Construction Loan Commitment pursuant to this Section 2.11 only if the sum of the Total Construction Loan Commitment remaining after such reduction, together with the Project Equity Amount, is sufficient, in the judgment of the Required Banks, for the Project to achieve Final Completion (as defined in the EPC Contract) and for the Borrower to pay all obligations due and owing or to become due and owing with respect thereto. The Total Term Loan Commitment shall be automatically reduced pro rata with any reduction of the Total Construction Loan Commitment.

               Section 2.12. Optional Prepayments. The Borrower shall have the right to prepay outstanding Loans in whole or in part from time to time without penalty or premium on the following terms and conditions: (i) the Borrower shall give the Agent Bank written notice, which notice shall be irrevocable, of its intent to prepay Loans, at least five (5) Business Days prior to the prepayment, which notice shall specify the amount of such prepayment and what Types of Loans are to be prepaid, and, in the case of LIBOR Rate Loans, the specific Borrowing(s) of LIBOR Rate Loans which are to be prepaid, and which notice the Agent Bank shall promptly transmit to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of $1,000,000 or any integral multiple of $500,000 in excess thereof; and (iii) prepayments of LIBOR Rate Loans made pursuant to this Section 2.12 may be made only on the last day of the Interest Period applicable thereto unless accompanied by a payment for all funding losses in accordance with Section 2.17. All prepayments shall be applied first to any interest or Fees accrued in respect of the Loans designated to be prepaid, and then to the unpaid principal of such Loans on a pro rata basis among all Loans of the same Type.

               Section 2.13.  Mandatory Prepayments.

                    (a)  Unless converted to Term Loans, the
     Borrower shall repay all outstanding Construction Loans on the Construction Loan Maturity Date. On the Final Maturity Date, the Borrower shall pay the entire amount of the Loans.

                    (b)  The Borrower shall repay outstanding
     Construction Loans in accordance with Section 2.1(c).

                    (c)  If an Event of Loss shall occur, the
     Borrower shall prepay the Loans to the extent required and at the times specified in Section 7.10(b) and in an amount

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

     equal to the amount, if any, that the Collateral Agent is required to withdraw from the Proceeds Account for such purpose.

                    (d) If an Event of Condemnation shall occur, the Borrower shall prepay the Loans to the extent required and at the times specified in Section 7.10(c) and in an amount equal to the amount, if any, that the Collateral Agent is required to withdraw from the Proceeds Account for such purpose.

                    (e) If any Liquidated Performance Damages are received by or on behalf of the Borrower, the Borrower shall prepay the Loans to the extent required and at the times specified in Section 7.10(d) and in an amount equal to the amount, if any, that the Collateral Agent is required to withdraw from the Proceeds Account for such purpose.

                    (f)  If any Liquidated Delay Damages are
     received by or on behalf of the Borrower, the Borrower shall prepay the Loans to the extent required and at the times specified in Section 7.10(e) and in an amount equal to the amount, if any, that the Collateral Agent is required to withdraw from the Proceeds Account for such purpose.

                    (g) If any Asset Sale Proceeds are received by or on behalf of the Borrower, the Borrower shall prepay the Loans to the extent required and at the times specified in
     Section 7.10(f) and in an amount equal to the amount, if any, that the Collateral Agent is required to withdraw from the Proceeds Account for such purpose.

                    (h) If any Other Proceeds are received by or on behalf of the Borrower, the Borrower shall prepay the Loans to the extent required and at the times specified in Section 7.10(g) and in an amount equal to the amount, if any, that the Collateral Agent is required to withdraw from the Proceeds Account for such purpose.

                    (i) If on any Quarterly Date the Debt Service Coverage Ratio for the previous four fiscal quarters is less than 1.1 to 1, the Borrower shall prepay the Loans with all Excess Cash Flow available on each Payment Date following such Quarterly Date until the next Quarterly Date on which the Debt Service Coverage Ratio for the then previous four fiscal quarters is at least 1.1 to 1.

                    (j) If any Default Equity Proceeds are received by or on behalf of the Borrower, the Borrower shall prepay the Loans to the extent required and at the times specified in
     Section 7.10(h) and in an amount equal to the amount, if any, that the Collateral Agent is required to withdraw from the Proceeds Account for such purpose.

                    (k) All prepayments of Loans made pursuant to any of clauses (c) through (j) of this Section 2.13 shall be applied first to any interest or Fees that are due on any Loan, next to interest or Fees accrued in respect of the Loans to be prepaid, and then to the unpaid principal of Loans to be prepaid in the inverse order of maturity.

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

                    (l) With respect to each prepayment required to be made pursuant to any of clauses (c) through (j) of this
     Section 2.13, the Borrower may designate, by written notice to the Agent Bank on or before the date of such prepayment, the Types of Loans which are to be prepaid and, in the case of LIBOR Rate Loans, the specific Borrowing(s) of LIBOR Rate Loans which are to be prepaid; provided that (i) if the Borrower fails to make any such designation on or before any date on which Loans are to be prepaid pursuant to this Section 2.13, all outstanding Base Rate Loans shall be repaid in full prior to the prepayment of any LIBOR Rate Loans; (ii) prepayments of LIBOR Rate Loans may only be made on the last day of an Interest Period applicable thereto unless all Base Rate Loans have been repaid in full; and (iii) if any prepayment of LIBOR Rate Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $1,000,000, such Borrowing shall immediately be converted into Base Rate Loans.

               Section 2.14.  Method and Place of Payment.

                    (a) Except as otherwise specifically provided therein, all payments and prepayments under the Loan Documents shall be made to the Agent Bank for the account of the Banks entitled thereto not later than 12:00 Noon, New York City time, on the date when due and shall be made in Dollars and immediately available funds at the Agent Bank's Office, and any funds received by the Agent Bank after such time shall, for all purposes hereof (including the following sentence), be deemed to have been paid on the next succeeding Business Day. Except as otherwise specifically provided herein, the Agent Bank shall thereafter cause to be distributed on the date of receipt thereof to each Bank in like funds its Pro Rata Share of the payments so received.

                    (b) Unless otherwise provided herein, whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and the amount of such payment shall bear interest at the applicable rate during such extension.

                    (c) All payments made by the Borrower hereunder and under the other Financing Documents shall be made irrespective of, and without any reduction for, any set-offs or counterclaims.

               Section 2.15.  Fees.

                    (a)  The Borrower agrees to pay to the Agent
     Bank for the account of each Bank a commitment fee (the "Commitment Fee") of 0.375% per annum on each Bank's Pro Rata Share of the daily average unutilized portion of the Total Construction Loan Commitment during the period from the date hereof through and including the Final Maturity Date. The accrued and unpaid Commitment Fee shall be payable in arrears for the period from and including the Closing Date through and including the Final Maturity Date, quarterly on each Payment Date. The Commitment Fee shall be calculated on the actual number of days elapsed in a year of three hundred sixty (360) days.

                    (b) The Borrower shall pay to the Agent Bank for account of the Issuing Bank all charges, costs, fees and expenses in the amounts customarily charged by the Issuing Bank from time to time in like circumstances with respect to the issuance of each Letter of Credit, drawings thereunder and other transactions relating thereto.

                    (c)  The Borrower shall pay when due to the
     Agent Bank and the Collateral Agent such other fees as shall have been separately agreed to by the Agent Bank and/or the Collateral Agent and the Borrower in writing.

                    (d) On the last Business Day in each calendar quarter (or portion thereof) commencing on the Closing Date and ending on the Letter of Credit Termination Date and on the Expiration Date of each Letter of Credit, the Borrower shall pay to the Agent Bank for the benefit of the Banks a letter of credit fee (the "Letter of Credit Fee") for such quarter then ending and such Expiration Date, as applicable, at the rates per annum described below and computed in the following manner. From and including the Closing Date to but excluding the Letter of Credit Availability Date, the Letter of Credit Fee shall be equal to the Total Letter of Credit Commitment multiplied by 0.375%. On and after the Letter of Credit Availability Date, the Letter of Credit Fee shall be equal to the sum of: (i) for each outstanding Letter of Credit, the product of (A) (1) from and including the date of issuance of such Letter of Credit to but excluding the Conversion Date, 0.750% (2) from and including the Conversion Date to but excluding the date which is two (2) years after the Conversion Date, 1.000%, (3) from and including the date which is two years after the Conversion Date to but excluding the date which is four (4) years after the Conversion Date, 1.125%, and (4) from and including the date which is four (4) years after the Conversion Date to and including the date which is five (5) years after the Conversion Date, 1.250%, multiplied by (B) the daily average Stated Amount of such Letter of Credit multiplied by (C) a fraction the numerator of which is the number of days in such quarter (or portion thereof) or the number of days in the period beginning on the last day of the previous quarter and ending on the Expiration Date of such Letter of Credit, as applicable, and the denominator of which is three hundred sixty (360); plus
     (ii) (A) the daily average for such quarter of the excess of
     (1) the Total Letter of Credit Commitment over (2) the aggregate of the Stated Amounts of all outstanding Letters of Credit, multiplied by (B) 0.375%.

               Section 2.16.  Interest Rate Unascertainable;
     Increased Costs; Illegality.

                    (a) In the event that the Agent Bank, in the case of clause (i) below, or any Bank, in the case of clauses
     (ii) and (iii) below, shall have reasonably determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                         (i)  on any date for determining a
          LIBOR Rate for any Interest Period, that by reason of any changes arising after the date of this Agreement affecting the London interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the LIBOR Rate; or

                         (ii)  at any time, that the relevant
          LIBOR Rate shall not represent the effective cost to such Bank of funding or maintaining a LIBOR Rate Loan, or such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder in respect of any LIBOR Rate Loan, in any such case because of (x) any change since the later of (1) the date of this Agreement or (2) the date upon which such Bank became a Bank pursuant to
          Section 11.4(d) (such date, the "Bank Effective Date") in any applicable Law and including the introduction of any new Law (such as but not limited to a change in official reserve requirements) whether or not having the force of Law and whether or not failure to comply therewith would be unlawful, and/or
          (y) other circumstances arising after the applicable Bank Effective Date affecting such Bank or the London interbank market or the position of such Bank in such market; or

                         (iii)  at any time, that the making or
          continuance by it of any LIBOR Rate Loan has become unlawful by compliance by such Bank in good faith with any Law (whether or not having the force of Law and whether or not failure to comply therewith would be unlawful) in place as of the applicable Bank Effective Date or has become impracticable as a result of a contingency occurring after the applicable Bank Effective Date which materially and adversely affects the London interbank market;

     then, and in any such event, the Agent Bank or such Bank shall, promptly after making such determination, give notice (by telephone promptly confirmed in writing) to the Borrower and (if applicable) the Agent Bank of such determination (which notice the Agent Bank shall promptly transmit to each of the other Banks). Thereafter (A) in the case of clause (i) above, the Borrower's right to request LIBOR Rate Loans of the Type affected shall be suspended, and any Notice of Borrowing or Notice of Conversion or Continuation given by the Borrower with respect to any Borrowing of such LIBOR Rate Loans which has not yet been made, converted or continued (as the case may be) shall be deemed canceled and rescinded by the Borrower, (B) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon such Bank's delivery of a written demand therefor to the Borrower, with a copy to the Agent Bank, such additional amounts (in the form of an increased rate of interest, or a different method of calculating interest, or otherwise, as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reduction in amounts received or receivable hereunder and (C) in the case of clause (iii) above, the Borrower shall take one of the actions specified in clause (b) below as promptly as possible and, in any event, within the time period required by Law. The written demand provided for in clause (B) immediately above shall specify the bases for, and set forth the computation of, the claimed amount in reasonable detail and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto.

                    (b) In the case of any LIBOR Rate Loan affected by the circumstances described in clause (a)(ii) above the Borrower may, and in the case of any LIBOR Rate Loan affected by the circumstances described in clause (a)(iii) above the Borrower shall, either (x) if any such LIBOR Rate Loan has not yet been made but is then the subject of a Notice of Borrowing or a Notice of Conversion or Continuation, be deemed to have canceled and rescinded such notice, or (y) if any such LIBOR Rate Loan is then outstanding, require the affected Bank to convert each such LIBOR Rate Loan into a Loan of a different Type at the end of the applicable Interest Period or such earlier time as may be required by Law, in each case by giving the Agent Bank notice thereof on the Business Day that the Borrower was notified by the Bank pursuant to clause (a) above; provided, however, that all Banks whose LIBOR Rate Loans are affected by the circumstances described in clause (a) above shall be treated in the same manner under this clause (b).

                    (c) In the event that the Agent Bank determines at any time following its giving of notice based on the conditions described in clause (a)(i) above that such conditions no longer exist, the Agent Bank shall promptly give notice thereof to the Borrower and the Banks, whereupon the Borrower's right to request LIBOR Rate Loans of the affected Type from the Banks and the Banks' obligation to make such LIBOR Rate Loans shall be restored.

                    (d) In the event that a Bank determines at any time following its giving of a notice based on the conditions described in clause (a)(iii) above that such conditions no longer exist, such Bank shall promptly give notice thereof to the Borrower and the Agent Bank, whereupon the Borrower's right to request LIBOR Rate Loans of the affected Type from such Bank and such Bank's obligation to make such LIBOR Rate Loans shall be restored.

               Section 2.17. Funding Losses. The Borrower shall compensate each Bank, upon such Bank's delivery of a written demand therefor to the Borrower, with a copy to the Agent Bank (which demand shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by such Bank in connection with the liquidation or reemployment of deposits or funds required by it to make or carry its LIBOR Rate Loans, and including losses of anticipated profits), that such Bank actually sustains: (i) if for any reason (other than a default by such Bank) a Borrowing of, or conversion from or into, or a continuation of, LIBOR Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion or Continuation (whether or not rescinded, canceled or withdrawn or deemed rescinded, canceled or withdrawn); (ii) if any repayment (including, without limitation, payment after acceleration) or conversion of any of its LIBOR Rate Loans occurs on a date which is not the last day of the Interest Period applicable thereto; (iii) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of any default by the Borrower in repaying its LIBOR Rate Loans or any other amounts owing hereunder in respect of its LIBOR Rate Loans when required by the terms of this Agreement. Calculation of all amounts payable to a Bank under this Section 2.17 shall be made on the assumption that such Bank has funded its relevant LIBOR Rate Loan through the purchase of a LIBOR deposit, bearing interest at the LIBOR Rate, in an amount equal to the amount of such LIBOR Rate Loan, with a maturity equivalent to the Interest Period applicable to such LIBOR Rate Loan and through the transfer of such LIBOR deposit from an offshore office of such Bank to a domestic office of such Bank in the United States, provided that each Bank may fund its LIBOR Rate Loans in any manner that it in its sole discretion chooses and the foregoing assumption shall only be made in order to calculate amounts payable under this Section 2.17.

               Section 2.18. Increased Capital. If any Bank shall have determined that compliance with any applicable Law, guideline, request or directive enacted after the Bank Effective Date applicable to such Bank (whether or not having the force of Law), has or would have the effect of reducing the rate of return on the capital or assets of such Bank or any Person controlling such Bank as a consequence of its commitments or obligations hereunder, then from time to time, upon such Bank's delivery of a written demand therefor to the Borrower (with a copy to the Agent Bank), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or Person for such reduction. Each written demand for compensation under this Section 2.18 shall specify the bases for, and set forth the computation of, the claimed amount in reasonable detail, and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto.

               Section 2.19.  Taxes.

                    (a)  All payments made by the Borrower under
     this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding, in the case of the Agent Bank and each Bank, net income and franchise taxes imposed on the Agent Bank or such Bank by (i) the jurisdiction under the Laws of which the Agent Bank or such Bank is organized or any political subdivision or taxing authority thereof or therein, (ii) by any jurisdiction in which such Bank's Domestic Lending Office or LIBOR Rate Lending Office, as the case may be, is located or any political subdivision or taxing authority thereof or therein, or (iii) the State of Illinois as a result of the presence or activities of the Agent Bank or any Bank in such jurisdictions that are not related to the transactions contemplated by the Loan Documents (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Withholding Taxes"). If any Withholding Taxes are required to be withheld from any amounts payable to the Agent Bank, the Collateral Agent or any Bank hereunder or under the Notes as a result of a change in Law occurring after the Closing Date, the amounts so payable to the Agent Bank, the Collateral Agent or such Bank shall be increased to the extent necessary to yield to the Agent Bank, the Collateral Agent or such Bank (after payment of all Withholding Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Withholding Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Agent Bank for its own account or for the account of the Collateral Agent or such Bank, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Withholding Taxes when due to the appropriate taxing authority or fails to remit to the Agent Bank the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent Bank, the Collateral Agent and the Banks for any incremental taxes, interest or penalties that become payable by the Agent Bank, the Collateral Agent or any Bank as a result of any such failure. The provisions of this Section 2.19 shall survive the termination of this Agreement and the payment of the Notes and all other Obligations.

                    (b) Each Bank that is not incorporated under the Laws of the United States or a state thereof (including each Purchasing Bank that becomes a party to this Agreement pursuant to Section 11.4(d)) represents and warrants that it is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes or is entitled to an exemption from backup withholding tax and agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to the Borrower and the Agent Bank (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement and the Notes payable to it without deduction or withholding of any United States federal income taxes and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Bank which delivers to the Borrower and the Agent Bank a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the preceding sentence further undertakes to deliver to the Borrower and the Agent Bank two further copies of Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower, certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in Law) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

               Section 2.20.  Notice of Increased Amounts.
     Notwithstanding anything herein to the contrary, no Bank shall be entitled to demand compensation or be compensated under this
     Article II other than under Section 2.19 to the extent that such compensation relates to any period of time more than ninety (90) days prior to the date upon which such Bank first notified the Borrower of the occurrence of the event entitling such Bank to such compensation (unless, and to the extent, that any such compensation so demanded shall relate to the retroactive application of any event so notified to the Borrower).

               Section 2.21. Use of Proceeds. The Borrower shall use the proceeds of the Construction Loans solely to pay
     Project Costs. The Borrower shall use the proceeds of the Term Loans solely to repay the outstanding Construction Loans and accrued and unpaid interest and Fees thereof.

               Section 2.22.  Sharing of Payments, Etc.

                    (a) The Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim which a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it for the account of the Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans, the Reimbursement Obligations or any other amount payable to such Bank hereunder, that is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent Bank thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof.

                    (b) If any Bank shall obtain from the Borrower payment of any principal of or interest on any Loan or Reimbursement Obligation owing to it or payment of any other amount under this Agreement or any Note held by it or any other Loan

     Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Agent Bank as provided herein), and, as a result of such payment, such Bank shall have received a greater percentage of the principal of or interest on the Loans or Reimbursement Obligations or such other amounts then due hereunder by the Borrower to such Bank than the percentage received by any of the other Banks, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans or Reimbursement Obligations or such other amounts, respectively, owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all of the Banks shall share the benefit of such excess payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or Reimbursement Obligations or such other amounts, respectively, owing to each of the Banks. To such end all of the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

                    (c)  The Borrower agrees that any Bank so
     purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other amounts (as the case may be) owing to such Bank in the amount of such participation.

                    (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of the Borrower. If, under any applicable bankruptcy, insolvency or other similar Law, any Bank receives a secured claim in lieu of a set-off to which this Section 2.22 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this
     Section 2.22 to share in the benefits of any recovery on such secured claim.


     ARTICLE III.  CONDITIONS PRECEDENT.

               Section 3.1.  Conditions Precedent to Initial
     Construction Loans. The obligation of each Bank to make its initial Construction Loan is subject to the satisfaction on the Closing Date of the following conditions precedent, all of which shall be satisfactory to each of the Banks:

                    (a) Loan Documents. The Agent Bank shall have received this Agreement (together with all amendments, supplements, schedules, and exhibits thereto) and an appropriately completed Construction Note for each Bank, each of which (i) shall have been duly authorized, executed and delivered by each Person party thereto (other than the Agent Bank, the Collateral Agent and the Banks), (ii) shall be substantially in the form of the appropriate form attached hereto (if such form is attached) or otherwise in form and substance reasonably satisfactory to each Bank, and (iii) shall be in full force and effect. All representations and warranties contained in each Loan Document shall be true and correct in all material respects and no default or event of default shall have occurred thereunder.

                    (b) Project Documents. The Agent Bank shall have received copies of each Project Document (together with all amendments, supplements, schedules and exhibits thereto) (other than the Long Term Service Agreement, the RO EPC Contract and the NGC Guarantee), each of which (i) shall have been duly authorized, executed and delivered by each Person party thereto (other than the Agent Bank, the Collateral Agent and the Banks), (ii) shall be substantially in the form of the appropriate form attached hereto (if such form is attached) or otherwise in form and substance reasonably satisfactory to the Agent Bank, and (iii) shall be in full force and effect. All representations and warranties contained in each Project Document shall be true and correct in all material respects and no default or event of default shall have occurred thereunder which could reasonably be expected to result in a Material Adverse Effect.

                    (c) Security Documents. The Agent Bank shall have received each Security Document (together with all amendments, supplements, schedules and exhibits thereto), each of which (i) shall have been duly authorized, executed and delivered by each Person party thereto (other than the Agent Bank, the Collateral Agent and the Banks), (ii) shall be substantially in the form of the appropriate form attached hereto (if such form is attached) or otherwise in form and substance reasonably satisfactory to each Bank, and (iii) shall be in full force and effect. All representations and warranties contained in each Security Document shall be true and correct in all material respects and no default or event of default shall have occurred thereunder.

                    (d) Equity Commitment Agreements. The Agent Bank shall have received an Equity Commitment Agreement from each Equity Holder (other than NRG MI) (together with all amendments, supplements, schedules and exhibits thereto), each of which (i) shall have been duly authorized, executed and delivered by each Person party thereto (other than the Agent Bank, the Collateral Agent and the Banks), (ii) shall be substantially in the form of the appropriate form attached hereto (if such form is attached) or otherwise in form and substance reasonably satisfactory to each Bank, and (iii) shall be in full force and effect. All representations and warranties contained in each Equity Commitment Agreement shall be true and correct in all material respects and no default or event of default shall have occurred thereunder which could reasonably be expected to result in a Material Adverse Effect.

                    (e) Due Diligence Review. The Agent Bank shall have completed to its satisfaction a review of the Borrower, the Project and the Site, and nothing shall have come to the attention of the Agent Bank during such review that, in the reasonable view of the Agent Bank, would result in a Material Adverse Effect.

                    (f) Consents. Each Project Party (other than the Borrower and any Additional Project Party) shall have entered into a Consent with respect to each Project Document to which it is a party, each of which shall be unconditional and in full force and effect in accordance with its respective terms and shall be in form and substance reasonably satisfactory to each Bank. The Agent Bank shall have received true and correct copies of each such Consent.

                    (g)  Filings and Searches; Survey and Easements.
     (i) Pursuant to the terms of the Security Documents, the Liens on the Collateral shall have been duly created or attached. In addition, such Liens on all of the Collateral shall have been perfected and, where appropriate, registered, to create a first priority security interest in and charge over the Collateral (subject only to Permitted Liens) in favor of the Collateral Agent for the benefit of itself and the other Secured Parties. All Taxes (including, but not limited to, mortgage recording taxes and recording fees), fees and other charges payable in connection therewith shall have been paid in full by the Borrower. Without limiting the preceding sentence, the Borrower shall have duly authorized, executed and delivered or, as the case may be, provided:

               (A) financing statements or other instruments to be duly filed on the Closing Date under the applicable Law of each jurisdiction listed on Schedule 3.1(g)(i)(A), including evidence of payment of all recording and other taxes, as may be necessary or, in the reasonable opinion of the Agent Bank, the Collateral Agent and the Banks, desirable to perfect such Liens on the Collateral;

               (B) to the extent available in the applicable jurisdiction, certified copies of requests for information or copies, or equivalent reports, which shall be issued within a reasonable time prior to the Closing Date, listing all effective financing statements that name the Borrower or any Equity Holder as debtor and that are filed in any jurisdiction in which the Borrower, any Equity Holder or the Collateral owned by any of them is located (or deemed located by reason of the location of the Borrower or any Equity Holder, as the case may be, or by operation of applicable Law), a list of which is attached hereto as Schedule 3.1(g)(i)(B), together with copies of such other financing statements and instruments (none of which shall reveal Liens on any of the Collateral except to the extent evidencing Permitted Liens or Liens otherwise acceptable to the Agent Bank, the Collateral Agent and the Banks);

               (C) evidence of the completion of all other recordings and filings of, or with respect to, the Security Documents as may be necessary or, in the opinion of the Agent Bank, the Collateral Agent and the Banks, desirable to perfect the Liens on the Collateral purported to be created thereby; and

               (D) evidence of the completion of all other actions necessary or, in the reasonable opinion of the Agent Bank and the Collateral Agent, desirable to perfect and protect the Liens purported to be created by the Security
          Documents on all of the Collateral.

          (ii) The Agent Bank shall have received a current survey of the Site, conforming with First American Title Insurance Company survey standards and otherwise acceptable to each Bank, prepared by a registered or licensed surveyor acceptable to each Bank and the title company insuring the Collateral Agent's interest in the Mortgaged Property, certified to the Borrower, the Agent Bank, the Collateral Agent, the Banks and said title company, showing: (i) the location of the Site; (ii) all easements benefiting the Site (or constituting a portion of the Site), all easements affecting the Site and all rights of way and existing utility lines referred to in the Title Insurance Policy or disclosed by a physical inspection of the Site; (iii) any established building lines, whether by zoning or agreement, and areas affected by restrictive covenants affecting the Site;
     (iv) adequate access to the Mortgaged Property; (v) encroachments, if any, and the extent thereof in feet and inches upon the Site and onto property adjacent to the Site; and (vi) any improvements, whether existing or to the extent constructed, and the relationship of such improvements by distances to the perimeter of the Site, established building lines and street lines.

          (iii) The Agent Bank shall have received evidence satisfactory to each Bank that the Borrower has obtained all easements, licenses, rights-of-way and any other rights necessary for the construction, operation and maintenance of the Project free and clear of all Liens (other than Permitted Liens).

                    (h) Independent Engineer's Report. The Agent Bank shall have received (i) a report of the Independent Engineer, in form and substance satisfactory to the Agent Bank, addressing, among other matters, (A) the technical feasibility of the Project, (B) the reasonableness of the Construction Schedule and the Construction Budget, (C) the sufficiency of the completion and performance tests contained in the EPC Contract, (D) the adequacy of environmental permitting and the environmental site assessment, and (E) the reasonableness of the primary assumptions upon which the projections of sales of excess electrical power are based and (ii) a certificate of the Independent Engineer substantially in the form of Exhibit H.

                    (i) Fuel Consultant's Report. The Agent Bank shall have received a report of the Fuel Consultant, in form and substance satisfactory to the Agent Bank, addressing certain items with respect to the adequacy of the gas supply plan for the Project, including, without limitation, (i) the short- and long-term risk of insufficient gas supply for the Project, (ii) the reasonableness of the gas supply, transportation, distribution and storage arrangements for the Project and (iii) the consistency of the gas supply arrangements for the Project with the Energy Services Agreement and the other relevant Project Documents.

                    (j) Petrochemical Industry Consultant's Report. The Agent Bank shall have received a report of the Petrochemical Industry Consultant, in form and substance satisfactory to the Agent Bank, addressing the long-term viability of the Morris Plant.

                    (k) Insurance Consultant's Report. The Agent Bank shall have received a certificate of the Insurance Consultant stating that (i) all insurance coverages required to be obtained by or on behalf of the Borrower, the EPC Contractor or the Energy Purchaser have been obtained and (ii) all such insurance coverages are in full force and effect.

                    (l) Insurance. (i) The Agent Bank shall have received insurance certificates evidencing that all insurance coverages required under Section 5.7 to be obtained by or on behalf of the Borrower or the EPC Contractor have been obtained and are in full force and effect.

          (ii) The Agent Bank shall have received a paid policy of mortgage title insurance (the "Title Insurance Policy"), in an amount equal to $91,000,000, in form and substance satisfactory to the Agent Bank, issued by a title insurance company satisfactory to the Agent Bank (with such reinsurance in such amounts and with such title insurance companies as may be required and approved by the Agent Bank), containing no exceptions (printed or otherwise) other than those approved by the Agent Bank, and insuring that the Collateral Agent has a good, valid and enforceable first Lien of record on the Mortgaged Property free and clear of all defects and encumbrances.

                    (m) Opinions of Counsel. The Agent Bank shall have received the following legal opinions, each of which shall be in form and substance satisfactory to the Agent Bank and shall be dated the Closing Date:

               (i) Opinion of Counsel of James J. Bender, Esq., as corporate counsel to the Borrower, NRG Energy and the Operator;

               (ii) Opinion of Counsel of Maslon, Edelman, Borman & Brand LLP, as outside counsel to the Borrower, NRG Energy and the Operator;

               (iii) Opinion of Counsel of Pedersen & Houpt, as local counsel to the Borrower, NRG Energy and the Operator;

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

               (iv) Opinion of Counsel of Troutman Sanders LLP, as regulatory counsel to the Borrower;

               (v) Opinion of Counsel of Henley R. Webb, Esq., as corporate counsel to the Energy Purchaser, and Opinion of Counsel of Mayer, Brown & Platt, as outside counsel to the Energy Purchaser,

               (vi) Opinion of Counsel of Bruce W. Ballai, Esq., as corporate counsel to the EPC Contractor;

               (vii) Opinion of Counsel of Thomas C. Stortz, Esq., as corporate counsel to the Construction Guarantor;

               (viii) Opinion of Counsel of Alexander C. Allison,
          Esq., as corporate counsel to NIGAS, and Opinion of Counsel of Mayer, Brown & Platt, as outside counsel to NIGAS; and

               (ix) Opinion of Counsel of Charles H. Brownman, Esq., as corporate counsel to NGC, and Opinion of Counsel of John C. Herbert, Esq., as corporate counsel to NGC.

                    (n) Financial Statements and Information. The Agent Bank shall have received (i) true, correct and complete copies of audited financial statements for the most recently completed fiscal year for each Equity Holder (other than NRG
     MI), each Equity Contributor, the Energy Purchaser, the EPC Contractor, the Construction Guarantor and the O&M Guarantor, and (ii) true, correct and complete copies of unaudited pro forma financial statements (if audited statements are not otherwise available) for the most recent fiscal quarter for the Borrower and the Operator, each in form and substance satisfactory to each Bank.

                    (o)  Governmental Approvals.  (i) Schedule
     3.1(o) shall list all Necessary Project Approvals (including all Deferred Approvals), (ii) all Necessary Project Approvals (other than Deferred Approvals) shall be in full force and effect as of the Closing Date and (iii) the Agent Bank shall have received (A) true, correct and complete copies of all Necessary Project Approvals and (B) a certificate of an Authorized Officer of the Borrower stating that (1) Schedule 3.1(o) lists all Necessary Project Approvals (including all Deferred Approvals), (2) all Necessary Project Approvals (other than Deferred Approvals) are in full force and effect as of the Closing Date and (3) the copies of Necessary Project Approvals received by the Agent Bank are true, correct and complete copies of the originals of such Necessary Project Approvals.

                    (p)  No Default, Etc.  (i)(A) No default or
     event of default shall have occurred and be continuing under any Transaction Document, (B) all representations

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

     and warranties made by the Borrower, and to the best of its knowledge each other Project Party, in the Transaction Documents shall be true and correct in all material respects,
     (C) no litigation or other proceeding shall be pending, or, to the best of the Borrower's knowledge, threatened against the Borrower or, to the best of its knowledge, any other Project Party that could reasonably be expected to result in a Material Adverse Effect and (D) there shall have been no material adverse change in the projected Project Costs or the business operations, prospects or financial or other condition of the Borrower or, to the best of the Borrower's knowledge, any Equity Holder, any Equity Contributor, the Energy Purchaser, the EPC Contractor, the Construction Guarantor, the Operator, the O&M Guarantor or any other Project Party (excluding Additional Project Parties) and (ii) the Agent Bank shall have received a certificate of an Authorized Officer of the Borrower certifying as to the foregoing.

                    (q) Qualifying Facility Status. The Agent Bank shall have received evidence reasonably satisfactory to it and to the Independent Engineer demonstrating that, on or prior to the Commercial Operation Date, either (i) the Project will be able to attain Qualifying Facility status through self certification (including, without limitation (A) efficiency calculations in form and substance satisfactory to the Independent Engineer and (B) an opinion of Regulatory Counsel to that effect in form and substance satisfactory to the Agent
     Bank), or (ii) the Borrower will otherwise be able to sell electricity and steam to the Energy Purchaser and to wholesale purchasers without being regulated as an "electric utility" or an "electric utility holding company" under applicable federal and state Law.

                    (r) Utility Regulation. The Agent Bank shall have received evidence reasonably satisfactory to it that the sale of electricity by the Project will not result in the regulation of the Borrower, NRG Energy or any other Project Party as an "electric utility" or an "electric utility holding company" under applicable federal or state Law, including, without limitation, an opinion of Regulatory Counsel and/or other counsel to the Borrower to that effect in form and substance satisfactory to the Agent Bank.

                    (s) Construction Budget, Construction Schedule and Progress Payment Schedule. The Agent Bank shall have received the Construction Budget, the Construction Schedule and the Progress Payment Schedule for the Project, each (i) certified as complete and accurate in all material respects by an Authorized Officer of the Borrower and (ii) in form and substance satisfactory to the Agent Bank.

                    (t) Base Case Forecasts. The Agent Bank shall have received the Base Case Forecasts for the Project, in form and substance satisfactory to the Agent Bank and the Independent Engineer, evidencing, after giving effect to the financing of the Project, an average projected Debt Service Coverage Ratio of at least 1.4 to 1 and a minimum projected Debt Service Coverage Ratio of at least 1.2 to 1, each through the Final Maturity Date.

                    (u) Notice to Proceed. The Borrower shall have issued, and the EPC Contractor shall have acknowledged the receipt of, the Notice to Proceed.

                    (v) Certificate of EPC Contractor. The Agent Bank shall have received a certificate of the EPC Contractor, in form and substance satisfactory to the Agent Bank, stating that (i) the Borrower is not in default under the EPC Contract,
     (ii) no Change Orders are required under the EPC Contract other than Change Orders which have been delivered to the Agent Bank and reviewed and approved by the Independent Engineer and (iii) to the best of its knowledge, after reasonable inquiry, no event constituting Uncontrollable Circumstances (as defined in the EPC Contract) has occurred and is continuing under the EPC Contract.

                    (w) Fees and Expenses. The Agent Bank shall have received on the Closing Date, for its account and for the account of each Bank, as applicable, all Fees and other fees, costs and expenses of the Independent Engineer, the Fuel Consultant, the Insurance Consultant, the Petrochemical Industry Consultant and any legal counsel retained by the Agent Bank or the Collateral Agent due and payable hereunder on or before the Closing Date, including, without limitation, the fees and expenses accrued and invoiced through the Closing Date.

                    (x) No Material Adverse Effect. No event shall have occurred which could reasonably be expected to result in a Material Adverse Effect.

                    (y)  Appointment of Independent Auditors.
     Arrangements satisfactory to the Agent Bank shall have been made for the appointment of the Auditors, and the Agent Bank shall have received a copy of the documents authorizing the Auditors to communicate directly with the Agent Bank and the Collateral Agent.

                    (z)  Appointment of Agent for Service of
     Process. The Borrower and all other obligors under the Financing Documents shall have appointed an agent for service of process on terms satisfactory to the Agent Bank and shall have paid all fees necessary for such process agent to act as such through the Final Maturity Date.

                    (aa) Notice of Borrowing The Agent Bank shall have received an executed Notice of Borrowing in respect of the Loans to be made on the Closing Date which Notice of Borrowing shall contain the certifications required hereunder each made as of the date of such Notice of Borrowing and as of the date on which the Loan is to be made.

                    (bb) Corporate Documents. The Agent Bank shall have received each of the following in form and substance satisfactory to it:

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

               (i) a certificate of an Authorized Officer of each Project Party (other than Additional Project Parties), dated as of the Closing Date, certifying as true, complete and correct attached copies of (A) the certificate of formation or certificate of incorporation, as applicable, of such Project Party, (B) the bylaws or similar document of such Project Party and (C) the resolutions of the managers or board of directors, as applicable, of such Project Party approving and authorizing the execution, delivery and performance of all Transaction Documents to which such Project Party is a party;

               (ii) a certificate of an Authorized Officer of each Project Party (other than Additional Project Parties), dated as of the Closing Date, certifying the names and true signatures of the incumbent officers of such Project Party authorized to sign the Transaction Documents to which such Project Party is a party; and

               (iii) evidence that each Project Party (other than Additional Project Parties) is duly authorized to carry on its business as now being conducted by it, and as proposed to be conducted by it, in each jurisdiction in which it is required to be so authorized.

                    (cc)  Environmental Matters.  The Agent Bank
     shall (i) be satisfied that the Borrower does not have any present or contingent liability relating to any Environmental Approval, Environmental Claim or Environmental Law which is not covered by an indemnity agreement satisfactory to the Agent Bank in form and substance, (ii) be satisfied that the Borrower presently is in compliance with all Environmental Laws and all Environmental Approvals in all material respects, and (iii) have received evidence that all Environmental Approvals necessary to construct and operate the Project (other than Environmental Approvals that are Deferred Approvals) have been obtained and are in full force and effect.

                    (dd) Payment of Subcontractors. If all or any part of the proceeds of the Loans to be made on the Closing Date are to be paid to the EPC Contractor, the Agent Bank shall have received a certificate of the EPC Contractor substantially in the form of Schedule Q to the EPC Contract.


               Section 3.2. Conditions Precedent to the Making of All Loans and Issuance of Letters of Credit. The obligation of each Bank to extend any credit, including the obligation to make, extend or increase Loans (including any Loan made on the Closing Date) and the obligation of the Issuing Bank to issue any Letter of Credit, is subject to the satisfaction on the date such Loan is to be made or such Letter of Credit is to be issued, of the following conditions precedent, all of which shall be satisfactory to each Bank:

               (a) No Defaults, Etc. (i)(A) No default or event of default shall have occurred and be continuing under any Transaction Document, (B) all representations and warranties made by the Borrower, and to the best of its knowledge each other Project Party, in the Transaction Documents shall be true and correct in all material respects, (C) no litigation or other proceeding shall be pending, or, to the best of its knowledge, threatened against the Borrower or, to the best of its knowledge, any other Project Party that could reasonably be expected to result in a Material Adverse Effect and (D) there shall have been no material adverse change in the projected Project Costs or the business operations, prospects or financial or other condition of the Borrower or, to the best of the Borrower's knowledge, any Equity Holder, any Equity Contributor, the Energy Purchaser, the EPC Contractor, the Construction Guarantor, the Operator, the O&M Guarantor or any other Project Party and (ii) the Agent Bank shall have received a certificate of an Authorized Officer of the Borrower certifying as to the foregoing.

               (b) Independent Engineer's Certificate. The Agent Bank shall have received a certificate of the Independent
     Engineer substantially in the form of Exhibit I.

               (c)  Insurance.  The Agent Bank shall have received
     (i) a certificate of an Authorized Officer of the Borrower, in form and substance satisfactory to the Agent Bank, stating that
     (A) all insurance coverages required to be obtained by or on behalf of the Borrower are in place and are in full force and effect and (B) to the best knowledge of the Borrower, all insurance coverages required to be obtained by or on behalf of the EPC Contractor or the Energy Purchaser are in place and in full force and effect, and (ii) a notice of title continuation or an endorsement of the title company insuring the Collateral Agent's interest in the Mortgaged Property updating the Title Insurance Policy to the date of disbursement of such Loan or the issuance of such Letter of Credit, as the case may be, showing no intervening Liens (other than Permitted Liens) or encumbrances on the Mortgaged Property and showing that there has been no change in the state of title and no survey exceptions not theretofore approved by each Bank, which endorsements shall have the effect of setting the coverage of the Title Insurance Policy.

               (d) Governmental Approvals. All Necessary Project Approvals required to be in place as of such date shall be in full force and effect and the Agent Bank shall have received
     (i) true, correct and complete copies of all such Necessary Project Approvals and (ii) a certificate of an Authorized Officer of the Borrower confirming the statements set forth in this clause (d).

               (e) Payment of Subcontractors. If all or any portion of the Loans to be made on such date are to be paid to the EPC Contractor, the Agent Bank shall have received a certificate from the EPC Contractor substantially in the form of Schedule Q to the EPC Contract.

               (f) Material Adverse Effect. No event or condition shall have occurred that could reasonably be expected to result in a Material Adverse Effect.

               (g) Additional Project Documents. The Agent Bank shall have received copies of Additional Project Documents required to be in place as of such date and not previously delivered to the Agent Bank (together with all amendments, supplements and exhibits thereto) and all Ancillary Documents in respect of such Additional Project Documents, each of which
     (i) shall have been duly authorized, executed and delivered by each Person party thereto (other than the Agent Bank, the Collateral Agent and the Banks), (ii) shall be in the form of the appropriate form attached hereto (if such form is attached) or otherwise in form and substance satisfactory to the Agent Bank, and (iii) shall be in full force and effect. All representations and warranties contained in each such Additional Project Document shall be true and correct in all material respects and no default or event of default shall have occurred thereunder which could reasonably be expected to result in a Material Adverse Effect.

               (h) Notice of Borrowing; Request for Issuance. The Agent Bank shall have received an executed Notice of Borrowing in respect of the Loans to be made, or a Request for Issuance in respect of any Letter of Credit to be issued, on such date, which Notice of Borrowing or Request for Issuance shall contain the certifications required hereunder, each made as of the date of such Notice of Borrowing or Request for Issuance and as of the date on which the Loans are to be made or the Letter of Credit is to be issued.

               (i) Equity Contribution. Each Equity Contributor shall have made all Equity Contributions required under the Equity Commitment Agreement to which such Equity Contributor is a party; provided, however, that the condition precedent set forth in this clause (i) shall apply only if the aggregate Dollar amount of all Construction Loan Borrowings equals or exceeds $84,000,000.

               Section 3.3. Conditions Precedent to Conversion to Term Loans. The obligation of the Banks to convert Construction Loans to Term Loans is subject to the satisfaction on the date of such conversion of the following conditions precedent, all of which shall be satisfactory to each Bank:

               (a) Acceptance; Commercial Operation. Each of the following shall have occurred and the Agent Bank shall have received a certificate of an Authorized Officer of the Borrower confirming the occurrence thereof:

                    (i)  the Project shall have achieved Acceptance;

                    (ii)  all Punch List items (other than Minor
          Punch List Items) shall have been completed; and

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

                    (iii)  the Project shall have achieved
          Commercial Operation.

               (b) Independent Engineer's Certificate. The Agent Bank shall have received a certificate of the Independent
     Engineer substantially in the form of Exhibit J.

               (c) Transaction Documents. Each Transaction Document entered into by or on behalf of the Borrower with a Project Party which has obligations that continue after the Conversion Date shall be in full force and effect and the Agent Bank shall have received a certificate of an Authorized Officer of the Borrower confirming the foregoing.

               (d) No Defaults, Etc. (i)(A) No default or event of default shall have occurred and be continuing under any Transaction Document, (B) all representations and warranties made by the Borrower, and to the best of its knowledge each other Project Party, in the Transaction Documents shall be true and correct in all material respects, (C) no litigation or other proceeding shall be pending, or, to the best of the Borrower's knowledge, threatened against the Borrower or, to the best of its knowledge, any other Project Party that could reasonably be expected to result in a Material Adverse Effect and (D) there shall have been no material adverse change in the projected Project Costs or the business operations, prospects or financial or other condition of the Borrower or, to the best of the Borrower's knowledge, any other Project Party and (ii) the Agent Bank shall have received a certificate of an Authorized Officer of the Borrower certifying as to the foregoing.

               (e) Legal Opinions. The Agent Bank shall have received the following legal opinions, each of which shall be in form and substance satisfactory to the Agent Bank and shall be dated the Conversion Date:

                    (i) Opinion of Counsel of corporate counsel to the Borrower, NRG Energy (so long as the O&M Guarantee is in effect) and the Operator;

                    (ii) Opinion of Counsel of outside counsel to the Borrower, NRG Energy (so long as the O&M Guarantee is in effect) and the Operator;

                    (iii) Opinion of Counsel of local counsel to the Borrower, NRG Energy (so long as the O&M Guarantee is in effect) and the Operator;

                    (iv) Opinion of Counsel of regulatory counsel to the Borrower;

                    (v) Opinion of Counsel of counsel to the Energy
          Purchaser;

                    (vi) Opinion of Counsel of counsel to NIGAS;

                    (vii) Opinion of Counsel of counsel to NGC; and

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                    (viii) Opinion of Counsel of counsel to the
          Maintenance Contractor.

               (f) Insurance; Title. The Agent Bank shall have received (i) insurance certificates evidencing that all insurance coverages required to be obtained by or on behalf of the Borrower, the Operator or the Energy Purchaser under
     Section 5.7 have been obtained and are in full force and effect, (ii) a certificate of the Insurance Consultant stating that (A) all insurance coverages required to be obtained by or on behalf of the Borrower, the Operator or the Energy Purchaser have been obtained and (B) all such insurance coverages are in full force and effect and (iii) a notice of title continuation or an endorsement of the title company insuring the Collateral Agent's interest in the Mortgaged Property updating the Title Insurance Policy to the Conversion Date, showing no intervening Liens (other than Permitted Liens) or encumbrances on the Mortgaged Property and showing that there has been no change in the state of title and no survey exceptions not theretofore approved by each Bank, which endorsements shall have the effect of setting the coverage of the Title Insurance Policy.

               (g) Government Approvals. (i) All Necessary Project Approvals required to be obtained by the Conversion Date shall be in full force and effect and (ii) the Agent Bank shall have received (A) true, correct and complete copies of such Necessary Project Approvals and (B) a certificate of an Authorized Officer of the Borrower stating that (1) such Necessary Project Approvals are in full force and effect as of the Conversion Date and (2) the copies of such Necessary Project Approvals received by the Agent Bank are true, correct and complete copies of the originals of such Necessary Project Approvals.

               (h) Operating Budget. The Agent Bank shall have received the initial operating budget prepared pursuant to
     Section 4.17 of the Operation and Maintenance Agreement (the "Preliminary Operating Budget"), together with any completed extensions thereto prepared pursuant to Section 6.2.1 of the Operation and Maintenance Agreement, all in form and substance satisfactory to the Agent Bank.

               (i) Equity Commitments. Each Equity Contributor shall have fully satisfied its obligations under its Equity Commitment Agreement and the Agent Bank shall have received a certificate of an Authorized Officer of the Borrower confirming that such obligations have been satisfied.

               (j) Debt Service Reserve. Amounts on deposit in the Debt Service Reserve Account, together with any Debt Service Reserve Letter of Credit credited thereto, shall equal or exceed the Debt Service Reserve Required Balance and the Agent Bank shall have received evidence thereof in form and substance satisfactory to it.

               (k) Material Adverse Effect. No event shall have occurred which could reasonably be expected to result in a Material Adverse Effect.

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

               (l) Qualifying Facility Status. The Agent Bank shall have received evidence satisfactory to it that the Project has obtained Qualifying Facility status through self-certification.

               (m) Term Notes. The Agent Bank shall have received an appropriately completed Term Note for each Bank, each of which (i) shall have been duly authorized, executed and delivered by the Borrower, (ii) shall be substantially in the form of Exhibit C and (iii) shall be in full force and effect. All representations and warranties contained in each Term Note shall be true and correct in all material respects and no default or event of default shall have occurred thereunder.

               Section 3.4.  Conditions; General Principles.

               (a) The acceptance of the proceeds of each Loan shall constitute a representation and warranty by the Borrower to each of the Banks that all of the conditions required to be satisfied under this Article III in connection with the making of such Loan have been satisfied.

               (b) All of the agreements, instruments, reports, opinions and other documents and papers referred to in this
     Article III, unless otherwise expressly specified, shall be delivered to the Agent Bank for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks, and shall be satisfactory in form and substance to each Bank.


     ARTICLE IV.  REPRESENTATIONS AND WARRANTIES.

               In order to induce the Agent Bank, the Collateral Agent and the Banks to enter into this Agreement and the Banks to make the Loans, and to induce the Issuing Bank to issue the Letters of Credit, the Borrower makes the following representations and warranties, which shall survive the execution and delivery of this Agreement and the Notes, the making of each Loan and the issuance of each Letter of Credit. Any reference in any representation or warranty to a Transaction Document shall include only Transaction Documents that have been entered into on or prior to the date such representation or warranty is made or deemed made.

               Section 4.1.  Status; Power and Authority; Due
     Authorization; Enforceability.

               (a) The Borrower (i) is a limited liability company duly organized, validly existing and in good standing in accordance with the laws of the State of Delaware and (ii) has duly qualified and is authorized to do business and is in good standing as a foreign limited liability company under the laws of each other jurisdiction in

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

     which it owns or leases real property or in which the nature of its business requires it to be so qualified, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

               (b) The Borrower has full power and authority to (i) own the property and assets owned by it and lease the property and assets leased by it, (ii) transact the business in which it is engaged or proposes to be engaged, (iii) execute and deliver each of the Transaction Documents to which it is or is intended to be a party and (iv) perform its obligations under and consummate the transactions contemplated by the Transaction Documents to which it is or is intended to be a party.

               (c) The Borrower has taken all necessary action to authorize the execution, delivery and performance of the Transaction Documents to which it is or is intended to be a party. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority or other Person is required in connection with the execution, delivery and performance by the Borrower of the Transaction Documents to which it is or is intended to be a party or the validity and enforceability of the Transaction Documents, except for the Deferred Approvals.

               (d) This Agreement and each other Transaction Document to which the Borrower is or is intended to be a party, when executed and delivered by the Borrower, will constitute a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms except as the enforcement thereof may be limited by applicable bankruptcy, insolvency or similar Laws affecting the enforcement of rights of creditors generally and except to the extent that enforcement of rights and remedies set forth therein may be limited by equitable principles (regardless of whether enforcement is considered in a court of law or a proceeding in equity).

               Section 4.2. No Violation. Neither the execution, delivery or performance by the Borrower of the Transaction Documents to which it is or is intended to be a party, nor compliance with or performance of the terms thereof (a) will contravene or violate any applicable provision of Law to which the Borrower or any of its assets is subject, (b) will conflict or be inconsistent with, result in any breach of, or constitute a default under, any agreement to which the Borrower is a party or to which it or any of its assets is subject, (c) result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Permitted Liens) upon any of the property or assets of the Borrower, except, in the case of each of clauses (a), (b) and (c), any contravention, violation, conflict, inconsistency, breach, default, creation or imposition that could not reasonably be expected to result in a Material Adverse Effect, or (d) will violate the certificate of formation, agreement of limited liability company or any other constitutive documents of the Borrower.

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

               Section 4.3. Litigation. There are no actions, suits, investigations or proceedings by or before any Governmental Authority or arbitrator pending or, to the best of the Borrower's knowledge, threatened against the Borrower, the Project or, to the best of the Borrower's knowledge, any other Project Party which could reasonably be expected to result in a Material Adverse Effect.

               Section 4.4. Financial Statements; Financial Condition; Etc. The financial statements of the Borrower delivered to the Agent Bank pursuant to Section 3.1(n) (including the related notes and schedules thereto) were prepared in accordance with GAAP and fairly present the financial condition and the results of operations of the Borrower on the dates and for the periods covered thereby, except as disclosed in the notes thereto and, with respect to interim financial statements, subject to normally recurring year-end adjustments. As of the Closing Date, the Borrower has no Contingent Obligations or other undisclosed material obligations not shown on such financial statements except for indemnity obligations under the Transaction Documents.

               Section 4.5. Material Adverse Change. Since the ending date of the most recent audited (or unaudited if audited statements were not available) financial statements delivered pursuant to Section 3.1(n), no event, condition or circumstance has existed or has occurred which has resulted in or could reasonably be expected to result in a Material Adverse Effect.

               Section 4.6. Use of Proceeds; Margin Regulations. All proceeds of each Loan will be used by the Borrower only in accordance with the provisions of Section 5.11. No part of the proceeds of any Loan will be used by the Borrower to purchase or carry any Margin Stock (as defined in Regulation U) or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X.

               Section 4.7.  Governmental Approvals.  All
     Governmental Approvals which under applicable Law are required to have been obtained in connection with (i) the due execution, delivery and performance by the Borrower of the Transaction Documents to which it is or is intended to be a party, (ii) the construction and operation of the Project as contemplated by the Transaction Documents and (iii) the grant by the Borrower of the Liens granted under the Security Documents or the validity, perfection and enforceability thereof or for the exercise by the Collateral Agent of its rights and remedies thereunder (all of the foregoing, the "Necessary Project Approvals"), have been obtained, are in full force and effect, if so required are in the name of the Borrower and are final and all appeal periods with respect thereto have expired or terminated, except those approvals listed on Part B of Schedule 3.1(o) but only to the extent such approvals are not required to have been obtained prior to the date this representation is made or deemed made (collectively, the "Deferred Approvals"). Each such Necessary Project Approval (other

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

     than the Deferred Approvals) is listed on Part A of Schedule 3.1(o) and the information set forth in each application submitted by or on behalf of the Borrower in connection with each such Necessary Project Approval was accurate and complete in all material respects at the time of submission and continues to be accurate and complete in all material respects to the extent required for the issuance or continued effectiveness of the related Necessary Project Approval, and the Borrower has no knowledge of any event, act, condition or state of facts inconsistent with such information. The Borrower reasonably believes that each Deferred Approval shall be obtained in a final and non-appealable form in the ordinary course prior to the time it is required to be obtained hereunder or under the other Transaction Documents. There is no action, suit, investigation or proceeding pending, or, to the best knowledge of the Borrower, threatened, that could result in the modification, rescission, termination or suspension of any Governmental Approval referred to in Schedule 3.1(o) obtained prior to the date this representation is made or deemed made.

               Section 4.8.  Compliance with Applicable Laws.

                    (a) The Borrower has been and is currently in compliance with all applicable Laws, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

                    (b)  With respect to any date prior to the
     Conversion Date, the Project is being owned, developed and constructed in compliance with all applicable Laws and in compliance with the requirements of all Necessary Project Approvals except such noncompliance as could not, singly and in the aggregate, result in a Material Adverse Effect.

                    (c) As constructed, the Project will conform to and comply with all federal, state and local zoning, environmental, land use and other Laws and the requirements of all Necessary Project Approvals and Deferred Approvals except such noncompliance as could not, singly and in the aggregate, result in a Material Adverse Effect.

                    (d)  With respect to any date after the
     Conversion Date, the Project is being owned, operated and maintained in compliance with all applicable Laws and in compliance with the requirements of all Necessary Project Approvals and Deferred Approvals except such noncompliance as could not, singly and in the aggregate, result in a Material Adverse Effect.

               Section 4.9. Sole Purpose Nature; Business. The Borrower (i) does not engage in any business other than business relating to the ownership, development, financing, construction, operation and maintenance of the Project and the activities related thereto as contemplated by the Transaction Documents and (ii) is not a party to any agreement, contract or commitment other than the Transaction Documents and those

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

     agreements and instruments which it is permitted to enter into in accordance with the terms of the Transaction Documents.

               Section 4.10.  Collateral.  The Borrower has good,
     marketable and valid title in and to all of the Collateral, free and clear of all Liens other than Permitted Liens.

               Section 4.11. Security Interests and Liens. The Security Documents create, as security for the Obligations, a valid and enforceable perfected first priority security interest in all of the Collateral, in favor of the Collateral Agent, subject to no Liens other than Permitted Liens. All Governmental Approvals necessary or desirable to perfect such security interest have been duly effected or taken.

               Section 4.12. Patents, Trademarks, Etc. The Borrower owns or has the right to use all patents, trademarks, copyrights, licenses, franchises and other such rights or adequate licenses therein, free from burdensome restrictions, which are reasonably necessary for the ownership, development, construction, operation and maintenance of the Project, to the extent required as of the date on which the representation set forth in this Section 4.12 is made or deemed made, except where failure to do so could not reasonably be expected to result in a Material Adverse Effect.

               Section 4.13. Investment Company Act; Public Utility Holding Company Act. The Borrower is not (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the ICA, (ii) subject to regulation as a "holding company," a "public utility company," or an "affiliate" or a "subsidiary company" of a "registered holding company," as defined in PUHCA, or (iii) subject to any other Law which purports to restrict or regulate its ability to borrow money.

               Section 4.14.  Governmental Regulation.

                    (a) The Borrower is not, and, by reason of (i) the ownership of the Project or the operation thereof by the Borrower or (ii) any other transaction contemplated by this Agreement or any of the other Transaction Documents, will not be deemed by any Governmental Authority to be, subject to financial, organizational or rate regulation as (A) a "public utility" within the meaning of Section 201(e) of the Federal Power Act, (B) an "electric utility company", a "public utility company", or a "holding company" under PUHCA or (C) a "public utility" within the meaning of Section 3-105 of the Public Utilities Act of the State of Illinois, 220 ILCS 5/3-105
     (1997).

                    (b)  None of the Agent Bank, the Collateral
     Agent or the Banks will, solely by reason of (i) the ownership, construction, operation and maintenance of the Project by the Borrower as contemplated by the Notice of Self-Certification of a Qualifying Cogeneration Facility filed by the Borrower with the Federal Energy Regulatory Commission on September 5, 1997 on Docket No. QF97-140-000, (ii) the making of any

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

     Loans or (iii) the securing of the Obligations by Liens on the Collateral, be deemed by any Governmental Authority to be, or to be subject to regulation as (A) a "public utility" within the meaning of Section 201(e) of the Federal Power Act, (B) an "electric utility company", a "public utility company", or a "holding company" under PUHCA or (C) a "public utility" within the meaning of Section 3-105 of the Public Utilities Act of the State of Illinois, 220 ILCS 5/3-105 (1997).

                    (c) If (i) the Project continues to be operated as contemplated by the Notice of Self-Certification of a Qualifying Cogeneration Facility filed by the Borrower with the Federal Energy Regulatory Commission on September 5, 1997 on Docket No. QF97-140-000 and (ii) none of the Agent Bank, the Collateral Agent or any of the Banks is otherwise a "person primarily engaged in the generation or sale of electric power (other than electric power solely from cogeneration facilities or small power production facilities)" within the meaning of 18 C.F.R. 292.206, none of the Agent Bank, the Collateral Agent or any of the Banks will, solely by reason of ownership or operation of the Project upon the exercise of its remedies under the Security Documents, be deemed by any Governmental Authority to be subject to financial, organizational or rate regulation as (A) a "public utility" within the meaning of
     Section 201(e) of the Federal Power Act, (B) an "electric utility company", a "public utility company", or a "holding company" under PUHCA or (C) a "public utility" within the meaning of Section 3-105 of the Public Utilities Act of the State of Illinois, 220 ILCS 5/3-105 (1997).

               Section 4.15. Sufficient Rights. The services to be performed and the materials to be supplied pursuant to the Project Documents and the land use and other rights granted to the Borrower in the Project will provide the Borrower with all rights and property interests necessary for the development, construction, operation and maintenance of the Project, other than those services, materials or rights which the Borrower can obtain in the ordinary course of business without material expense or material delay.

               Section 4.16. Property Rights, Utilities, Etc. The Borrower has secured all utility services, means of transportation, facilities and other materials necessary for the construction and operation of the Project (including as necessary, gas, electrical, water and sewage services and facilities), and any utility services which will be required at a later date for the operation of the Project will be available in the ordinary course of business.

               Section 4.17. No Defaults. No default, event of default, breach or event of Force Majeure has occurred or is continuing under any Transaction Document. Neither the Borrower, or to the best of the Borrower's knowledge, any Project Party is in breach of, or in default under, any Transaction Document, nor is the Borrower in breach of or in default under any other agreement or instrument to which it is a party or by which it or its properties or assets may be bound.

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

               Section 4.18. Payment of Taxes. The Borrower has filed or caused to be filed all federal, state and other tax returns which are required to be filed by it and has paid or has caused to be paid (prior to their delinquency dates) all taxes, fees, charges and assessments ("Taxes") which have become due pursuant to such returns or pursuant to any assessment received by it, other than Taxes the payment of which is subject to a Contest.

               Section 4.19. ERISA. With respect to each Plan, the Borrower and each other member of the Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and with the Code the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. The Borrower does not have any contingent liabilities for any post- retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

               Section 4.20.  Transaction Documents.

                    (a) Set forth on Schedule 4.20 is a list of all material contracts, agreements, letters of intent, understandings and instruments to which the Borrower is currently a party or by which it or any of its properties is bound or to which it is (or was as of the Closing Date) contemplated to become a party or by which it or any of its properties is (or was as of the Closing Date) contemplated to become bound (including, without limitation, all amendments, supplements, waivers, letter agreements, interpretations and other documents amending, supplementing or otherwise modifying or clarifying such agreements and instruments), true, correct and complete copies of all of which have been delivered to the Agent Bank on the Closing Date.

                    (b) Each of the Transaction Documents (other than any Transaction Document which has terminated in accordance with its terms) is in full force and effect and all representations, warranties and other factual statements of the Borrower and, to the best of the Borrower's knowledge, each other Project Party in the Transaction Documents are true and correct in all material respects.

               Section 4.21.  True and Complete Disclosure;
     Assumptions.

                    (a) All representations, warranties and other factual statements (excluding projections) furnished by or on behalf of the Borrower in this Agreement, in any other Transaction Document or otherwise in writing to the Agent Bank, any Secured Party, the Independent Engineer, the Fuel Consultant, the Insurance Consultant, the Petrochemical Industry Consultant or any appraiser on or prior to the Closing Date, are, and all other representations, warranties and other factual statements hereafter furnished by or on behalf of the Borrower in writing to the Agent Bank, any Secured Party, the Independent Engineer, the Fuel Consultant, the Insurance Consultant, the Petrochemical Industry

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

     Consultant or any appraiser will be true and correct in all material respects on the date as of which such information is or was dated or furnished and not incomplete by the omission of any material fact necessary to make such information (taken as a whole) not misleading at such time.

                    (b) The assumptions constituting the basis on which the Borrower prepared the Construction Budget, the Construction Schedule, the Progress Payment Schedule and the Base Case Forecasts and developed the numbers set forth therein were developed and consistently utilized in good faith and are reasonable in all respects and fairly present the Borrower's expectations as to the matters covered thereby. The Borrower has no reason to believe that the Project will not be completed in accordance with the Construction Budget, the Construction Schedule and the Progress Payment Schedule.

               Section 4.22.  Ownership and Related Matters.

                    (a) As of the Closing Date, the equity of the Borrower is one hundred percent (100%) owned, directly or indirectly, by NRG Energy.

                    (b)  Other than the rights of the Energy
     Purchaser set forth in Section 19.5 of the Energy Services Agreement, the Borrower does not have outstanding any securities convertible into or exchangeable for any of its equity or any rights to subscribe for or to purchase, or any warrants or options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any such equity.

               Section 4.23.  Environmental Matters.

                    (a) Except as described in Schedule 4.23, the Borrower (i) is in compliance with all applicable Environmental Laws in all material respects, (ii) has obtained all Environmental Approvals (other than any Deferred Approvals not required to be obtained as of the date this representation is made or deemed made) required to operate its business as presently conducted or as reasonably anticipated to be conducted and is in compliance with the terms and conditions thereof, and (iii) to the Borrower's best knowledge after due inquiry, there are no circumstances that may prevent or interfere with such full compliance in the future, except in each case where such noncompliance could not reasonably be expected to result in a Material Adverse Effect.

                    (b) Except as described in Schedule 4.23, the Borrower has not received any communication (written or oral), whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that the Borrower is not in full compliance with all Environmental Laws and Environmental Approvals.

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

                    (c) Except as described in Schedule 4.23, there are no Environmental Claims pending or, to the best of the Borrower's knowledge, threatened against the Borrower in connection with the Project, except where such Environmental Claims could not reasonably be expected to result in a Material Adverse Effect.

                    (d) Except as described in Schedule 4.23, there have been no releases or discharges of any Material of Environmental Concern in excess of permitted levels at the Project, except where such releases or discharges could not reasonably be expected to result in a Material Adverse Effect.

               Section 4.24. Other Filings. Except as set forth in the Title Insurance Policy and the Lien searches completed pursuant to Section 3.1(g)(i)(B), no mortgage, financing statement or other instrument or recordation has been filed or authorized by the Borrower or, to the best of its knowledge, any other Person, covering all or any part of the Borrower's property or assets, except with respect to Permitted Liens.

               Section 4.25. Qualifying Facility Status. The Project is, or prior to the Commercial Operation Date will be, a Qualifying Facility, or the Borrower is, or prior to the Commercial Operation Date will be, otherwise able to sell electricity and steam to the Energy Purchaser and to wholesale purchasers without being regulated as an "electric utility" or an "electric utility holding company" under applicable federal or state Law.

               Section 4.26. Subsidiaries, Etc. The Borrower has no Subsidiaries and owns no equity interest in any other corporation, partnership, joint venture or other entity.


     ARTICLE V.  AFFIRMATIVE COVENANTS.

          The Borrower covenants and agrees that on and after the Closing Date and until the Loan Agreement Termination Date, unless otherwise agreed by the Required Banks:

               Section 5.1.  Information Covenants.  The Borrower
     shall furnish to the Agent Bank:

                    (a) Quarterly Unaudited Financial Statements of the Borrower. Within forty-five (45) days after the close of each fiscal quarter in each fiscal year of the Borrower, the balance sheet of the Borrower as at the end of such quarterly period and the related statements of income, cash flows and changes in financial position for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative figures for the related periods in the prior fiscal year.

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

                    (b) Annual Audited Financial Statements of the Borrower. Within one hundred twenty (120) days after the close of each fiscal year of the Borrower, the balance sheet of the Borrower as at the end of such fiscal year and the related statements of income, cash flows and changes in financial position for such fiscal year, setting forth comparative figures for the preceding fiscal year and certified without qualification by the Auditors, together with a report of the Auditors stating that in the course of their regular audit of the financial statements of the Borrower, which audit was conducted in accordance with GAAP, the Auditors have obtained no knowledge of any Default or Event of Default, or if in the opinion of the Auditors a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof.

                    (c) Officer's Certificates. At the time of the delivery of the financial statements under clauses (a) and (b) above, a certificate of an Authorized Officer of the Borrower which certifies (i) that such financial statements fairly present the financial condition and the results of operations of the Borrower on the dates and for the periods indicated in accordance with GAAP, subject, in the case of interim financial statements, to the absence of notes and normally recurring year-end adjustments, and (ii) that such Authorized Officer has reviewed the terms of the Financing Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and financial condition of the Borrower during the accounting period covered by such financial statements, and that as a result of such review such Authorized Officer has concluded that no Default or Event of Default has occurred during the period commencing at the beginning of the accounting period covered by the financial statements accompanied by such certificate and ending on the date of such certificate or, if any Default or Event of Default has occurred, specifying the nature and extent thereof and, if continuing, the action the Borrower proposes to take in respect thereof. Such certificate shall set forth the calculations required to establish the Debt Service Coverage Ratio and Excess Cash Flow for the fiscal period covered by such financial statements.

                    (d)  Management Letters.  Promptly after the
     Borrower's receipt thereof, a copy of any "management letter" or other material report received by the Borrower from the Auditors.

                    (e)  Annual Audited Financial Statements of
     other Project Parties. Within one hundred twenty (120) days after the close of the respective fiscal years of each of the Energy Purchaser, the Operator, the O&M Guarantor (so long as the O&M Guarantee is in effect) and the Maintenance Contractor, the balance sheet of such Project Party as at the end of such fiscal year and the related statements of income, cash flows and changes in financial position for such fiscal year, setting forth comparative figures for the preceding fiscal year and certified (with customary qualifications and exceptions) by independent certified public accountants of recognized national standing acceptable to the Agent Bank.

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

                    (f)  Amendments to Construction Budget and
     Construction Schedule; Change Orders. (i) Written notice of any proposed amendments to the Construction Schedule, the Construction Budget or the Progress Payment Schedule and (ii) a copy of any proposed Change Order (which shall be provided to the Independent Engineer simultaneously with delivery thereof to the Agent Bank pursuant to this clause (f)); provided, however, that any such amendment or Change Order shall not become effective (and, if applicable, the then effective budget or schedule, as the case may be, shall continue to remain in effect) unless and until it has been approved in accordance with the terms hereof.

                    (g)  Notice of Default, Litigation, Etc.
     Promptly and in any event within two (2) Business Days after an Authorized Officer of the Borrower obtains actual knowledge thereof, notice of:

                         (i)  any Default or Event of Default,
          specifying the nature thereof and the action which the Borrower is taking and proposes to take with respect to the same;

                         (ii)  any breach or default under any
          Project Document (if such breach could reasonably be expected to result in a Material Adverse Effect), specifying the nature thereof and the action which the Borrower is taking and proposes to take with respect to the same;

                         (iii)  any event of Force Majeure or
          similar event under any Project Document;

                         (iv)  any pending or threatened
          litigation, arbitration or proceeding against the Borrower, the Operator or the O&M Guarantor, or, to the best knowledge of the Borrower, any other Project Party related to the Project, which could reasonably be expected to result in a Material Adverse Effect;

                         (v)  any loss or threat to any
          Necessary Project Approval that could reasonably be expected to result in a Material Adverse Effect;

                         (vi)  any Environmental Claim or any
          event relating to the environment or any Environmental Law which could reasonably be expected to result in a Material Adverse Effect;

                         (vii)  any notice from any
          Governmental Authority with respect to the acquisition by condemnation, seizure or otherwise of all

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

          or any portion of the Project if such acquisition could reasonably be expected to result in a Material
          Adverse Effect; and

                         (viii)  any other event or condition
          which could reasonably be expected to result in a Material Adverse Effect;

                    (h) Monthly Progress Invoices. Promptly and in any event within five (5) Business Days after the Borrower's receipt thereof, all Monthly Progress Invoices delivered to the Borrower pursuant to the EPC Contract;

                    (i)  O&M Deliverables.  Promptly and in any
     event within five (5) Business Days after the Borrower's receipt thereof, copies of all O&M Deliverables (which shall be provided to the Independent Engineer simultaneously with delivery thereof to the Agent Bank pursuant to this clause
     (i));

                    (j)  Scheduled Major Maintenance.  Written
     notice of any scheduled major maintenance to be performed in accordance with Section 4.2.14 of the Operation and Maintenance Agreement (which shall be provided to the Independent Engineer simultaneously with delivery thereof to the Agent Bank pursuant to this clause (j));

                    (k) Amendments to Operating Budget and Major Maintenance Budget; O&M Change Orders. (i) Written notice of any proposed amendments to any Operating Budget or Major Maintenance Budget and (ii) copies of any proposed O&M Change Orders (each of which shall be provided to the Independent Engineer simultaneously with delivery thereof to the Agent Bank pursuant to this clause (k)); provided, however, that any such amendment or O&M Change Order shall not become effective unless and until it has been approved in accordance with the terms hereof; and

                    (l) Other Information. From time to time, such other information or documents (financial or otherwise) as the Agent Bank or any Bank through the Agent Bank may reasonably request.

               Section 5.2. Maintenance of Existence. The Borrower shall at all times preserve and maintain in full force and effect (a) its existence as a limited liability company in good standing in the State of Delaware, (b) its qualification to do business in each other jurisdiction where such qualification is necessary and (c) all of its powers, rights, privileges and franchises necessary for the construction, ownership, maintenance and operation of the Project.

               Section 5.3. Books, Records and Inspections. The Borrower shall (a) keep proper books of record and accounts in which full, true and correct entries in conformity with GAAP and all requirements of Law shall be made of all dealings and transactions in

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

     relation to its business and activities, (b) provide the officers and designated representatives of the Agent Bank, the Collateral Agent and the Independent Engineer reasonable rights to visit and inspect any of the properties of the Borrower (subject to all safety standards and procedures of the Borrower, the Operator and the Energy Purchaser), and to examine the books of record and accounts of the Borrower, and discuss the affairs, finances and accounts of the Borrower with, and be advised as to the same by, it and its officers, and (c) authorize the Auditors to communicate directly with the Agent Bank and the Collateral Agent.

               Section 5.4. Taxes and Claims. The Borrower shall file all tax returns required to be filed by it and pay or cause to be paid when due all Taxes and all charges, betterments or other assessments relating to the Mortgaged Property, and all other lawful claims required to be paid by it, except to the extent any of the same are subject to a Contest.

               Section 5.5. Governmental Approvals. The Borrower shall (i) obtain and maintain in full force and effect all Necessary Project Approvals (including all Environmental Approvals) and (ii) use its best efforts to obtain all Deferred Approvals (all of which shall be satisfactory to the Required Banks (in consultation with the Independent Engineer)) as promptly as practicable but in any event no later than the date required to be obtained under applicable Law, except in each case where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. Any Necessary Project Approvals and Deferred Approvals relating to the supply or transportation of natural gas to or on behalf of any supplier of gas under any Gas Contract shall name the Borrower as permitted.

               Section 5.6. Compliance with Law. The Borrower shall comply with all applicable Laws (including all applicable Environmental Laws) and all Necessary Project Approvals, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

               Section 5.7. Insurance. The Borrower shall obtain and maintain, or cause to be obtained and maintained, the types and amounts of insurance listed and described on Schedule 5.7 in accordance with the terms and provisions set forth in such Schedule. The Borrower shall obtain and maintain such other insurance policies reasonably required by, and in form and substance reasonably satisfactory to, the Agent Bank (i) insuring the Collateral against loss by fire, explosion, theft and other casualties and (ii) insuring the Borrower, and the Secured Parties as additional loss payees, against liability for personal injury and property damage relating to the Collateral. In the event the Borrower fails to take out or maintain the full insurance coverage required by this Section 5.7, the Agent Bank, upon ten (10) days prior notice (unless the aforementioned insurance would lapse within such period, in which event notice shall not be required) to the Borrower of any such failure, may (but shall not be obligated to) take out the required policies of insurance

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

     and pay the premiums on the same. All amounts so advanced by the Agent Bank shall become an additional Obligation of the Borrower under this Agreement and the Borrower shall forthwith pay such amounts to the Agent Bank, together with interest from the date of payment by the Agent Bank at the Default Rate.

               Section 5.8. Mobilization Budget; Operating Budget; Major Maintenance Budget; Spare Parts List; Heat Rate.

                    (a) (i) The Borrower shall provide a copy of any proposed budget (the "Mobilization Budget") prepared in accordance with Section 4.1.20 of the Operation and Maintenance Agreement to the Agent Bank and the Independent Engineer promptly upon, and in any event within five (5) Business Days after, receipt by the Borrower of any proposed Mobilization Budget from the Operator. The Agent Bank (in consultation with the Independent Engineer) shall have fifteen (15) days from receipt thereof by the Agent Bank to approve or reject any proposed Mobilization Budget delivered to the Agent Bank pursuant to the preceding sentence. If the Agent Bank (in consultation with the Independent Engineer) approves or fails to reject any proposed Mobilization Budget within fifteen (15) days of receipt thereof by the Agent Bank, such Mobilization Budget shall become effective. If the Agent Bank (in consultation with the Independent Engineer) rejects any proposed Mobilization Budget within fifteen (15) days of receipt thereof by the Agent Bank, such Mobilization Budget shall not be effective and the Borrower shall submit a revised version of such Mobilization Budget to the Agent Bank and the Independent Engineer for approval in accordance with this clause (a).

                         (ii)  The Borrower shall, not later than
     thirty (30) days before the Conversion Date, adopt an operating plan and budget with respect to the Project for the period from such date to the conclusion of the then current calendar year and provide a copy of such operating plan and budget at such time to the Agent Bank and the Independent Engineer. No less than forty-five (45) days in advance of the beginning of each calendar year thereafter, the Borrower shall similarly adopt an operating plan and budget for the ensuing calendar year and provide a copy of such operating plan and budget at such time to the Agent Bank and the Independent Engineer. (Each such operating plan and budget is herein called an "Operating Budget".) Each Operating Budget shall become effective if it shall have not been rejected by the Required Banks (in consultation with the Independent Engineer) within fifteen (15) days of receipt thereof by the Agent Bank. If the Borrower shall not have adopted an annual Operating Budget before the beginning of any calendar year or any Operating Budget adopted by the Borrower shall not have been accepted by the Required Banks (in consultation with the Independent Engineer) before the beginning of any upcoming calendar year, the Operating Budget for the preceding calendar year (as increased or decreased in accordance with Section 6.2.4 of the Operation and Maintenance Agreement) shall, until the adoption of an annual Operating Budget by the Borrower and acceptance of such Operating Budget by the Required Banks (in consultation with the Independent Engineer), as the case may be, be deemed to be in force and

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

     effective as the annual Operating Budget for such upcoming calendar year; provided that if the initial Operating Budget is not approved by the Required Banks (in consultation with the Independent Engineer), the Borrower may use a budget that is consistent with the Base Case Forecasts until an initial Operating Budget is approved, and shall work diligently to prepare an initial Operating Budget that is acceptable to the Required Banks (in consultation with the Independent Engineer).

                    (b)  No less than forty-five (45) days in
     advance of the beginning of each calendar year following the Conversion Date, the Borrower shall adopt a plan and budget for major maintenance tasks for the five (5) year period commencing with the subsequent calendar year and provide a copy of such plan and budget at such time to the Agent Bank and the Independent Engineer. (Each such plan and budget is herein called a "Major Maintenance Budget".) Each Major Maintenance Budget shall become effective if it shall not have been rejected by the Required Banks (in consultation with the Independent Engineer) within fifteen (15) days of receipt thereof by the Agent Bank. If the Borrower shall not have adopted an annual Major Maintenance Budget before the beginning of any calendar year or any Major Maintenance Budget adopted by the Borrower shall not have been accepted by the Required Banks (in consultation with the Independent Engineer) before the beginning of any upcoming calendar year, the Major Maintenance Budget for the preceding calendar year shall, until the adoption of an annual Major Maintenance Budget by the Borrower and acceptance of such Major Maintenance Budget by the Required Banks (in consultation with the Independent Engineer), as the case may be, be deemed to be in force and effective as the annual Major Maintenance Budget for such upcoming calendar year; provided that if the initial Major Maintenance Budget is not approved by the Required Banks (in consultation with the Independent Engineer), the Borrower may use a budget that is consistent with the Base Case Forecasts until an initial Major Maintenance Budget is approved, and shall work diligently to prepare an initial Major Maintenance Budget that is acceptable to the Required Banks (in consultation with the Independent Engineer).

                    (c)  Each Operating Budget and each Major
     Maintenance Budget delivered to the Agent Bank and the Independent Engineer pursuant to this Section 5.8 shall be accompanied by a memorandum detailing all material assumptions used in the preparation of such Operating Budget or Major Maintenance Budget, as the case may be, shall contain a line item for each budget category (which budget categories shall be acceptable to the Required Banks (in consultation with the Independent Engineer)), and shall specify for each month and for each such budget category, the amount budgeted for such category for such month.

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

                    (d) The Borrower shall provide a copy of any list of spare parts and related items (each a "Spare Parts List") developed pursuant to Section 4.1.5 of the Operation and Maintenance Agreement to the Agent Bank and the Independent Engineer. The Agent Bank (in consultation with the Independent Engineer) shall have fifteen (15) days from receipt thereof by the Agent Bank to approve or reject any Spare Parts List delivered to the Agent Bank pursuant to the preceding sentence. If the Agent Bank (in consultation with the Independent Engineer) approves or fails to reject any Spare Parts List within fifteen (15) days of receipt thereof by the Agent Bank, such Spare Parts List shall become effective. If the Agent Bank (in consultation with the Independent Engineer) rejects any Spare Parts List within fifteen (15) days of receipt thereof by the Agent Bank, such Spare Parts List shall not be effective and the Borrower shall submit a revised version of such Spare Parts List to the Agent Bank and the Independent Engineer for approval in accordance with this clause (d).

                    (e) The Borrower shall present in writing any proposed Guaranteed Heat Rate curve to the Agent Bank and the Independent Engineer promptly and in any event within five (5) Business Days of receipt thereof by the Borrower pursuant to the Operation and Maintenance Agreement. The Agent Bank (in consultation with the Independent Engineer) shall have fifteen
     (15) days from receipt thereof by the Agent Bank to approve or reject any Guaranteed Heat Rate curve presented to the Agent Bank pursuant to the preceding sentence. If the Agent Bank (in consultation with the Independent Engineer) approves or fails to reject any Guaranteed Heat Rate curve within fifteen (15) days of receipt thereof by the Agent Bank, such Guaranteed Heat Rate curve shall become effective. If the Agent Bank (in consultation with the Independent Engineer) rejects any Guaranteed Heat Rate curve within fifteen (15) days of receipt thereof by the Agent Bank, such Guaranteed Heat Rate curve shall not be effective and the Borrower shall submit a revised version of such Guaranteed Heat Rate curve to the Agent Bank and the Independent Engineer for approval in accordance with this clause (e).

                    (f) The Borrower shall present in writing any formula (each a "Heat Rate Formula") for determination of the heat rate of the Project to the Agent Bank and the Independent Engineer promptly and in any event within five (5) Business Days of completion thereof pursuant to Section 6.6 of the Operation and Maintenance Agreement. The Agent Bank (in consultation with the Independent Engineer) shall have fifteen
     (15) days from receipt thereof by the Agent Bank to approve or reject any Heat Rate Formula presented to the Agent Bank pursuant to the preceding sentence. If the Agent Bank (in consultation with the Independent Engineer) approves or fails to reject any Heat Rate Formula within fifteen (15) days of receipt thereof by the Agent Bank, such Heat Rate Formula shall become effective. If the Agent Bank (in consultation with the Independent Engineer) rejects any Heat Rate Formula within fifteen (15) days of receipt thereof by the Agent Bank, such Heat Rate Formula shall not be effective and the Borrower shall submit a revised version of such Guaranteed Heat Rate curve to the Agent Bank and the Independent Engineer for approval in accordance with this clause (f).

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

               Section 5.9.  Project Implementation.

                    (a)  The Borrower shall duly construct and
     complete, or cause the construction and completion of, the Project in accordance with the Construction Budget, the Construction Schedule and the Technical Specifications, use reasonable efforts to cause the Conversion Date to occur on or before the date which is seventeen (17) months from the Closing Date, and in any case shall cause the Conversion Date to occur on or before the Date Certain, and shall cause Final Completion (as defined in the EPC Contract) to occur as promptly as practicable after the Acceptance Date.

                    (b)  The Borrower shall keep, or cause to be
     kept, in good working order and condition, ordinary wear and tear excepted, the Project and all of its other properties necessary or useful in the proper conduct of its business.

                    (c)  The Borrower shall, or shall cause the
     Operator to, as applicable, carry out and operate and maintain the Project in accordance with (i) the terms of this Agreement and the other Transaction Documents, (ii) all Necessary Project Approvals and Deferred Approvals and (iii) industry standards and good utility practice.

               Section 5.10.  Further Assurances.  (

                    (a) The Borrower shall (i) execute and deliver all documents as shall be necessary and advisable or that the Agent Bank or the Collateral Agent shall reasonably request in connection with the rights and remedies of the Banks, the Agent Bank and the Collateral Agent under the Transaction Documents and (b) take all reasonable actions requested by the Agent Bank or the Collateral Agent or that the Borrower knows are necessary to establish, maintain, protect and perfect the Liens of the Collateral Agent on the Collateral.

                    (b)  The Borrower shall take all action
     reasonably required to cause each Additional Project Document to be or become subject to the Lien of the Security Documents (whether by amendment to the applicable Security Document or otherwise) and shall deliver or cause to be delivered to the Agent Bank such legal opinions, certificates or other documents with respect to such Additional Project Document as the Agent Bank, the Collateral Agent or the Required Banks may reasonably request. The Borrower will execute and deliver, and will use commercially reasonable efforts to cause each Person (other than the Borrower) to execute and deliver, a Consent in writing, which Consent shall be in a form and substance satisfactory to the Agent Bank, to the Liens created by the Security Documents (or otherwise) on each Additional Project Document entered into by the Borrower with the prior consent of the Agent Bank (as contemplated by Section 6.13) and such legal opinions relating to such Additional Project Document and such consents as the Agent Bank or the Required Banks may reasonably request.

                    (c)  To the extent and at such time as the
     Borrower acquires additional property, easements and rights-of-way, the Borrower shall promptly cause such

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

     property, easements and rights-of-way to be subjected to the Lien of the Security Documents. At the request of the Collateral Agent, the Borrower will execute and deliver all necessary amendments to the Security Documents in respect thereto and file and record all Governmental Approvals necessary or advisable to enable the Collateral Agent to obtain a first priority perfected Lien on such additional property, easements and rights-of-way.

               Section 5.11. Use of Proceeds. The Borrower shall use all proceeds of Loans made hereunder, all Letters of Credit issued hereunder and all Equity Contributions received pursuant to any Equity Commitment Agreement only in accordance with this Agreement and the other Financing Documents.

               Section 5.12.  Title.  The Borrower shall maintain
     good, legal and valid title to its assets and properties, subject to no Liens other than Permitted Liens.

               Section 5.13. Project Documents. The Borrower shall maintain in full force and effect, perform its obligations under, protect, defend and enforce its rights under and take all action necessary to prevent the termination of each of the Project Documents (other than in accordance with the terms of such Project Documents).

               Section 5.14. Qualifying Facility Status. Following the Commercial Operation Date, the Borrower shall (a) maintain the Project as a Qualifying Facility or (b) otherwise be able to sell electricity and steam to the Energy Purchaser and to wholesale purchasers without being regulated as an "electric utility" or an "electric utility holding company" under applicable federal or state Law.

               Section 5.15. Application of Revenues. The Borrower shall deposit and apply, or cause to be deposited and applied, all revenues received by or on behalf of it in accordance with the terms set forth in Article VII.

               Section 5.16. Interest Rate Protection Agreements. The Borrower shall enter into Interest Rate Protection Agreements satisfactory to the Agent Bank which, (a) if the average LIBOR over any thirty (30) day period equals or exceeds a level of 6.35% at any time prior to the Conversion Date, fix or cap the rate of interest payable on at least fifty percent (50%) of outstanding Construction Loans through the Construction Loan Maturity Date, and (b) if the average LIBOR over any thirty (30) day period equals or exceeds a level of 6.85% at any time after the Conversion Date, fix or cap the rate of interest payable on at least fifty percent (50%) of outstanding Term Loans through the Final Maturity Date.

               Section 5.17. Long Term Service Agreement. On or prior to December 31, 1997, the Borrower shall enter into the Long Term Service Agreement and shall deliver to the Agent Bank an executed version of the Long Term Service Agreement and

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

     each Ancillary Document in respect thereof, all of which shall be in form and substance satisfactory to the Agent Bank.

               Section 5.18. RO EPC Contract. On or prior to December 31, 1997, the Borrower shall enter into the RO EPC Contract and shall deliver to the Agent Bank an executed version of RO EPC Contract and each Ancillary Document in respect thereof, all of which shall be in form and substance satisfactory to the Agent Bank.

               Section 5.19. Payment. The Borrower shall promptly pay or cause to be paid when due all principal of and interest on the Loans and all Fees and other amounts due hereunder in accordance with the terms hereof.

               Section 5.20. ERISA. The Borrower shall promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets and shall promptly notify the Agent Bank of (i) the occurrence of any reportable event (as defined in ERISA) affecting a Plan, other than any such event of which the PBGC has waived notice by regulation, (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event affecting any Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower under any post-retirement Welfare Plan benefit.

               Section 5.21. Punch List. The Borrower shall provide a copy of any proposed Punch List prepared in accordance with Section 10.3 of the EPC Contract (or in accordance with any similar provision in the RO EPC Contract, if applicable) to the Agent Bank and the Independent Engineer promptly upon, and in any event within five (5) Business Days after, receipt by the Borrower of any proposed Punch List from the EPC Contractor (or the RO EPC Contractor, if applicable). The Agent Bank (in consultation with the Independent Engineer) shall have fifteen (15) days from receipt thereof by the Agent Bank to approve or reject any proposed Punch List delivered to the Agent Bank pursuant to the preceding sentence. If the Agent Bank (in consultation with the Independent Engineer) approves or fails to reject any proposed Punch List within fifteen (15) days of receipt thereof by the Agent Bank, such Punch List shall become effective. If the Agent Bank (in consultation with the Independent Engineer) rejects any proposed Punch List within fifteen (15) days of receipt thereof by the Agent Bank, such Punch List shall not be effective and the Borrower shall submit a revised version of such Punch List to the Agent Bank and the Independent Engineer for approval in accordance with this Section 5.21.

               Section 5.22.  Operator Termination.  The Borrower
     shall terminate the Operator pursuant to Section 12.4 of the Operation and Maintenance Agreement if the

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

     Borrower is required to pay more than $1,900,000 in Operator
     Standby Power Costs (as defined in the Operation and
     Maintenance Agreement) in any Operating Year.

               Section 5.23. Minor Punch List Items. The Borrower shall cause all Minor Punch List Items to be completed on or prior to the date which is twelve (12) months after the Provisional Acceptance Date (as defined in the EPC Contract).

               Section 5.24. Gas Agreement. Within four (4) years of the Commercial Operation Date, the Borrower shall either (i) enter into one or more contracts which shall be in form and substance satisfactory to the Required Banks and which in the aggregate (a) have a term of not less than twenty (20) years and (b) provide the Borrower with natural gas transportation and storage services substantially equivalent in quality and quantity to the natural gas transportation and storage services required to be provided by NIGAS under the NIGAS Agreement, or
     (ii) provide other arrangements which shall be in form and substance satisfactory to the Required Banks.

               Section 5.25. Millennium Letter of Credit. At any time the Borrower is required under Section 32.1 of the Energy Services Agreement to cause the letter of credit described in such Section to be in full force and effect, the Borrower, pursuant to such Section, shall deliver an extension of such letter of credit or a replacement letter of credit no later than three hundred sixty-five (365) days prior to the termination of the existing letter of credit.


     ARTICLE VI.  NEGATIVE COVENANTS.

          The Borrower covenants and agrees that on and after the Closing Date until the Loan Agreement Termination Date, unless otherwise agreed by the Required Banks:

               Section 6.1. Distributions. The Borrower shall not make, pay or declare any distributions or return any capital to its members or authorize or make any other distribution, payment or delivery of property or cash to its members as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any membership interests, units or other equity interests of the Borrower now or hereafter outstanding (or any options or rights issued with respect thereto), or set aside any funds for any of the foregoing purposes (all the foregoing "Distributions"), except upon satisfaction of the Distribution Conditions and otherwise in accordance with the Section 7.9.

               Section 6.2. Indebtedness. The Borrower shall not create, incur, assume, suffer to exist or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, other than the following (such Indebtedness, "Permitted Debt"):

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                    (a)  Indebtedness incurred hereunder and under
     the other Financing Documents;

                    (b)  Indebtedness incurred under any Debt
     Service Reserve Letter of Credit;

                    (c) Indebtedness incurred to finance the making of capital improvements to the Project to the extent such capital improvements are reasonably required by applicable Law; provided that (i) the Independent Engineer shall confirm that such capital improvements are required to comply with applicable Law and (ii) after giving effect to the incurrence of such Indebtedness, the average projected Debt Service Coverage Ratio shall not be less than 1.4 to 1 and the minimum projected Debt Service Coverage Ratio shall not be less than
     1.2 to 1, each through the Final Maturity Date, as certified by an Authorized Officer of the Borrower and confirmed as reasonable by the Independent Engineer;

                    (d) Indebtedness incurred to finance the making of capital improvements to the Project which are not required by applicable Law; provided that (i) no Default or Event of Default shall have occurred and be continuing or shall result from the incurrence of such Indebtedness and (ii) after giving effect to the incurrence of such Indebtedness, the average projected Debt Service Coverage Ratio shall not be less than
     1.5 to 1 and the minimum projected Debt Service Coverage Ratio shall not be less than 1.3 to 1, each through the Final Maturity Date, as certified by an Authorized Officer of the Borrower and confirmed as reasonable by the Independent Engineer;

                    (e) Indebtedness incurred for working capital purposes in an amount not to exceed $5,000,000;

                    (f) Indebtedness incurred in connection with Interest Rate Protection Agreements entered into to provide for a hedge against interest payable on other Permitted Debt;

                    (g)  Trade Indebtedness, (other than for
     borrowed money), arising in the ordinary course of business; provided that such Indebtedness shall not be more than ninety
     (90) days past due, unless such Indebtedness is subject to a Contest;

                    (h) To the extent deemed Indebtedness (other than for borrowed money), obligations under the Project
     Documents; and

                    (i)  Purchase money debt in an amount not to
     exceed $1,000,000.

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               Section 6.3.  Liens.  The Borrower shall not create,
     incur, assume or suffer or permit to exist, directly or indirectly, any Lien on any of its property now owned or hereafter acquired, other than the following (such Liens, "Permitted Liens"):

                    (a) Liens granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security
     Documents;

                    (b) Liens to secure Permitted Debt; provided that (i) no Liens shall secure Indebtedness pursuant to clause
     (e), (f) (except with respect to Secured Interest Rate Protection Agreements entered into by the Borrower with a
     Bank), (g), or (h) of Section 6.2, (ii) Indebtedness incurred pursuant to clause (i) of Section 6.2 shall be secured only by Liens on the assets financed with such Indebtedness and (iii) any creditor providing Indebtedness pursuant to clause (b), (c) or (d) of Section 6.2 shall enter into an intercreditor agreement in form and substance satisfactory to the Agent Bank;

                    (c)  Liens (other than any Lien imposed by
     ERISA) in connection with workmen's compensation, unemployment insurance or other social security or pension obligations;

                    (d)  Mechanics', workmen's, materialmen's,
     suppliers', construction or like Liens, in each case (i) for amounts not yet due and payable or (ii) for amounts due and payable with respect to ordinary course claims which are subject to a Contest, unless the existence of such Liens could reasonably be expected to result in a Material Adverse Effect;

                    (e)  Servitudes, easements, rights-of-way,
     restrictions or minor defects or irregularities in title and such other encumbrances or charges against real property or interests therein referred to in the Title Insurance Policy as are of a nature generally existing with respect to properties of a similar character and which do not in any way materially interfere with the use thereof;

                    (f) Liens for Taxes not yet delinquent or, if delinquent, which are subject to a Contest; and

                    (g)  Attachment or judgment Liens; provided that
     (i) the existence of such Liens could not reasonably be expected to result in a Material Adverse Effect and (ii) such Liens are discharged within thirty (30) days of the creation thereof.

               Section 6.4.  Restriction on Fundamental Changes.
     The Borrower shall not enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution of) itself or discontinue its business.

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               Section 6.5.  Subsidiaries; Advances, Investments and
     Loans. The Borrower shall not form or have any Subsidiaries, make investments, loans or advances or otherwise acquire any stock, obligations or securities of any Person, except that the Borrower may maintain the Project Accounts and invest amounts on deposit therein in Permitted Investments in accordance with
     Section 7.2.

               Section 6.6.  Arm's Length Transactions.  The
     Borrower shall not enter into any transaction or series of related transactions with any person (including any Affiliate of the Borrower) other than on an arm's-length basis.

               Section 6.7. Sole Purpose Nature. The Borrower shall not enter into or engage in any business other than the ownership, development, financing, construction, operation and maintenance of the Project and the activities related thereto.

               Section 6.8. Certain Restrictions. Except in connection with Permitted Debt and Permitted Liens, the Borrower shall not enter into any agreement (other than the Transaction Documents as in effect on the Closing Date) which restricts the ability of the Borrower to amend any Transaction Document, sell any of its assets, create Liens, incur Indebtedness or make Distributions.

               Section 6.9. Sale of Assets. The Borrower shall not sell, assign, dispose of or abandon the Project or any of its other assets (other than electricity, steam and any by-products produced by the Project) or assign any rights other than (so long as no Default or Event of Default has occurred and is continuing) (a) those in the ordinary course of its business for cash equal to the fair market value of such assets at the time of sale, (b) sales of equipment which is uneconomic or obsolete or sales of assets that are no longer used or useful to the Borrower, (c) any sale, assignment or transfer by the Borrower to any Affiliate of the Borrower, provided that the assets so sold, assigned, or transferred are (i) not integral to the proper and efficient operation and maintenance of the Project, (ii) sold for fair market value and (iii) sold for consideration consisting of cash, cash equivalents (other than notes or other obligations of the Person to whom such assets are transferred or such Person's Affiliates) or other assets useful to the operation and maintenance of the Project, or (d) any assignment of rights constituting a Permitted Lien.

               Section 6.10. Amendment of Project Documents. The Borrower shall not terminate, assign, modify or waive any provision of, or consent to the termination, assignment, modification or waiver of any provision of, any Project Document without the prior written consent of the Agent Bank.

               Section 6.11.  Change Orders; Budgets.

               (a) The Borrower shall not(x) enter into any Change Order or (y) modify or permit any modification of the Construction Budget; provided that the Borrower may enter into Change Orders or any such modifications which do not exceed
     $1,000,000 individually or $3,000,000 in the

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     aggregate and which have been reviewed and approved by the
     Independent Engineer, if, after giving effect to such Change Orders or modifications, (a) the Project when completed will have at least 117 MW installed capacity and at least a 114 MW net capacity and will have boiler capacity to produce 1,080,000 pounds per hour of steam, (b) the Project will achieve Acceptance and Commercial Operation and all Punch List items (other than Minor Punch List Items) will be completed on or before the Date Certain and (c) total Project Costs will not exceed the sum of the Project Equity Amount and the Total Construction Loan Commitment.

               (b) The Borrower shall not (x) enter into any O&M Change Order or (y) modify or permit any modification of any Operating Budget or Major Maintenance Budget; provided that the Borrower may enter into O&M Change Orders or any such modifications (i) which do not exceed $250,000 individually or $500,000 in the aggregate in any one Operating Year, if, after giving effect to such O&M Change Orders or modifications, the projected Debt Service Coverage Ratio for such Operating Year shall be equal to or greater than 1.2 to 1, or (ii) which are required pursuant to Section 6.3.1, 6.3.2, 6.3.3 or 6.4 of the Operation and Maintenance Agreement.

               Section 6.12. Margin Regulations. No part of the proceeds of any Loan shall be used by the Borrower to purchase or carry any Margin Stock (as defined in Regulation U) or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. The Borrower shall not use the proceeds of any Loan in a manner that will violate or be inconsistent with the provisions of Regulations G, T, U or X.

               Section 6.13. Additional Project Agreements. The Borrower shall not enter into any material agreement relating to the construction, operation, maintenance or use of the Project, except as contemplated on the Closing Date or as approved in writing by the Agent Bank.

               Section 6.14. Expenditures. The Borrower shall not make any expenditures for operation and maintenance or any capital expenditures except (a) in accordance with the Construction Budget or the current annual Operating Budget, as the case may be, (b) for the payment of Fuel Expenses or (c) as approved in writing by the Agent Bank.

               Section 6.15. Amendments to Construction Schedule or Progress Payment Schedule; Test Procedures.

               (a) The Borrower shall not change or permit any change to be made to the Construction Schedule or the Progress Payment Schedule, except changes which have been reviewed and approved by the Independent Engineer and which do not impair the ability of the Project to achieve Acceptance and Commercial Operation, or the ability of the EPC Contractor or the RO EPC Contractor, as the case may be, to complete all Punch List items (other than Minor Punch List Items), on or prior to the Date Certain; provided that the Borrower shall not change or permit any change to be made to Schedule

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     O to the EPC Contract without the prior written consent of the
     Agent Bank, (in consultation with the Independent Engineer).

               (b) The Borrower shall not approve the Performance Tests unless such Performance Tests have been reviewed and approved by the Independent Engineer, which approval shall not be unreasonably withheld.

               Section 6.16. Restricted Uses. The Borrower shall not use, maintain, operate or occupy or allow the use, maintenance or occupancy of any portion of the Project or the Site for any purpose:

                    (a)  which is reasonably likely to create a
     significant hazard, unless safeguarded as required by applicable Law; provided, however, that this clause (a) shall not be deemed to prohibit the Borrower from carrying out the Project in accordance with the terms of the Project Documents in a reasonable and prudent manner;

                    (b) which may constitute a public or private nuisance that could reasonably be expected to result in a Material Adverse Effect;

                    (c)  which may make void, voidable or
     cancelable, or increase the premium of, any insurance then in force with respect to the Site or the Project or any part thereof unless, in the case of an increase in premium, the Borrower gives proof of payment of such increase; or

                    (d) other than for the intended purpose thereof in connection with the development, construction, operation and maintenance of the Project.

               Section 6.17. NGC Agreement. The Borrower shall not reject any proposed Commodity Price (as defined in the NGC Agreement) and/or any proposed Reservation Charge (as defined in the NGC Agreement) except as approved in writing by the Agent Bank.


     ARTICLE VII.  ACCOUNTS AND CASH FLOWS.

               Section 7.1.  Establishment and Maintenance of
     Project Accounts.

               (a) The Borrower hereby establishes with the Collateral Agent each of the Construction Account, the Revenue Account, the Operation and Maintenance Account, the Debt Payment Account, the Debt Service Reserve Account, the Maintenance Reserve Account, the NGC Reserve Account, the Distribution Retention Account, the Letter of Credit Account and the Proceeds Account (collectively, the "Project Accounts") in the name of the Collateral Agent. All Project Accounts shall be in the exclusive possession of, and under the exclusive dominion and control of, the Collateral Agent. The Borrower hereby irrevocably di-

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     rects and authorizes the Collateral Agent to deposit into and withdraw funds from such Project Accounts in accordance with the terms and conditions of this Agreement. The Borrower shall have no right of withdrawal in respect of any of the Project Accounts except in accordance with this Article VII. Each transfer of funds to be made hereunder shall be made only to the extent that funds are on deposit in the affected Project Account, and the Collateral Agent shall have no responsibility to make additional funds available in the event that funds on deposit are insufficient. All instructions regarding the Project Accounts, monies on deposit therein and Permitted Investments credited thereto shall be delivered to the Collateral Agent at its address specified below its signature hereto (x) in writing or (y) by facsimile with an original writing to be delivered within five (5) Business Days thereof; provided that the Collateral Agent may discontinue the ability to provide such instructions by facsimile at any time by delivery of written notice of such discontinuation to each other party hereto in accordance with Section 11.3. Upon the occurrence and during the continuance of any Default or Event of Default, the Collateral Agent shall accept instructions with respect to the Project Accounts solely from the Agent Bank and shall not accept such instructions from the Borrower or any representative thereof. On or before the fifteenth (15th) Business Day of each month, the Collateral Agent shall provide to the Borrower statements reflecting all deposits to, withdrawals from and other activities in respect of each of the Project Accounts during the preceding month.

               Section 7.2  Permitted Investments.

                    (a) Upon the written request of the Borrower, the Collateral Agent shall invest and reinvest any balances in any Project Account from time to time in Permitted Investments as instructed by the Borrower in such written request; provided that (i) if the Borrower fails to so instruct the Collateral Agent with respect to any amounts on deposit in any of the Project Accounts, such amounts shall be invested in accordance with standing instructions set forth in a side letter between the Borrower and the Collateral Agent, (ii) upon the occurrence and during the continuance of a Default or an Event of Default, the Collateral Agent shall invest and reinvest such balances in Permitted Investments as instructed by the Agent Bank, (iii) all such Permitted Investments shall be held in the name of the Collateral Agent, (iv) no Permitted Investment shall be made unless the Collateral Agent shall retain a perfected first priority Lien on such Permitted Investment securing the Obligations and all filings and other actions necessary to ensure the validity, perfection and priority of such Lien have been taken, and (v) no more than ten (10) Permitted Investments may be maintained at any time. All funds in any Project Account that are invested in a Permitted Investment are deemed to be held in such Project Account for all purposes of this Agreement and the Security Documents. All investments and reinvestments shall be held in the name and be under the sole dominion and control of the Collateral Agent. The Collateral Agent shall have no liability for any loss in investments of funds in any Project Account that are invested in Permitted Investments.

                    (b)  The Collateral Agent agrees that the
     interest paid or other earnings on the Permitted Investments made hereunder shall be credited to the Project

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     Account from which the monies used to make such Permitted
     Investment were drawn on the date received by the Collateral
     Agent and held therein.

               Section 7.3. Funding of the Construction Account. The proceeds of all Construction Loans and all Equity Contributions (other than Default Equity Contributions) shall be deposited in the Construction Account. So long as no Default or Event of Default shall have occurred and be continuing, the Collateral Agent shall make any payment out of the Construction Account in accordance with the instructions set forth in any Disbursement Certificate delivered to the Collateral Agent by the Borrower at least three (3) Business Days prior to the day on which such payment is to be made.

               Section 7.4.  Funding of the Revenue Account and
     Payment of Operation and Maintenance Expenses.

                    (a) The Borrower agrees and confirms (i) that it has irrevocably instructed each of the other parties to each Project Document in effect as of the Closing Date pursuant to which payments may be made to or received by the Borrower, and that it will so instruct all parties to any Additional Project Document, that all payments due or to become due to the Borrower under each such Project Document (other than payments the proceeds of which are required to be deposited into the Proceeds Account pursuant to Section 7.10) shall be made directly to the Collateral Agent for deposit in the Revenue Account and (ii) that each of such other parties to such Project Document has agreed (or will be caused by the Borrower to agree) to make all such payments (other than payments the proceeds of which are required to be deposited into the Proceeds Account pursuant to Section 7.10) directly to the Collateral Agent for deposit in the Revenue Ac count. If, notwithstanding the foregoing, any payments due to the Borrower are remitted directly to the Borrower (or any Affiliate of the Borrower), the Borrower shall (or shall cause any such Affiliate to) hold such payments in trust for the Collateral Agent and shall promptly remit such payments (other than payments the proceeds of which are required to be deposited into the Proceeds Account pursuant to Section 7.10) to the Collateral Agent for deposit in the Revenue Account, in the form received, with any necessary endorsements. All business interruption insurance proceeds shall also be deposited into the Revenue Account.

                    (b) Between the Commercial Operation Date and the Conversion Date, if no Event of Default shall have occurred and be continuing, the Collateral Agent shall, on one Business Day of each month specified by the Borrower in a writing delivered to the Collateral Agent in accordance with Section 7.1, transfer from the Revenue Account to the Operation and Maintenance Account the amount required to bring the balance of the Operation and Maintenance Account to the amount specified in the Preliminary Operating Budget in respect of budgeted Operation and Maintenance Expenses for the Project for the next month. If no Event of Default shall have occurred and be continuing, then the Collateral Agent shall on the Conversion Date and on each Payment Date thereafter (i) transfer to the Operation and Maintenance Account from the Revenue Account the amount required to bring the balance of the Operation and Maintenance Account to an amount

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

     equal to the sum of (A) the estimated Fuel Expenses incurred during the current month (or with respect to the transfer occurring on the Conversion Date, any Fuel Expenses not paid with the proceeds of the Construction Loans made pursuant to the final Notice of Borrowing delivered hereunder), as notified to the Collateral Agent by the Borrower in a writing delivered to the Collateral Agent in accordance with Section 7.1, plus
     (B) the amount specified in the current Operating Budget in respect of other budgeted Operation and Maintenance Expenses for the Project for the next month, and (ii) transfer to the Operation and Maintenance Account from the Maintenance Reserve Account such amounts as are necessary to pay any Major Maintenance Expenses to be paid in the next month as notified to the Collateral Agent by the Borrower in a writing delivered to the Collateral Agent in accordance with Section 7.1 and approved by the Agent Bank and the Independent Engineer in the Major Maintenance Budget for that year or otherwise approved by the Agent Bank and the Independent Engineer in writing. The Operation and Maintenance Account shall be maintained as a revolving fund, from which the Borrower may draw and pay from time to time such amounts as shall be required to pay Operation and Maintenance Expenses upon delivery to the Collateral Agent of a Disbursement Certificate at least three (3) Business Days prior to the day upon which any of such payments are to be made.

                    (c) If the Borrower determines reasonably and in good faith that the amount available in the Operation and Maintenance Account is insufficient to pay the reasonable and necessary Operation and Maintenance Expenses for the Project for the current calendar month, an Authorized Officer of the Borrower shall deliver a certificate to the Collateral Agent and the Banks setting forth the amount of such insufficiency and the cause therefor. The Collateral Agent shall transfer into the Operations and Maintenance Account such amounts as shall be necessary to fund such insufficiency, first, from the Revenue Account, then from the Distribution Retention Account, then from the Proceeds Account, then from the Maintenance Reserve Account, then from the NGC Reserve Account and finally from the Debt Service Reserve Account (in each case to the extent funds are available in each such Project Account).

               Section 7.5. Debt Payment Account. The Collateral Agent shall, on each Payment Date occurring after the Conversion Date, transfer from the Revenue Account to the Debt Payment Account, to the extent of funds remaining on deposit in the Revenue Account after the application of funds provided for in Section 7.4 on such Payment Date: () first, an amount equal to one-third (1/3) of the next quarterly payment of Mandatory Secured Debt Service, and () second, an amount equal to one-third (1/3) of the next quarterly payment of Mandatory Unsecured Debt Service. If at any time amounts on deposit in the Debt Payment Account are insufficient to make all payments of Mandatory Secured Debt Service and Mandatory Unsecured Debt Service, then the Collateral Agent shall transfer to the Debt Payment Account such amounts as shall be necessary to fund such insufficiency, first from the Revenue Account, then from the Distribution Retention Account, then from the Debt Service Reserve Account, then from the NGC Reserve

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     Account, then from the Proceeds Account and finally from the
     Maintenance Reserve Account; provided that the Collateral Agent shall transfer from the Debt Service Reserve Account only the portion of such insufficiency which is attributable to the principal of, interest on and Fees and other amounts due in respect of the Loans. Amounts on deposit in the Debt Payment Account shall be applied to make payments on Mandatory Secured Debt Service and Mandatory Unsecured Debt Service () with respect to amounts due on the Loans, when due and payable in accordance with the terms hereof, and () with respect to amounts due on other Mandatory Secured Debt Service and Mandatory Unsecured Debt Service, as requested in a Disbursement Certificate delivered by the Borrower to the Collateral Agent at least three (3) Business Days prior to the day on which any of such payments are to be made; provided that no payments on Mandatory Unsecured Debt Service shall be made while any amounts remain due and unpaid on any Mandatory Secured Debt Service.

               Section 7.6. Funding of the Maintenance Reserve Account. The Collateral Agent shall, on each Payment Date occurring after the Conversion Date, transfer from the Revenue Account to the Maintenance Reserve Account, to the extent of funds remaining on deposit in the Revenue Account after the application of funds provided for in Sections 7.4 and 7.5 on such Payment Date, an amount equal to the sum of (a) one twelfth (1/12th) of the Maintenance Reserve Amount applicable to the calendar year in which such Payment Date occurs plus (b) the shortfall (if any) in the amount transferred pursuant to this Section 7.6 in the immediately preceding calendar months. In each month in which a Major Maintenance Expense is to be paid, the Collateral Agent shall transfer funds from the Maintenance Reserve Account to the Operation and Maintenance Account as provided in Section 7.4(b).

               Section 7.7. Funding of the Debt Service Reserve Account. The Borrower shall initially fund the Debt Service Reserve Fund up to the Debt Service Reserve Required Balance on or before the Conversion Date with the making of a cash deposit and/or the delivery of a Debt Service Reserve Letter of Credit to the Collateral Agent. The Collateral Agent shall, on each Payment Date occurring after the Conversion Date, transfer an amount from the Revenue Account to the Debt Service Reserve Account, to the extent of funds remaining on deposit in the Revenue Account after the application of funds provided for in Sections 7.4, 7.5 and 7.6 on such Payment Date, the sum of which amount and the amounts then on deposit therein and the amount available for drawing under any Debt Service Reserve Letter of Credit shall equal the Debt Service Reserve Required Balance. Funds on deposit in the Debt Service Reserve Account shall be transferred to the Debt Payment Account as and when needed pursuant to Section 7.5. If at any time amounts on deposit in the Debt Service Reserve Account, together with the amount available for drawing under any Debt Service Reserve Letter of Credit, shall exceed the then current Debt Service Reserve Required Balance, such excess shall be transferred to the Revenue Account.

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

               Section 7.8.  Funding of the NGC Reserve Account.
     The Collateral Agent shall, on each Payment Date occurring after the Conversion Date, transfer an amount from the Revenue Account to the NGC Reserve Account, to the extent of funds remaining on deposit in the Revenue Account after the application of funds provided for in Sections 7.4, 7.5, 7.6 and
     7.7 on such Payment Date, such that the sum of such amount and the amounts then on deposit in the NGC Reserve Account shall be at least equal to the greater of: (a) (i) the average of the Forward Market Price in effect on the days that the Forward Market Price is published during the period beginning on the Payment Date immediately preceding such Payment Date and ending on such Payment Date multiplied by sixty (60) multiplied by fourteen thousand five hundred (14,500) less (ii) $3,000,000; or (b) the amount by which the face amount of the letter of credit required to be maintained by the Borrower pursuant to
     Section 6.1(b) of the NGC Agreement exceeds $3,000,000 (the greater of the amounts described in clauses (a) and (b), the "NGC Reserve Required Balance"). If at any time the Forward Market Price is greater than one hundred thirty-three percent (133%) of the Forward Market Price in effect as of the date of the NGC Agreement, then the Collateral Agent, upon receipt of written notice thereof from the Agent Bank, shall use all amounts then on deposit in the NGC Reserve Account to cash collateralize the letter of credit required to be maintained by the Borrower pursuant to Section 6.1(b) of the NGC Agreement. If at any time the amounts on deposit in the NGC Reserve Account shall exceed the then current NGC Reserve Required Balance, such excess shall be transferred to the Revenue Account.

               Section 7.9. Funding of the Distribution Retention Account; Distributions. The Collateral Agent shall, on each Payment Date occurring after the Conversion Date, transfer from the Revenue Account to the Distribution Retention Account all amounts remaining on deposit in the Revenue Account after the application of funds provided for in Sections 7.4, 7.5, 7.6,
     7.7 and 7.8 on such Payment Date. On each Quarterly Date following the Conversion Date, the Collateral Agent shall disburse all or any portion of funds on deposit in the Distribution Retention Account to or as directed by the Borrower upon receipt by the Collateral Agent of a certificate of an Authorized Officer of the Borrower correctly stating that the following conditions (the "Distribution Conditions") have been satisfied and will continue to be satisfied as of such Quarterly Date, which certificate shall be delivered to the Collateral Agent at least three (3) Business Days prior to such Quarterly Date:

               (i) the Conversion Date has occurred;

               (ii) no default or event of default under any Transaction Document has occurred and is continuing or will result from such disbursement;

               (iii) all Project Accounts have been funded to their then current required levels; and

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               (iv) (A) the Debt Service Coverage Ratio for the
          previous four (4) fiscal quarters was at least 1.2 to 1 or
          (B) with respect to any Quarterly Date occurring during the period ending twelve (12) months after the Conversion Date, the Debt Service Coverage Ratio for the period from the Conversion Date through the end of the most recent fiscal quarter was at least 1.2 to 1.

               Section 7.10.  Funding of the Proceeds Account;
     Application of Proceeds.

                    (a) Deposit of Proceeds. The Borrower shall deposit or cause to be deposited each of the following into the Proceeds Account:

                         (i)  all proceeds in respect of any
          property insurance policy (other than proceeds of business interruption insurance or delayed opening insurance) received by or on behalf of the Borrower in connection with partial or total damage to or destruction of the Project (such proceeds, "Loss Proceeds" and such event, an "Event of Loss");

                         (ii)  all proceeds received by or on behalf
          of the Borrower in connection with any action to condemn, seize or appropriate all or any portion of the Project (such proceeds, "Condemnation Proceeds" and such event, an "Event of Condemnation");

                         (iii)  all Liquidated Performance Damages
          received by or on behalf of the Borrower (except
          Liquidated Performance Damages received pursuant to the Operation and Maintenance Agreement or the O&M Guarantee, which shall be deposited in the Revenue Account);

                         (iv)  all Liquidated Delay Damages received
          by or on behalf of the Borrower;

                         (v)  all proceeds received by or on behalf
          of the Borrower in connection with any sales of assets (other than electricity and steam produced by the Project and sold pursuant to the Energy Services Agreement or otherwise) of the Borrower (such proceeds, "Asset Sale Proceeds");

                         (vi)  all proceeds received by or on behalf
          of the Borrower (A) as indemnification or contribution payments, (B) pursuant to warranties contained in the Project Documents, (C) as a judgment, decree or arbitral award or (D) as a result of any similar provision or circumstance (such proceeds, "Other Proceeds"); and

                         (vii)  all Default Equity Proceeds received
          by or on behalf of the Borrower.

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

                    (b)  Application of Loss Proceeds.

                         (i)  The Collateral Agent shall transfer
          any Loss Proceeds in an amount less than or equal to $5,000,000 which are received by or on behalf of the Borrower and deposited in the Proceeds Account in accordance with clause (a)(i) of this Section 7.10 to (x) prior to the Conversion Date, the Construction Ac count, and (y) after the Conversion Date, the Revenue Account, each for application in accordance with the other provisions of this Article VII.

                         (ii)  If (A) Loss Proceeds in excess of
          $5,000,000 are received by or on behalf of the Borrower and deposited in the Proceeds Account in accordance with clause (a)(i) of this Section 7.10 and (B) no Approved Restoration Plan with respect to the relevant Event of Loss shall have been developed within ninety (90) days after the date such Loss Proceeds were received, the Collateral Agent shall apply such Loss Proceeds to the prepayment of outstanding Loans and accrued interest thereon in accordance with Section 2.13(c).

                         (iii)  If (A) Loss Proceeds in excess of
          $5,000,000 are received by or on behalf of the Borrower and deposited in the Proceeds Account in accordance with clause (a)(i) of this Section 7.10 and (B) an Approved Restoration Plan with respect to the relevant Event of Loss shall have been developed within ninety (90) days after the date such Loss Proceeds were received, the Collateral Agent shall, upon satisfaction of the conditions set forth in clause (i) of this Section 7.10 and provided no Event of Default (other than an Event of Default under Section 8.1(c) resulting from a breach of the covenants set forth in Section 5.9) shall have occurred and be continuing, withdraw and pay to the Borrower portions of such Loss Proceeds from time to time in installments sufficient to effect such Approved Restoration Plan. After completion of such Approved Restoration Plan, the Collateral Agent shall apply any of such Loss Proceeds in excess of the amount needed to effect such Approved Restoration Plan to the prepayment of outstanding Loans and accrued interest thereon in accordance with Section 2.13(c).

                    (c)  Application of Condemnation Proceeds.

                         (i)  The Collateral Agent shall transfer
          any Condemnation Proceeds in an amount less than or equal to $5,000,000 which are received by or on behalf of the Borrower and deposited in the Proceeds Account in accordance with clause (a)(ii) of this Section 7.10 to (x) prior to the Conversion Date, the Construction Account, and (y) after the Conversion Date, the Revenue Account, each for application in accordance with the other provisions of this Article VII.

                         (ii)  If (A) Condemnation Proceeds in
          excess of $5,000,000 are received by or on behalf of the Borrower and deposited in the

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

          Proceeds Account in accordance with clause (a)(ii) of this
          Section 7.10 and (B) no Approved Restoration Plan with respect to the relevant Event of Condemnation shall have been developed within ninety (90) days after the date such Condemnation Proceeds were received, the Collateral Agent shall apply such Condemnation Proceeds to the prepayment of outstanding Loans and accrued interest thereon in accordance with Section 2.13(d).

                         (iii)  If (A) Condemnation Proceeds in
          excess of $5,000,000 are received by or on behalf of the Borrower and deposited in the Proceeds Account in accordance with clause (a)(ii) of this Section 7.10 and
          (B) an Approved Restoration Plan with respect to the relevant Event of Condemnation shall have been developed within ninety (90) days after the date such Condemnation Proceeds were received, the Collateral Agent shall, upon satisfaction of the conditions set forth in clause (i) of this Section 7.10 and provided no Event of Default (other than an Event of Default under Section 8.1(c) resulting from a breach of the covenants set forth in Section 5.9) shall have occurred and be continuing, withdraw and pay to the Borrower portions of such Condemnation Proceeds from time to time in installments sufficient to implement such Approved Restoration Plan. After completion of such Approved Restoration Plan, the Collateral Agent shall apply any of such Condemnation Proceeds in excess of the amount needed to effect such Approved Restoration Plan to the prepayment of outstanding Loans and accrued interest thereon in accordance with Section 2.13(d).

                    (d)  Liquidated Performance Damages.

                         (i)  Upon deposit of any Liquidated
          Performance Damages in the Proceeds Account, the Collateral Agent shall transfer an amount of such Liquidated Performance Damages to the Construction Account that is needed to pay any Project Costs due or which are projected to become due in accordance with the Construction Budget, the Construction Schedule and the Progress Payment Schedule, as set forth in a certificate of an Authorized Officer of the Borrower; provided, however, that none of such Liquidated Performance Damages shall be applied to the payment of Energy Adjustment Payments without the prior written consent of the Required Banks, which consent shall not be unreasonably withheld or delayed.

                         (ii)  The Collateral Agent shall apply any
          Liquidated Performance Damages remaining on deposit in the Proceeds Account after application of clause (i) immediately above to the prepayment of outstanding Loans and accrued interest thereon in accordance with Section 2.13(e).

                    (e)  Liquidated Delay Damages.

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                         (i)  Upon deposit of any Liquidated Delay
          Damages in the Proceeds Account, the Collateral Agent shall transfer an amount of such Liquidated Delay Damages to the Construction Account that is needed to pay any Project Costs due or which are projected to become due in accordance with the Construction Budget, the Construction Schedule and the Progress Payment Schedule, as set forth in a certificate of an Authorized Officer of the Borrower.

                         (ii)  The Collateral Agent shall apply any
          Liquidated Delay Damages remaining on deposit in the Proceeds Account after application of clause (i) immediately above to the prepayment of outstanding Loans and accrued interest thereon in accordance with Section 2.13(f).

                    (f)  Asset Sale Proceeds.

                         (i)  The Collateral Agent shall transfer
          any Asset Sale Proceeds in an amount less than or equal to $5,000,000 which are received by or on behalf of the Borrower and deposited in the Proceeds Account in accordance with clause (a)(v) of this Section 7.10 to (x) prior to the Conversion Date, the Construction Account, and (y) after the Conversion Date, the Revenue Account, each for application in accordance with the other provisions of this Article VII.

                         (ii)  If (A) Asset Sale Proceeds in excess
          of $5,000,000 are received by or on behalf of the Borrower and deposited in the Proceeds Account in accordance with clause (a)(v) of this Section 7.10 and (B) the Collateral Agent shall not receive within ninety (90) days from the receipt of such Asset Sale Proceeds a certificate of an Authorized Officer of the Borrower stating that such proceeds shall be used to purchase assets for use in the Project and setting forth all relevant information regarding such assets, including, without limitation, the price and proposed use thereof, the Collateral Agent shall apply the first $5,000,000 of such Asset Sale Proceeds in accordance with clause (i) immediately above and the excess of such Asset Sale Proceeds to the prepayment of outstanding Loans and accrued interest thereon in accordance with Section 2.13(g).

                         (iii)  If (A) Asset Sale Proceeds in excess
          of $5,000,000 are received by or on behalf of the Borrower and deposited in the Proceeds Account in accordance with clause (a)(v) of this Section 7.10 and (B) the Collateral Agent shall have received within ninety (90) days from the receipt of such Asset Sale Proceeds a certificate of an Authorized Officer of the Borrower stating that such proceeds shall be used to purchase assets for use in the Project and setting forth all relevant information regarding such assets, including, without limitation, the price and proposed use thereof, the Collateral Agent shall, provided no Event of Default shall have occurred and be continuing, withdraw from the Proceeds Account and pay to the Borrower an amount (as specified in such certificate)

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

          necessary to purchase such assets. The Collateral Agent shall apply any of such Asset Sale Proceeds in excess of such amount to the prepayment of outstanding Loans and accrued interest thereon in accordance with Section 2.13(g).

                    (g) Application of Other Proceeds.

                         (i)  The Collateral Agent shall transfer
          any Other Proceeds in an amount less than or equal to $5,000,000 which are received by or on behalf of the Borrower and deposited in the Proceeds Account in accordance with clause (a)(vi) of this Section 7.10 to (x) prior to the Conversion Date, the Construction Account, and (y) after the Conversion Date, the Revenue Account, each for application in accordance with the other provisions of this Article VII.

                         (ii)  If (A) Other Proceeds in excess of
          $5,000,000 are received by or on behalf of the Borrower and deposited in the Proceeds Account in accordance with clause (a)(vi) of this Section 7.10 and (B) the Collateral Agent shall not receive within ninety (90) days from the receipt of such Other Proceeds a certificate of an Authorized Officer of the Borrower stating that such proceeds shall be used to pay costs associated with the development, construction, operation or maintenance of the Project, the Collateral Agent shall apply the first $5,000,000 of such Other Proceeds in accordance with clause (i) immediately above and the excess of such Other Proceeds to the prepayment of outstanding Loans and accrued interest thereon in accordance with Section 2.13(h).

                         (iii)  If (A) Other Proceeds in excess of
          $5,000,000 are received by or on behalf of the Borrower and deposited in the Proceeds Account in accordance with clause (a)(vi) of this Section 7.10 and (B) the Collateral Agent shall have received within ninety (90) from the receipt of such Other Proceeds a certificate of an Authorized Officer of the Borrower stating that such proceeds shall be used to pay costs associated with the development, construction, operation or maintenance of the Project, the Collateral Agent shall, provided no Event of Default shall have occurred and be continuing, withdraw from the Proceeds Account and pay to the Borrower an amount (as specified in such certificate) necessary to pay such costs. The Collateral Agent shall apply any of such Other Proceeds in excess of such amount to the prepayment of outstanding Loans and accrued interest thereon in accordance with Section 2.13(h).

                    (h)  Application of Default Equity
     Contributions. Any Default Equity Contributions deposited into the Proceeds Account pursuant to any Equity Commitment Agreement shall be applied by the Collateral Agent, at the direction of the Required Banks, to (i) the payment of Project Costs and/or (ii) the prepayment of outstanding Loans and accrued interest thereon, in such proportions as the Required Banks shall specify. The Collateral Agent shall transfer any amounts specified by the Required Banks for applica-

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     tion to the payment of Project Costs to the Construction
     Account upon receipt by the Collateral Agent of a certificate of an Authorized Officer of the Borrower that such amounts will be used toward the payment of Project Costs. The Collateral Agent shall apply any amounts specified by the Required Banks for application to the prepayment of outstanding Loans and accrued interest thereon to such prepayment in accordance with
     Section 2.13(j).

                    (i)  Application of Funds to an Approved
     Restoration Plan. Prior to the withdrawal of monies on deposit in the Proceeds Account for use in the implementation of an Approved Restoration Plan in accordance with clause (b) or (c) of this Section 7.10, the Collateral Agent shall have received
     (i) for the initial release of monies in respect of an Approved Restoration Plan, a copy of such Approved Restoration Plan approved by all Persons required to approve the same as provided in the definition of "Approved Restoration Plan" set forth in Section 1.1 and (ii) for the initial and each subsequent release of monies in respect of such Approved Restoration Plan, an executed Restoration Requisition substantially in the form of Exhibit G, which Restoration Requisition shall be delivered to the Collateral Agent at least three (3) Business Days prior to the day on which such release is to occur.

                    (j) Excess Proceeds. Any amounts which remain on deposit in the Proceeds Account after all transfers and payments required by this Section 7.10 have been made shall be transferred to (x) prior to the Conversion Date, the Construction Account, and (y) after the Conversion Date, the Revenue Account and, in each case, applied in accordance with the other Sections of this Article VII.

               Section 7.11.  Letter of Credit Account.

                    (a) Upon the occurrence of the circumstances described in Section 2.2(l), the Borrower shall deposit with the Collateral Agent an amount in cash equal to the aggregate Stated Amount of all outstanding Letters of Credit. In the event that the Borrower shall fail to make or fully fund such payment, the Collateral Agent shall transfer into the Letter of Credit Account such amounts as shall be necessary to fund such insufficiency, first, from the Revenue Account, then from the Distribution Retention Account, then from the Proceeds Account, then from the Maintenance Reserve Account, then from the Debt Service Reserve Account and finally from the NGC Reserve Account (in each case to the extent funds are available in each such Project Account).

                    (b) Amounts on deposit in the Letter of Credit Account shall be held by the Collateral Agent for the benefit of the Issuing Bank and the other Banks to be used to repay any Reimbursement Obligation or other Obligation of the Borrower, or until all Letters of Credit have terminated and all Reimbursement Obligations and other Obligations have been paid in full.

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               Section 7.12.  Event of Default.  Notwithstanding any
     provision of this Agreement to the contrary, if an Event of Default shall have occurred and be continuing, all amounts on deposit in the Project Accounts shall be applied by the Collateral Agent toward payment of the Obligations or as otherwise directed by the Agent Bank (acting upon the instructions of the Required Banks).


     ARTICLE VIII.  EVENTS OF DEFAULT; REMEDIES.

               Section 8.1.  Events of Default.  Each of the
     following events, acts, occurrences or conditions shall constitute an Event of Default under this Agreement, regardless of whether such event, act, occurrence or condition is voluntary or involuntary or results from the operation of Law or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule or regulation of any Governmental Authority:

                    (a)  Failure to Make Payments.  The Borrower
     shall default in the payment when due of any principal of or interest on the Loans (including any mandatory prepayments required hereunder or any Fees or other Obligations) and such default shall continue uncured for five (5) or more days.

                    (b) Breach of Representation or Warranty. Any representation or warranty made by the Borrower in this Agreement or any other Transaction Document to which it is a party or any representation, warranty or statement in any certificate, financial statement or other document furnished to the Agent Bank or the Collateral Agent by or on behalf of the Borrower hereunder or thereunder, shall prove to have been untrue or misleading in any material respect as of the time made, confirmed or furnished, and such misrepresentation shall continue uncured for thirty (30) or more days after the earlier of (i) the date upon which an Authorized Officer of the Borrower obtains actual knowledge of such misrepresentation or
     (ii) the date upon which the Borrower receives notice of such misrepresentation from the Agent Bank; provided that, if any Event of Bankruptcy occurs with respect to the Borrower, the notice referred to in clause (ii) immediately above shall not be required and shall be deemed to have been received upon the occurrence of the event giving rise to such misrepresentation.

                    (c)  Breach of Covenants.  (i) The Borrower
     shall fail to perform or observe any covenant or obligation arising under Article VI or under Section 5.1(g), 5.2(a), 5.7,
     5.11 or 5.13 and any applicable grace period expressly provided therein shall have expired, or (ii) the Borrower shall fail to perform or observe any covenant, term or agreement arising under this Agreement or any other Financing Document (except those described in clauses (a) and (b) and subsection (c)(i) above) and such failure shall continue uncured for thirty (30) or more days after an Authorized Officer of the Borrower obtains actual knowledge thereof; provided that if such failure cannot reasonably be cured in such

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     thirty (30) day period but is susceptible to cure within a longer period, the Borrower may have an additional sixty (60) days to cure such failure if the Borrower is diligently pursuing such cure and such extension of the cure period does not result in a Material Adverse Effect.

                    (d) Default Under Other Financing Documents. An event of default under any Financing Document other than this Agreement shall occur and be continuing beyond the applicable grace period expressly provided therefor in such Financing Document.

                    (e) Nonperformance Under Financing Documents. Any Project Party (other than the Borrower) shall fail to perform or observe any covenant, term or agreement contained in any Financing Document to which it is a party and such failure shall (i) continue uncured after the expiration of the applicable grace period expressly provided therefor in such Financing Document and (ii) result in a Material Adverse Effect.

                    (f)  Event of Bankruptcy.  Any Event of
     Bankruptcy shall occur with respect to the Borrower or any Equity Contributor which has continuing obligations under any Equity Commitment Agreement.

                    (g) Judgments. One or more final judgments or decrees shall be entered by a court or courts of competent jurisdiction against the Borrower involving in the aggregate a liability of $5,000,000 or more and none of such judgments or decrees shall have been bonded, stayed, discharged or vacated within thirty (30) days after entry thereof.

                    (h)  Environmental Matters.  (i)  Any
     Environmental Claim shall have been asserted against the Borrower which (after a consideration of (x) reasonably available and reasonably feasible plans of mitigation or remediation and (y) the indemnification provisions set forth in
     Section 21 of the Ground Lease) could reasonably be expected to result in a Material Adverse Effect or (ii) any release, emission, discharge or disposal of any Material of Environmental Concern in violation of any applicable Environmental Laws shall have been caused by the Borrower or the Project and such event could reasonably be expected to result in a Material Adverse Effect.

                    (i) Eminent Domain. There shall have occurred an Event of Condemnation involving a material portion of the assets or operations of the Project and receipt by or on behalf of the Borrower of Condemnation Proceeds in excess of $5,000,000, and the Borrower shall not deliver an Approved Restoration Plan in respect thereof within sixty (60) days after the occurrence thereof.

                    (j) Event of Loss. There shall have occurred an Event of Loss involving a material portion of the assets or operations of the Project and receipt by or on

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     behalf of the Borrower of Loss Proceeds in excess of
     $5,000,000, and the Borrower shall not deliver an Approved Restoration Plan in respect of such damage or destruction within sixty (60) days after the occurrence thereof.

                    (k)  Governmental Approvals.  Any Necessary
     Project Approval or Deferred Approval required to have been obtained shall not have been obtained, or shall be revoked, terminated, withdrawn, suspended, modified in any material adverse respect, withheld or shall otherwise cease to be in full force and effect for a period of thirty (30) or more days after the date on which an Authorized Officer of the Borrower obtains actual knowledge thereof and such event shall result in a Material Adverse Effect.

                    (l) Invalidity of Project Documents. Any of the Project Documents shall cease to be valid and binding and in full force and effect (other than any Project Document which expires in accordance with the terms thereof) and the Borrower shall not replace such Project Document with another contract acceptable to the Agent Bank (i) immediately if such event relates to the Energy Services Agreement and (ii) within sixty
     (60) days if such event relates to any other Project Document.

                    (m) Security Interest. Any Security Document shall cease to be in full force and effect or any Lien purported to be granted thereby shall cease to be a perfected, first priority Lien in favor of the Collateral Agent for the benefit of the Secured Parties and such cessation shall continue uncured for thirty (30) or more days after the date on which an Authorized Officer of the Borrower obtains actual knowledge thereof.

                    (n)  Nonperformance Under Project Documents.
     Except to the extent waived or consented to in writing by the Required Banks, any Project Party (other than the Borrower) shall fail to perform its obligations or shall assign any of its rights or obligations under any Project Document, which failure or assignment shall result in a Material Adverse Effect and the Borrower shall not cause such Project Party to resume performance or replace such Project Party with another project party acceptable to the Agent Bank (i) immediately if such event relates to the Energy Services Agreement and (ii) within sixty (60) days if such event relates to any other Project Document.

                    (o)  Obligations under Equity Commitment
     Agreements. Any Equity Contributor shall fail to satisfy its obligations under its Equity Commitment Agreement.

                    (p) Acceleration of Debt. Indebtedness of the Borrower (other than Indebtedness incurred under this Agreement) in excess of $5,000,000 shall be required to be prepaid, or shall be declared to be due and payable, other than by regular scheduled required repayment, prior to the stated maturity thereof, as the result of the acceleration of the stated maturity thereof following an event of default thereunder.

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

                    (q)  Ownership of the Borrower.  NRG Energy
     shall cease to beneficially own, directly or indirectly, at least thirty percent (30%) of the membership interests in the Borrower or NRG Energy and/or NRG Generating shall cease to be the managing member of the Borrower; provided, however, that such event shall not be an Event of Default if upon the occurrence of such event, NRG Generating shall (i) directly own at least fifty percent (50%) of the membership interests in the Borrower, (ii) have an Investment Grade Rating and (iii) be the managing member of the Borrower.

                    (r)  Federal Regulation.  The Borrower shall
     become subject to regulation as (i) an "investment company" or a company "controlled by" an "investment company" under the ICA, or (ii) a "holding company," a "public utility company" or a "subsidiary company" of a "registered holding company" under PUHCA.

                    (s) Qualifying Facility. At any time after the Commercial Operation Date, the Project shall cease to be a Qualifying Facility and the Borrower shall not otherwise be able to sell electricity and steam to the Energy Purchaser and to wholesale purchasers without being regulated as an "electric utility" or an "electric utility holding company" under applicable federal or state Law.

                    (t)  Material Adverse Effect.  An event or
     condition shall occur that could reasonably be expected to result in a Material Adverse Effect; provided, however, that if the occurrence of any such event or condition also results in an Event of Default as specified in any of clauses (a) through
     (s) of this Section 8.1, any grace period expressly set forth in such clause for such event or condition shall apply notwithstanding that such event or condition could reasonably be expected to result in a Material Adverse Effect.

               Section 8.2.  Rights and Remedies.

                    (a)  Notwithstanding any provision of this
     Agreement to the contrary, upon the occurrence of any Event of Default described in Section 8.1(f) and without declaration or notice of any kind, the Commitments shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Loans and any and all accrued Fees and other Obligations shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Borrower, and the obligation of each Bank to make any Loan hereunder shall thereupon terminate.

                    (b)  Notwithstanding any provision of this
     Agreement to the contrary, upon the occurrence and during the continuance of any Event of Default (other

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     than an Event of Default described in Section 8.1(f)), the
     Agent Bank shall at the request, or may with the consent, of the Required Banks, by written notice to the Borrower (i) declare that the Commitments are terminated, whereupon the Commitments and the obligation of each Bank to make any Loan hereunder shall immediately terminate, and (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and any and all accrued and unpaid Fees and other Obligations to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentation, demand or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower.

                    (c)  In addition to the foregoing, upon the
     occurrence and during the continuance of any Event of Default, the Agent Bank shall at the request, or may with the consent, of the Required Banks, (i) exercise, or direct the Collateral Agent to exercise, all of its rights as a secured party under the Security Documents or under applicable Law or otherwise (and all remedial provisions in the Security Documents are hereby incorporated by reference), and (ii) apply, or direct the Collateral Agent to apply, all amounts on deposit in the Project Accounts to the Obligations in such order as it shall select in its sole discretion.

               Section 8.3.  Application of Proceeds.

               (a) Except as otherwise expressly provided herein (including, without limitation, the terms and conditions of Article VII), following an Event of Default and the acceleration of the maturity date of the Obligations (whether automatically, by declaration or otherwise), the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant to the Security Documents, and any other cash at the time of such collection, sale or other realization held by the Collateral Agent under the Security Documents or this Agreement, shall be applied by the Collateral Agent in the following order of priority:

                    (i) first, to the payment of (A) all costs and expenses relating to the sale of the Collateral and the collection of all amounts owing hereunder, including reasonable attorneys' fees and disbursements and the just compensation of the Collateral Agent for services rendered in connection therewith or in connection with any proceeding to sell if a sale is not completed, and (B) all charges, expenses and advances incurred or made by the Collateral Agent in order to protect the Liens of the Security Documents or the security afforded thereby, together with interest at the rate per annum equal to the Base Rate then in effect plus the Applicable Margin plus two percent (2%), computed on the basis of the actual number of days elapsed and a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as appropriate;

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                    (ii) second, to the payment in full of all
          Obligations (to be paid to the Secured Parties pro rata in accordance with the aggregate outstanding amounts of the Obligations owed to each Secured Party), each such payment to be applied by each Secured Party as follows: first against indemnities, charges, fees, costs and expenses with respect to the Obligations; then against interest on interest which became overdue with respect to the Obligations; then against interest on principal of the Obligations which became overdue; then against interest due on the Obligations; and finally to the principal of the Obligations; and

                    (iii) finally, to the payment to the Borrower, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

               (b) As used in this Section 8.3, "proceeds" of Collateral shall mean cash, securities or other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under a reorganization, liquidation or adjustment of Indebtedness of the Borrower or any issuer of or obligor on any of the Collateral.


     ARTICLE IX.  THE AGENT BANK.

               Section 9.1.  Appointment.  Each Bank hereby
     irrevocably designates and appoints the Agent Bank (subject to the first sentence of Section 9.9) as the agent of such Bank under this Agreement and each other Financing Document, and each such Bank irrevocably authorizes the Agent Bank to take such actions on its behalf under the provisions of this Agreement and each other Financing Document and to exercise such powers and perform such duties as are expressly delegated to the Agent Bank by the terms of this Agreement and each other Financing Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent Bank shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent Bank shall be read into this Agreement or otherwise exist against the Agent Bank. The provisions of this
     Article IX are solely for the benefit of the Agent Bank and the Banks and the Borrower shall not have any rights as a third party beneficiary or otherwise under any of the provisions hereof. In performing its functions and duties hereunder and under the other Financing Documents, the Agent Bank shall act solely as the agent of the Banks and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of its successors and assigns.

               Section 9.2. Delegation of Duties. The Agent Bank may execute any of its duties under this Agreement or the other Financing Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties so long as such counsel is selected with reasonable due care. The Agent

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

     Bank shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

               Section 9.3. Exculpatory Provisions. The Agent Bank shall not be (i) liable for any action lawfully taken or omitted to be taken by it or any Person described in Section
     9.2 under or in connection with this Agreement or any other Financing Document (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by any Project Party contained in this Agreement or any other Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document or for any failure of any Project Party to perform its obligations hereunder or thereunder. The Agent Bank shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of any Project Party. This Section 9.3 is intended solely to govern the relationship between the Agent Bank, on the one hand, and the Banks, on the other.

               Section 9.4. Reliance by Agent Bank. The Agent Bank shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Project Party), independent accountants and other experts selected by the Agent Bank with reasonable due care. The Agent Bank may deem and treat the payee of any Note as the owner thereof for all purposes unless the Agent Bank shall have received an executed Transfer Supplement in respect thereof. The Agent Bank shall have no liability for failing or refusing to take any action under this Agreement or any other Financing Document if it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent Bank shall in all cases have no liability in acting, or in refraining from acting, under this Agreement and the other Financing Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks and all future holders of the Notes. This Section 9.4 does not govern the relationship of the Borrower and the Banks.

               Section 9.5.  Notice of Default.  The Agent Bank
     shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the

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     Agent Bank has received written notice from a Bank or the
     Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent Bank receives such a notice, the Agent Bank shall promptly deliver copies thereof to the Banks. The Agent Bank shall take such action with respect to such Default or Event of Default as shall be directed by the Required Banks; provided that unless and until the Agent Bank shall have received such directions, the Agent Bank may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as the Agent Bank shall deem advisable and in the best interests of the Banks.

               Section 9.6. Non-Reliance on Agent Bank and Other Banks. Each Bank expressly acknowledges that neither the Agent Bank, nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent Bank hereafter taken, including, without limitation, any review of the affairs of any Project Party, shall be deemed to constitute any representation or warranty by the Agent Bank. Each Bank represents and warrants to the Agent Bank that it has, independently and without reliance upon the Agent Bank or any other Bank and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Project Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent Bank or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of the Project Parties. Except for notices, reports and other documents expressly required under the Financing Documents to be furnished to the Banks by the Agent Bank, the Agent Bank shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Project Parties which may come into the possession of the Agent Bank or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

               Section 9.7. Bank Indemnification. The Banks agree to indemnify the Agent Bank and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for the Agent Bank or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Agent Bank or such Person shall be designated a party thereto) that may at any time

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

     (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent Bank or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereby or the execution, delivery or performance of any Transaction Document (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the Agent Bank or such Person as finally determined by a court of competent jurisdiction).

               Section 9.8. Agent Bank in its Individual Capacity. The Agent Bank and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Project Parties as though the Agent Bank were not the Agent Bank hereunder. With respect to Loans made or renewed by it and any Note issued to it, the Agent Bank shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent Bank, and the terms "Bank" and "Banks" shall include the Agent Bank in its individual capacity.

               Section 9.9. Successor Agent Bank. The Agent Bank may resign as Agent Bank upon thirty (30) days notice to the Borrower and the Banks and the Agent Bank may be removed from its position as Agent Bank at any time by the vote of the Required Banks. If the Agent Bank shall resign as Agent Bank under this Agreement or be removed pursuant to the preceding sentence, then the Required Banks during such 30-day period shall appoint from among the Banks a successor agent, and upon the acceptance by such successor Agent Bank and its execution of a Confidentiality Agreement, the successor agent shall succeed to the rights, powers and duties of the Agent Bank and the term "Agent Bank" shall mean such successor agent, effective upon its appointment and acceptance, and the former Agent Bank's rights, powers and duties as Agent Bank shall then be terminated, without any other or further act or deed on the part of such former Agent Bank or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent Bank's resignation hereunder as Agent Bank, the provisions of this Article IX and Section 11.1 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent Bank under this Agreement.


     ARTICLE X.  THE COLLATERAL AGENT.

               Section 10.1. Appointment. Each Bank hereby irrevocably designates and appoints the Collateral Agent (subject to the first sentence of Section 10.9) as the collateral agent of such Bank under this Agreement and each other Financing Document, and each such Bank irrevocably authorizes the Collateral Agent to take such actions on its behalf under the provisions of this Agreement and each other Financing Document and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and each other Financing Document, together with

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

     such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Collateral Agent shall be read into this Agreement or otherwise exist against the Collateral Agent. The provisions of this Article X are solely for the benefit of the Collateral Agent and the Banks and the Borrower shall not have any rights as a third party beneficiary or otherwise under any of the provisions hereof. In performing its functions and duties hereunder and under the other Financing Documents, the Collateral Agent shall act solely as the collateral agent of the Banks and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of its successors and assigns.

               Section 10.2. Delegation of Duties. The Collateral Agent may execute any of its duties under this Agreement or the other Financing Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties so long as such counsel was selected with reasonable due care. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in- fact selected by it with reasonable care.

               Section 10.3.  Exculpatory Provisions.  The
     Collateral Agent shall not be (i) liable for any action lawfully taken or omitted to be taken by it or any Person described in Section 10.2 under or in connection with this Agreement or any other Financing Document (except for its or such Person's own gross negligence or willful misconduct), or
     (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by any Project Party contained in this Agreement or any other Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document or for any failure of any Project Party to perform their obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of any Project Party. This Section 10.3 is intended solely to govern the relation ship between the Collateral Agent, on the one hand, and the Banks, on the other.

               Section 10.4. Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation,

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

     counsel to any Project Party), independent accountants and other experts selected by the Collateral Agent with reasonable due care. The Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless the Collateral Agent shall have received an executed Transfer Supplement in respect thereof. The Collateral Agent shall have no liability for failing or refusing to take any action under this Agreement or any other Financing Document if it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases have no liability in acting, or in refraining from acting, under this Agreement and the other Financing Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks and all future holders of the Notes. This Section 10.4 does not govern the relationship of the Borrower and the Banks.

               Section 10.5. Notice of Default. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Collateral Agent has received written notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Collateral Agent receives such a notice, the Collateral Agent shall promptly deliver copies thereof to the Agent Bank, which shall promptly deliver copies thereof to the Banks. The Collateral Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Agent Bank (acting upon the instructions of the Required Banks); provided that unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as the Collateral Agent shall deem advisable and in the best interests of the Banks.

               Section 10.6. Non-Reliance on Collateral Agent and Other Banks. Each Bank expressly acknowledges that neither the Collateral Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Collateral Agent hereafter taken, including, without limitation, any review of the affairs of any Project Party, shall be deemed to constitute any representation or warranty by the Collateral Agent. Each Bank represents and warrants to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Project Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Collateral Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis,

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

     appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other conditions and creditworthiness of the Project Parties. Except for notices, reports and other documents expressly required under the Financing Documents to be furnished to the Banks by the Collateral Agent, the Collateral Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, prospects, financial and other conditions or creditworthiness of the Project Parties which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

               Section 10.7. Bank Indemnification. The Banks agree to indemnify the Collateral Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for the Collateral Agent or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Collateral Agent or such Person shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Collateral Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereby or the execution, delivery or performance of any Transaction Document (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the Collateral Agent or such Person as finally determined by a court of competent jurisdiction).

               Section 10.8. Collateral Agent in its Individual Capacity. The Collateral Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Project Parties as though the Collateral Agent were not the Collateral Agent hereunder. With respect to Loans made or renewed by it and any Note issued to it, the Collateral Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Collateral Agent, and the terms "Bank" and "Banks" shall include the Collateral Agent in its individual capacity.

               Section 10.9. Successor Collateral Agent. The Collateral Agent may resign as Collateral Agent upon thirty
     (30) days notice to the Borrower and the Banks and the Collateral Agent may be removed from its position as Collateral Agent at any time by the vote of the Required Banks. If the Collateral Agent shall resign as Collateral Agent under this Agreement or be removed pursuant to the preceding sentence, then the Re-

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

     quired Banks during such 30-day period shall appoint from among the Banks a successor collateral agent with an office in the State of New York, and upon the acceptance by such successor Collateral Agent and its execution of a Confidentiality Agreement, the successor collateral agent shall succeed to the rights, powers and duties of the Collateral Agent and the term "Collateral Agent" shall mean such successor collateral agent, effective upon its appointment and acceptance, and the former Collateral Agent's rights, powers and duties as Collateral Agent shall then be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Article X and Section
     11.1 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.

               Section 10.10.  Administration of the Collateral.
     The Collateral Agent shall hold the Collateral and any Lien thereon for the benefit of the Secured Parties pursuant to the terms of this Agreement, the Security Documents and the other Financing Documents. The Collateral Agent shall administer the Collateral in the manner contemplated by this Agreement, the Security Documents and the other Financing Documents and shall apply the balances from time to time held in the Project Accounts in the manner provided in Article VII. The Collateral Agent shall exercise such rights and remedies with respect to the Collateral (subject to applicable notice and cure period provisions) as are granted to it under this Agreement, the Security Documents and the other Financing Documents, except as otherwise expressly provided in this Agreement, the Security Documents and the other Financing Agreements, as shall be directed by the Agent Bank (acting upon the instructions of the Required Banks). Except as otherwise expressly provided in this Agreement, the Security Documents and the other Financing Documents, no Bank or group of Banks (other than the Required Banks) shall have any right to direct the Collateral Agent to take any action in respect of the Collateral, and no Bank shall have any right to sell, exchange or otherwise deal with any property at any time pledged, assigned or mortgaged to secure the Obligations, or to take action with respect to the Collateral independently of the Collateral Agent, other than to direct the Collateral Agent to take action as provided herein.


     ARTICLE XI.  MISCELLANEOUS

               Section 11.1.  Payment of Expenses and Indemnity.

                    (a)  The Borrower shall, whether or not the
     transactions hereby contemplated are consummated, pay all out-of-pocket costs and expenses of the Agent Bank, the Collateral Agent and each Bank in connection with (i) the negotiation, preparation, execution and delivery of the Financing Documents and the documents and instruments referred to therein, (ii) the syndication, management and agenting of the Loans (in-

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     cluding fees and expenses of the Independent Engineer, the Fuel
     Consultant, the Petrochemical Industry Consultant and the Insurance Consultant in the performance of services contemplated by the terms of this Agreement, or otherwise in providing expertise reasonably deemed necessary by the Agent Bank in connection with any consent or approval by the Banks, the Required Banks or the Agent Bank, or in connection with the reasonably deemed necessary review of any circumstance or condition affecting the Project), (iii) the creation, perfection or protection of the Collateral Agent's Liens on the Collateral (including, without limitation, fees and expenses for title and lien searches and filing and recording fees),
     (iv) the Agent Bank's review and due diligence (including, without limitation, the review of the other Transaction Documents and the fees and expenses of the Independent
     Engineer, the Fuel Consultant, the Petrochemical Industry Consultant and the Insurance Consultant), and (v) any amendment, waiver or consent relating to any of the Financing Documents (including, without limitation, as to each of the foregoing, the fees and disbursements of counsel to the Agent Bank and the Collateral Agent and any other attorneys retained by the Agent Bank and the Collateral Agent and allocated costs of internal counsel).

                    (b) The Borrower shall pay all out-of-pocket costs and expenses of the Agent Bank, the Collateral Agent and each Bank in connection with the preservation of rights under, and enforcement of, the Financing Documents and the documents and instruments referred to therein or in connection with any restructuring or rescheduling of the Obligations (including, without limitation, the fees and disbursements of counsel for the Agent Bank, the Collateral Agent and the Banks and allocated costs of internal counsel).

                    (c) The Borrower shall pay, and hold the Agent Bank, the Collateral Agent and each of the Banks harmless from and against, any and all present and future stamp, excise, mortgage recording and other similar taxes and fees with respect to the foregoing matters and hold the Agent Bank, the Collateral Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes.

                    (d)  The Borrower shall indemnify the Agent
     Bank, the Collateral Agent and each Bank and their respective officers, directors, employees, representatives and agents (each an "Indemnitee") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) (each a "Claim") that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising out of, or in any way related to or by reason of, (i) any of the transactions

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     contemplated hereby or the execution, delivery or performance of any other Financing Document or Transaction Document, (ii) any violation by the Borrower of any applicable Environmental Law or Environmental Approval, (iii) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by the Borrower, including, without limitation, all on-site and off-site activities involving Materials of Environmental Concern, (iv) the breach of any environmental representation or warranty set forth in
     Section 4.23, (v) the grant to the Collateral Agent and the Secured Parties of any Lien on any property or assets of the Borrower or any equity interest in the Borrower, and (vi) the exercise by the Collateral Agent and the Secured Parties of their rights and remedies (including, without limitation, foreclosure) under any agreements creating any such Lien (but excluding, as to any Indemnitee, any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements to the extent caused by reason of the gross negligence or willful misconduct of such Indemnitee as finally determined by a court of competent jurisdiction). If the Borrower shall obtain actual knowledge of any Claim indemnified against under this clause (d), the Borrower shall give prompt notice thereof to the appropriate Indemnitee or Indemnitees, and if any Indemnitee shall obtain actual knowledge of any Claim indemnified under this clause
     (d), such Indemnitee shall give prompt notice thereof to the Borrower; provided that failure to so notify the Borrower shall not release the Borrower from its obligations to indemnify hereunder. With respect to any amount that the Borrower is requested by an Indemnitee to pay by reason of this clause (d), such Indemnitee shall, if so requested by the Borrower and prior to any payment, submit such additional information to the Borrower as the Borrower may reasonably request and which is reasonably available to such Indemnitee to substantiate properly the requested payment. In case any action, suit or proceeding shall be brought against any Indemnitee for which the Indemnitee is indemnified under this clause (d), such Indemnitee shall notify the Borrower of the commencement thereof, and the Borrower shall be entitled, at its expense, acting through counsel reasonably acceptable to such Indemnitee, to participate in, and, to the extent that the Borrower desires to, assume and control the defense thereof; provided, however, that the Borrower shall have acknowledged in writing its obligation to fully indemnify such Indemnitee in respect of such action, suit or proceeding; and provided, further, that the Borrower shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee, (x) (i) such action, suit or proceeding involves any risk of imposition of criminal liability or (ii) such action, suit or proceeding involves any material risk of material civil liability on such Indemnitee or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on, the Collateral or any part thereof, unless, in the case of this clause (x) (ii), the Borrower shall have posted a bond or other security satisfactory to the relevant Indemnitees in respect to such risk or (y) the control of such action, suit or proceeding would involve a bona fide conflict of interest, (B) such proceeding involves Claims not fully indemnified by the Borrower which the Borrower and the Indemnitee have been unable to sever from the indemnified Claim(s), (C) a Default or an Event of Default has occurred and is continuing or (D) such action, suit or

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     proceeding involves matters which extend beyond or are
     unrelated to the transactions contemplated by the Transaction Documents and if determined adversely could be materially detrimental to the interests of such Indemnitee notwithstanding indemnification by the Borrower. The Indemnitee, on the one hand, and the Borrower, on the other hand, may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the other in accordance with the foregoing. Each Indemnitee shall at the Borrower's expense supply the Borrower with such information and documents reasonably requested by the Borrower as are necessary or advisable for the Borrower to participate in any action, suit or proceeding to the extent permitted by this clause (d). Unless an Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under this clause (d) without the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified under this clause (d) with respect to such Claim. In addition, if an Indemnitee, in violation of the Borrower's right to assume and control the defense of any Claim, refuses to permit the Borrower to control the defense after written demand by the Borrower for such control, such Indemnitee waives its right to be indemnified under this clause
     (d) with respect to such Claim. Upon payment in full of any Claim by the Borrower pursuant to this clause (d) to or on behalf of an Indemnitee, the Borrower without any further action shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with the Borrower and give such further assurances as are necessary or advisable to enable the Borrower vigorously to pursue such claims. The Borrower's obligations and rights under this Section 11.1 shall survive the repayment of all Obligations and the termination of this Agreement.

               Section 11.2. Right of Set-off. In addition to any rights now or hereafter granted under applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower to such Bank under this Agreement or under any of the other Financing Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to
     Section 2.22, and all other claims of any nature or description arising out of or connected with this Agreement or any other Financing Document, irrespective of whether or not such Bank shall have made any

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     demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

               Section 11.3.  Notices.  Except as otherwise
     expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy, telex or cable communication), and shall be deemed to have been duly given or made when delivered by hand, or upon actual receipt if deposited in the United States mail, postage prepaid, or, in the case of telex notice, when answerback is received, or, in the case of telecopy notice, when confirmation is received, or, in the case of a nationally recognized overnight courier service, one Business Day after delivery to such courier service, addressed, in the case of each party hereto, at its address specified opposite its signature below or on the appropriate Transfer Supplement, or to such other address as may be designated by any party in a written notice to the other parties hereto; provided that notices and communications to the Agent Bank, the Collateral Agent or the Banks by the Borrower shall not be effective until received by the Agent Bank, the Collateral Agent or the Banks, as the case may be.

               Section 11.4.  Successors and Assigns; Participation;
     Assignments.

                    (a)  Successors and Assigns.  This Agreement
     shall be binding upon and inure to the benefit of the Borrower, the Banks, the Agent Bank, the Collateral Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank. No Bank may participate, assign or sell any of its Credit Exposure (as defined in clause (b) below) except as required by operation of Law, in connection with the merger, consolidation or dissolution of any Bank or as provided in this Section 11.4.

                    (b) Participation. Subject to the terms of the Financing Documents, the Banks may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank and/or any other interest of such Bank hereunder (in respect of any such Bank, its "Credit Exposure"); provided, however, that Chase shall at all times retain the leadership position among all Participants in the aggregate Credit Exposures of all Banks. No sale of a participating interest of less than $2,500,000 shall be permitted. Notwithstanding any such sale by a Bank of participating interests to a Participant, such Bank's rights and obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement (except as expressly provided below), and the Borrower, the Agent Bank and the Collateral Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. The Borrower agrees that if any Obligations are due and unpaid, or shall have been declared or shall have become due and payable upon

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     the occurrence and during the continuance of an Event of
     Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note; provided that such right of set-off shall be subject to the obligations of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in Section 2.22. The Borrower acknowledges that each Participant shall be entitled to the benefits of Sections 2.15, 2.16, 2.17, 2.18,
     2.19 and 2.22; provided that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Bank would have been entitled to receive in respect of the amount of the participating interest transferred by such transferor Bank to such Participant had no such transfer occurred. Each Bank agrees that any agreement between such Bank and any such Participant in respect of such participating interest shall not restrict such Bank's right to agree to any amendment, supplement, waiver or modification to this Agreement or any other Transaction Document, except where the result of any of the foregoing would be to extend the final maturity of any Obligation or any regularly scheduled installment thereof, reduce the rate of interest or Fees, extend the time of payment of interest thereon, reduce the principal amount thereof or release all or substantially all of the Collateral.

                    (c) Assignments. Subject to the terms of the Financing Documents, each of the Banks may, in the ordinary course of its business and in accordance with applicable Law, at any time assign to any Person (each an "Assignee") with the consent of the Agent Bank all or any part of its Credit Exposure. No assignment of Credit Exposure in an amount less than $2,500,000 shall be permitted. The Borrower, the Agent Bank, the Collateral Agent and the Banks agree that to the extent of any such assignment the Assignee shall be deemed to have the same rights and benefits under the Financing Documents and the same rights of set-off and obligation to share pursuant to Section 2.22 as it would have had if it were a Bank hereunder; provided that the Borrower, the Agent Bank and the Collateral Agent shall be entitled to continue to deal solely and directly with the assignor Bank in connection with the interests so assigned to the Assignee and the assignor Bank shall continue to be responsible for the performance of its obligations under this Agreement unless and until such Assignee becomes a Purchasing Bank pursuant to clause (d) below.

                    (d) Assignments to Purchasing Banks. Any Bank may at any time and from time to time assign to one or more Persons ("Purchasing Banks") all or any part of its Credit Exposure pursuant to a supplement to this Agreement substantially in the form of Exhibit K (a "Transfer Supplement"), executed by such Purchasing Bank, such transferor Bank, the Agent Bank and the Collateral Agent. Any Purchasing Bank must be rated at least "A" by S&P and "A2" by Moody's. No assignment of Credit Exposure in an amount less than $2,500,000 shall be permitted. Any such partial assignment shall be an assignment of an identical percentage of the transferor Bank's Loans and Commitments. Upon (i) such execution of such Transfer Supplement, (ii) delivery of an executed copy

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     thereof to the Borrower and the Agent Bank and (iii) payment by such Purchasing Bank to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Purchasing Bank, such transferor Bank shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Bank shall for all purposes be a Bank party to this Agreement and shall have all of the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Banks, the Collateral Agent or the Agent Bank shall be required. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank as a Bank and the resulting adjustment of the Commitments, if any, arising from the purchase by such Purchasing Bank of all or a portion of the Credit Exposure of such transferor Bank. Promptly after the consummation of any transfer to a Purchasing Bank pursuant hereto, the transferor Bank, the Agent Bank and the Borrower shall make appropriate arrangements so that a replacement Note is issued to such transferor Bank and a new Note is issued to such Purchasing Bank, in each case in principal amounts reflecting such transfer.

                    (e)  Additional Provisions for Letters of
     Credit. In connection with any acquisition of Credit Exposure in respect of Letters of Credit, each Transferee further agrees as follows:

                         (i)  The Issuing Bank is hereby
          appointed as agent by each Transferee for the limited purpose of making and receiving payments, and examining, accepting or rejecting drafts in respect of any Letters of Credit and, in this connection, shall have such additional powers as are reasonably incidental thereto;

                         (ii)  Any Fee paid or payable to the
          Issuing Bank (including, without limitation, commitment fees and issuance fees) in respect of any Letter of Credit shall, to the extent that such Fee relates to the time after a Transferee has acquired Credit Exposure in respect of such Letter of Credit, be payable to such Transferee in accordance with the terms hereof so that each such Transferee shall share in such Fee to the extent paid or payable for (or in the case of issuance fees to the extent allocable to) the period commencing on the date its respective Credit Exposure was acquired; and

                         (iii)  Upon the issuance by the
          Issuing Bank of any Letter of Credit on or after the Closing Date, each Transferee having Credit Exposure in respect of Letters of Credit shall automatically acquire a participation in the liability under such Letter of Credit in an amount equal to its applicable percentage of the Stated Amount of such Letter of Credit.

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                    (f)  Disclosure of Information; Cooperation.
     The Borrower authorizes each Bank to disclose to any Participant, Assignee or Purchasing Bank (each, a "Transferee") and any prospective Transferee (provided that such Transferee has agreed to be bound by and complies with the confidentiality requirements set forth in Section 11.18) any and all financial and other information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower or the Agent Bank in connection with such Bank's credit evaluation of the Borrower prior to entering into this Agreement. The Borrower shall cooperate with the Agent Bank and the Banks in connection with any sale of a participation in, or assignment of, Credit Exposure in accordance with this Section 11.4.

                    (g) Regulation A. Notwithstanding any other language in this Agreement, any Bank may at any time assign all or any portion of its rights under this Agreement and the Notes to a Federal Reserve Bank as collateral in accordance with Regulation A of the Board of Governors of the Federal Reserve System and the applicable operating circular of such Federal Reserve Bank.

                    (h) Notice to Borrower. So long as no Default or Event of Default has occurred and is continuing, the Agent Bank shall notify the Borrower of the occurrence of any sale or assignment pursuant to this Section 11.4.

                    (i) Violation of Law. No Bank shall sell or assign all or any portion of its Credit Exposure if such sale or assignment would result in a violation of Law by the Borrower or any Bank.

               Section 11.5. Amendments and Waivers. Neither this Agreement, any Note, any other Financing Document to which the Borrower is a party nor any terms hereof or thereof may be amended, supplemented, modified or waived except in accordance with the provisions of this Section 11.5. The Required Banks and the Borrower may, from time to time, enter into written amendments or waivers of this Agreement, the Notes or the other Financing Documents to which the Borrower is a party; provided that no such amendment or waiver shall (i) extend either the Final Maturity Date or any installment or required payment or prepayment of any Obligations or reduce the rate or extend the time of payment of interest on any Obligations, or reduce the principal amount of any Obligations or reduce any fee payable to the Banks hereunder, or release all or substantially all of the Collateral (except as expressly permitted by the Security Documents) or change the amount of any Commitment of any Bank, or amend, modify or waive any provision of this Section 11.5 or the definition of Required Banks, or consent to or permit the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or any other Financing Document, or release any Equity Contributor from its obligation to make Equity Contributions under the Equity Commitment Agreement, or change the number or percentage of Banks who must approve the satisfaction of any

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     condition precedent, or eliminate or reduce any requirement set forth in Article IV in each case without the written consent of all of the Banks, or (ii) amend, modify or waive any provision of Article IX or any other provision of any Financing Document if the effect thereof is to affect the rights or duties of the Agent Bank, without the written consent of the then Agent Bank, or (iii) amend, modify or waive any provision of Article X or any other provision of any Financing Document if the effect thereof is to affect the rights or duties of the Collateral Agent, without the written consent of the then Collateral
     Agent. Any such amendment, supplement, modification or waiver shall apply to each of the Banks equally and shall be binding upon the Borrower, the Banks, the Agent Bank, the Collateral Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Banks, the Agent Bank and the Collateral Agent shall be restored to their former positions and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

               Section 11.6. No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent Bank, the Collateral Agent or any Bank or any holder of a Note in exercising any right, power or privilege hereunder or under any other Financing Document and no course of dealing between the Borrower and the Agent Bank, the Collateral Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Financing Document preclude any other or further exercise thereof of the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent Bank, the Collateral Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent Bank, the Collateral Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

               Section 11.7.  No Third Party Beneficiaries.   The
     agreement of the Banks to make the Loans on the terms and conditions set forth in this Agreement are solely for the benefit of the Borrower, and no other Person (including any other Project Party, obligor, contractor, subcontractor, supplier or materialman furnishing supplies, goods or services to or for the benefit of the Project) shall have any rights hereunder, as against the Agent Bank, the Collateral Agent or any Bank, under any other Transaction Document or with respect to the Loans or the proceeds thereof.

               Section 11.8. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each

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     of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

               Section 11.9. Effectiveness. This Agreement shall become effective on the date on which all of the parties hereto shall have signed a counterpart hereof and shall have delivered the same to the Agent Bank, which delivery, in the case of the Banks and the Collateral Agent, may be given to the Agent Bank by telecopy (with the originals delivered promptly to the Agent Bank via overnight courier service).

               Section 11.10. Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

               Section 11.11. Marshalling; Recapture. None of the Agent Bank, the Collateral Agent nor any Bank shall be under any obligation to marshall any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent any Bank receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or its estate, trustee, receiver, custodian or any other party under any bankruptcy Law, state or federal Law, common Law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Borrower to such Bank as of the date such initial payment, reduction or satisfaction occurred.

               Section 11.12. Severability. In case any provision in or obligation under this Agreement, the Notes or the other Financing Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

               Section 11.13. Survival. All representations, warranties and indemnities set forth herein including, without limitation, in Sections 2.15, 2.16, 2.17, 2.18, 2.19, 2.22 and
     11.1 shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans.

               Section 11.14.  Domicile of Loans.  Each Bank may
     transfer and carry its Loans to or for the account of any branch office, subsidiary or Affiliate of such Bank.

               Section 11.15. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be

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     otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

               Section 11.16. Limitation of Liability. No Equity Holder or any other Person shall be personally liable (whether by operation of Law or otherwise) for payments due hereunder or under any other Financing Document for the performance of any Obligations except as expressly provided in such Financing Document. The sole recourse of the Secured Parties for satisfaction of the Obligations shall be against the Borrower and its assets and not against any other Person; provided, however, that (i) nothing in this Section 11.16 shall limit or otherwise prejudice in any way the right of the Secured Parties to proceed against any Person with respect to the enforcement of such Person's obligations (or the enforcement of the Secured Parties' rights) under any Transaction Document to which it is a party, and (ii) recourse against a Person for such Person's fraud or intentional misrepresentation shall not be limited by this Section 11.16.

               Section 11.17.  Governing Law; Submission to
     Jurisdiction; Waiver of Jury Trial.

                    (a)  THIS AGREEMENT, EACH OTHER FINANCING
     DOCUMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                    (b) ANY LEGAL ACTION OR PROCEEDING AGAINST ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. THE BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM WITH OFFICES ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE AND ACCEPT FOR AND ON ITS BEHALF SERVICE OR ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE BORROWER AGREES TO DESIGNATE A NEW DESIGNEE,

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     APPOINTEE AND AGENT IN NEW YORK CITY ON TERMS AND FOR PURPOSES
     OF THIS PROVISION SATISFACTORY TO THE AGENT BANK. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS REFERRED TO IN SECTION 11.3. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED IN ANY OTHER JURISDICTION.

                    (c)  EACH OF THE BORROWER AND THE SECURED
     PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN
     CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION
     DOCUMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

               Section 11.18. Confidentiality. Each of the Agent Bank, the Collateral Agent and the Banks agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to execute and deliver a confidentiality agreement substantially in the form of Exhibit L (each a "Confidentiality Agreement") and in accordance therewith to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling Confidential Information and in accordance with safe and sound banking practices, any Confidential Information received by such Person; provided that nothing herein shall limit the disclosure of information to the extent that such information
     (i) is in the public domain at the time of disclosure, (ii) following disclosure, becomes generally known or available through no act or omission of the Agent Bank, the Collateral Agent or any Bank, as the case may be, (iii) is known, or becomes known, to the Agent Bank, the Collateral Agent or any Bank, as the case may be, from a source other than the Borrower (provided that disclosure by such source is not in breach of a confidentiality agreement with the Borrower), (iv) is independently required to be disclosed by the Agent Bank, the Collateral Agent or any Bank, as the case may be, without violating any of such Person's obligations under the Confidentiality Agreement to which such Person is a party or
     (v) is legally required to be disclosed by Law or judicial

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

     or other governmental action; provided that prompt notice of such legal requirement or such judicial or other governmental action shall have been given to the Disclosing Party (as defined in each Confidentiality Agreement) and that the Disclosing Party shall be afforded the opportunity (consistent with the legal obligations of the Receiving Party (as defined in each Confidentiality Agreement)) to exhaust all reasonable legal remedies to maintain the Confidential Information in confidence; provided, further that nothing herein shall limit the disclosure of Confidential Information to (i) the Agent Bank's, the Collateral Agent's or any Bank's, as the case may be, Affiliates, directors, officers, employees, attorneys, accountants, consultants, advisors or agents or (ii) any Transferee (or prospective Transferee) so long as such Transferee (or prospective Transferee) first executes and delivers to the respective Bank a Confidentiality Agreement; provided, further that, unless specifically prohibited by applicable Law or court order, the Agent Bank, the Collateral Agent or the affected Bank shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any Confidential Information (x) by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of the Agent Bank or the Collateral Agent or effected by such governmental agency) or (y) pursuant to legal process; and provided finally that in no event shall the Agent Bank, the Collateral Agent or any Bank be obligated or required to return any materials furnished by the Borrower (except as may be required under any Confidentiality Agreement). The obligations of the Agent Bank, the Collateral Agent or any Bank under this
     Section 11.18 shall supersede and replace the obligations of the Agent Bank, the Collateral Agent or any Bank under any other confidentiality agreement in respect of this financing signed and delivered by Agent Bank, the Collateral Agent or any Bank to the Borrower prior to the date hereof or prior to the date on which any Person becomes a Transferee.

               Section 11.19. Removal by Assignment of Banks. If any Bank shall (i) make any demand for payment under Section 2.16(a)(B), 2.18 or 2.19, (ii) give notice to the Borrower pursuant to Section 2.16(a)(iii), or (iii) fails to make available to the Agent Bank its Pro Rata Share of Loans to be made on the date specified in any Notice of Borrowing in accordance with Section 2.5(a), the Borrower may demand and the affected Bank or the Defaulting Bank, as the case may be, shall assign in accordance with Section 11.4(c) to one or more other Banks designated by the Borrower all (but not less than all) of such Bank's Commitment. If any such Bank designated by the Borrower shall fail to consummate such assignment on terms acceptable to the affected Bank, or if the Borrower shall fail to designate any such other Bank for all of the affected Bank's commitment, then such demand by the Borrower shall become ineffective; it being understood for purposes of this Section
     11.19 that such assignment shall be conclusively deemed to be on terms acceptable to the affected Bank, and the affected Bank shall be compelled to consummate such assignment to such other Bank designated by the Borrower, if such other Bank (1) shall agree to such assignment and (2) shall offer compensation to the affected Bank in an amount equal to all amounts then owing by the Borrower to the affected Bank hereunder

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

     and under the Notes made by the Borrower to the affected Bank, whether for principal, interest, Fees, costs or expenses.

               Section 11.20. Change of Lending Office. If an event occurs with respect to a lending office of any Bank that obligates the Borrower to pay any amount under Section 2.7(d), 2.17, 2.18 or 2.19, makes operable Section 2.16(a)(iii) or entitles the Bank to make a claim under Section 2.16(a)(B), such Bank shall, if requested by the Borrower, use reasonable efforts to designate another lending office or offices the designation of which will reduce the amount the Borrower is so obligated to pay, eliminate such operability or reduce the amount the Bank is so entitled to claim; provided that such designation would not, in the sole discretion of the Bank, be disadvantageous to such Bank in any manner or contrary to such Bank's policy. Any Bank may at any time and from time to time change any lending office and shall give notice of any such change to the Agent Bank, the Collateral Agent and the Borrower.

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

               IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Credit Agreement as of the date first above written.

                              NRG (MORRIS) COGEN, LLC,
                              as the Borrower


                              By: /s/ James J. Bender
                                  Name:  James J. Bender
                                  Title: Member Representative

                              Address for Notices:

                              1221 Nicollet Mall
                              Suite 700
                              Minneapolis, Minnesota 55403-2445
                              Attention: President
                              Telephone: (612) 373-5400
                              Facsimile: (612) 373-5430


                              THE CHASE MANHATTAN BANK,
                              as a Bank


                              By: /s/ Thomas Case
                                     Name:  Thomas L. Case
                                     Title: Vice President

                              Address for Notices:

                              One Chase Manhattan Plaza
                              New York, New York 10081
                                  Attention: Global Power and
                                  Environmental Group
                              Telephone:
                              Facsimile:

                              THE CHASE MANHATTAN BANK,
                              as the Agent Bank


                              By: /s/ Thomas Case
                                     Name:  Thomas L. Case
                                     Title: Vice President

                              Address for Notices:

                              One Chase Manhattan Plaza
                              New York, New York 10081
                                  Attention: Global Power and
                                  Environmental Group
                              Telephone:
                              Facsimile:


                              THE CHASE MANHATTAN BANK,
                              as the Collateral Agent


                              By: /s/ Annette M. Marsula
                                  Name:  Annette M. Marsula
                                  Title: Assistant Vice President

                              Address for Notices:

                              450 West 33rd Street, 15th Floor
                              New York, New York 10001
                              Attention: Annette Marsula
                              Telephone: (212) 946-7557
                              Facsimile: (212) 946-8177/8178